Filed Pursuant to Rule 424(b)(5)
Registration No. 333-187610

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Offering Price	Amount of Registration Fee(1)
3.875% Convertible Senior Notes due 2021	$172,500,000(1)	$1,000	$172,500,000(1)	$22,218(2)
Common Stock, par value $0.01 per share	(3)	(3)	(3)	(3)

(1)	Includes 3.875% Convertible Senior Notes due 2021 that may be purchased by the underwriters pursuant to their option to purchase additional 3.875% Convertible Senior Notes due 2021 to cover over-allotments, if any.
(2)	Calculated in accordance with Rule 457(o) and Rule 457(r) under the Securities Act and relates to the Registration Statement on Form S-3 (File No. 333-187610) filed by Colony Financial, Inc. on March 29, 2013.
(3)	There are also being registered hereby an indeterminate number of shares of common stock into which the 3.875% Convertible Senior Notes due 2021 may be converted. Pursuant to Rule 457(i) under the Securities Act, no separate registration fee is payable where convertible securities and the securities into which conversion is offered are registered at the same time and no additional consideration is to be received in connection with the exercise of the conversion privilege.

PROSPECTUS    SUPPLEMENT

(To prospectus dated March 29, 2013)

$150,000,000

3.875% Convertible Senior Notes due 2021

We are offering $150,000,000 aggregate principal amount of additional 3.875% Convertible Senior Notes due 2021, or the additional notes, under this prospectus supplement. The additional notes will bear interest at a rate equal to 3.875% per year, payable semiannually in arrears on January 15 and July 15 of each year, beginning on July 15, 2014. The notes will mature on January 15, 2021.

The $150,000,000 aggregate principal amount of additional notes being offered hereby constitute a further issuance of and are fungible with the $230,000,000 aggregate principal amount of 3.875% Convertible Senior Notes due 2021 that we issued on January 28, 2014 (the “initial notes”) and form a single series of securities with the initial notes. Unless the context requires otherwise, we refer to the additional notes and the initial notes as the “notes.” The additional notes will have terms identical to the initial notes, other than issue date and offering price, and will have the same CUSIP number as, and will be fungible with and vote together with, the initial notes immediately upon issuance.

Holders may convert any of their notes into shares of our common stock at their option, at the applicable conversion rate, at any time prior to the close of business on the second scheduled trading day immediately preceding the maturity date, unless the notes have been previously repurchased or redeemed by us.

The conversion rate will initially equal 40.2941 shares of common stock per $1,000 principal amount of notes (equivalent to a conversion price of approximately $24.82 per share of common stock). The conversion rate will be subject to adjustment upon the occurrence of certain events, but will not be adjusted for any accrued and unpaid interest. In addition, following the occurrence of a make-whole fundamental change, we will, in certain circumstances, increase the conversion rate for a holder that converts its notes in connection with such make-whole fundamental change.

The notes will be subject to redemption at our option, in whole or in part, on any business day on or after January 22, 2019 if the last reported sale price of our common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period ending on, and including, the trading day immediately preceding the date on which we provide notice of redemption at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. No sinking fund will be provided for the notes.

If we undergo a fundamental change, holders may require us to purchase the notes in whole or in part for cash at a fundamental change purchase price equal to 100% of the principal amount of the notes to be purchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change purchase date.

The additional notes will be our senior unsecured obligations and will rank senior in right of payment to any future indebtedness that is expressly subordinated in right of payment to the notes, equal in right of payment to our existing and future unsecured indebtedness that is not so subordinated, effectively junior to any future secured indebtedness to the extent of the value of the assets securing such indebtedness and structurally junior to all existing and future indebtedness (including trade payables) and preferred equity of our subsidiaries, as described in this prospectus supplement.

We do not intend to apply for listing of the notes on any securities exchange. Our common stock, par value $0.01 per share, is listed on the New York Stock Exchange under the trading symbol “CLNY.”

The last reported sale price of our common stock on the New York Stock Exchange on June 11, 2014 was $22.26 per share.

Investing in the additional notes involves certain risks. See “Risk Factors” beginning on page S-8 of this prospectus supplement and in the reports we file with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, incorporated by reference in this prospectus supplement and the accompanying prospectus, to read about factors you should consider before making an investment in the additional notes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Note	Total
Public offering price (1)	101.25%	$151,875,000
Underwriting discounts and commissions	2.5%	$3,750,000
Proceeds, before expenses, to us	98.75%	$148,125,000

(1)	Plus accrued interest from January 28, 2014.

The purchase price for the additional notes will include the public offering price and accrued interest from January 28, 2014 to the time of delivery and interest on the additional notes will accrue from January 28, 2014.

To the extent the underwriters sell more than $150,000,000 principal amount of additional notes, the underwriters will have the option to purchase within 30 days from the date of this prospectus supplement up to an additional $22,500,000 principal amount of additional notes from us at the public offering price less the underwriting discount to cover over-allotments, if any.

The underwriters expect to deliver the additional notes in book-entry form only through the facilities of The Depository Trust Company on or about June 17, 2014.

BofA Merrill Lynch	Barclays	Credit Suisse	Deutsche Bank Securities

The date of this prospectus supplement is June 11, 2014.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to this offering. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus, on the other hand, the information in this prospectus supplement shall control. In addition, any statement in a filing we make with the Securities and Exchange Commission, or the SEC, that adds to, updates or changes information contained in an earlier filing we made with the SEC shall be deemed to modify and supersede such information in the earlier filing.

You should read this document together with additional information described under the heading “Where You Can Find More Information and Incorporation by Reference” in this prospectus supplement. You should rely only on the information contained or incorporated by reference in this document. Neither we nor the underwriters have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information in this prospectus supplement and the accompanying prospectus, as well as the information we have previously filed with the SEC and incorporated by reference in this document, is accurate only as of its date or the date which is specified in those documents.

Unless the context requires otherwise, references in this prospectus supplement to “Colony,” “the Company,” “we,” “us,” “our” or “our company” are to Colony Financial, Inc., a Maryland corporation, and its subsidiaries. We refer to our manager, Colony Financial Manager, LLC, as our “Manager,” and the parent company of our Manager, Colony Capital, LLC, together with its consolidated subsidiaries (other than us), as “Colony Capital.” The term “you” refers to a prospective investor.

S-ii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents that we incorporate by reference into these documents contain forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange of 1934, as amended, or the Exchange Act. We caution investors that any forward-looking statements presented in this prospectus supplement, the accompanying prospectus and the documents that we incorporate by reference into these documents are based on management’s beliefs and assumptions made by, and information currently available to, management. When used, the words “anticipate,” “believe,” “expect,” “intend,” “may,” “might,” “plan,” “estimate,” “project,” “should,” “will,” “result” and similar expressions, which do not relate solely to historical matters, are intended to identify forward-looking statements. Such statements are subject to risks, uncertainties and assumptions and are not guarantees of future performance, which may be affected by known and unknown risks, trends, uncertainties and factors that are beyond our control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. We caution you that while forward-looking statements reflect our good faith beliefs when we make them, they are not guarantees of future performance and are impacted by actual events when they occur after we make such statements. We expressly disclaim any responsibility to update forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Accordingly, investors should use caution in relying on past forward-looking statements, which are based on results and trends at the time they are made, to anticipate future results or trends.

Some of the risks and uncertainties that may cause our actual results, performance or achievements to differ materially from those expressed or implied by forward-looking statements include, among others, the following:

•	the use of proceeds of this offering and future offerings of securities;

•	market trends in our industry, interest rates, real estate values, the debt securities markets or the general economy or the demand for commercial real estate loans;

•	our business and investment strategy, including the ability of CAH Operating Partnership, L.P. (“CAH OP”) (in which we have a significant investment) to execute its single-family home rental strategy;

•	our projected operating results;

•	actions and initiatives of the U.S. government and changes to U.S. government policies and the execution and impact of these actions, initiatives and policies;

•	the state of the U.S. economy generally or in specific geographic regions;

•	our ability to obtain and maintain financing arrangements, including securitizations;

•	the amount of commercial mortgage loans requiring refinancing in future periods;

•	the availability of attractive investment opportunities;

•	the availability and costs of debt financing from traditional lenders;

•	the volume of short-term loan extensions;

•	the demand for new capital to replace maturing loans;

•	the amount of capital we intend to invest in our single-family home rental strategy in the near term;

S-iii

•	our expected leverage;

•	general volatility of the securities markets in which we participate;

•	changes in the value of our assets;

•	interest rate mismatches between our target assets and any borrowings used to fund such assets;

•	changes in interest rates and the market value of our target assets;

•	changes in prepayment rates on our target assets;

•	effects of hedging instruments on our target assets;

•	rates of default or decreased recovery rates on our target assets;

•	the degree to which our hedging strategies may or may not protect us from interest rate volatility;

•	impact of and changes in governmental regulations, tax law and rates, accounting guidance and similar matters;

•	our ability to maintain our qualification as a real estate investment trust (“REIT”) for U.S. federal income tax purposes;

•	our ability to maintain our exemption from registration as an investment company under the Investment Company Act of 1940, as amended (the “1940 Act”);

•	availability of opportunities to acquire commercial mortgage-related, real estate-related and other securities;

•	availability of qualified personnel;

•	the possible internalization of our Manager;

•	estimates relating to our ability to make distributions to our stockholders in the future; and

•	our understanding of our competition.

While forward-looking statements reflect our good faith beliefs, assumptions and expectations, they are not guarantees of future performance. Furthermore, we disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a detailed discussion of the risks and uncertainties that may cause our actual results, performance or achievements to differ materially from those expressed or implied by forward-looking statements, see the section entitled “Risk Factors” in our Annual Report on Form 10-K as amended by our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2013, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2014, this prospectus supplement and the accompanying prospectus, and in other documents that we may file from time to time in the future with the SEC. Moreover, because we operate in a very competitive and rapidly changing environment, new risk factors are likely to emerge from time to time. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results.

S-iv

PROSPECTUS SUMMARY

This summary description of us and our business highlights selected information about us contained elsewhere in this prospectus supplement or the accompanying prospectus or the documents incorporated by reference herein or therein. This summary does not contain all of the information about us that you should consider before buying additional notes in this offering. You should carefully read this entire prospectus supplement and the accompanying prospectus, including each of the documents incorporated herein and therein by reference, before making an investment decision.

Our Company

We are a real estate investment and finance company that owns and manages a diversified portfolio of real estate-related debt and equity investments, including ownership interests in single-family homes for the purpose of renting the homes to tenants. We were formed on June 23, 2009 as a Maryland corporation and completed our initial public offering on September 29, 2009. Our investment portfolio and target assets are primarily composed of interests in: (i) real estate and real estate-related debt, including loans acquired at a discount to par in the secondary market and new originations; and (ii) real estate equity, including single-family homes held as rental investment properties. Secondary debt purchases may include performing, sub-performing or non-performing loans (including loan-to-own strategies). We invest in single-family homes through our investment in CAH OP, an investment vehicle externally managed and advised by an affiliate of our Manager.

Our objective is to provide attractive risk-adjusted returns to our investors through a diversified portfolio of real estate-related debt and equity investments, including single-family homes to be rented to tenants. The total return profile of our investments is composed of both current yield, which is distributed through regular-way dividends, and capital appreciation potential, which is distributed through regular-way and/or special dividends.

We are externally managed and advised by our Manager pursuant to the terms of a management agreement. Our Manager is a wholly-owned subsidiary of Colony Capital, a privately held independent global real estate investment firm founded in 1991 by Thomas J. Barrack, Jr., our Executive Chairman.

We are organized and conduct our operations to qualify as a REIT, and generally are not subject to U.S. federal income taxes on our taxable income to the extent that we annually distribute all of our taxable income to stockholders and maintain qualification as a REIT, although we are subject to U.S. federal income tax on income earned through our taxable subsidiaries. We also operate our business in a manner that will permit us to maintain our exemption from registration as an investment company under the 1940 Act.

Our principal executive offices are located at 2450 Broadway, 6th Floor, Santa Monica, CA, 90404. Our telephone number is (310) 282-8820, and our website address is www.colonyfinancial.com. The information found on or accessible through our website is not incorporated into, and does not form a part of, this prospectus or any applicable prospectus supplement.

Recent Developments

Financing Activities

On April 10, 2014, we transferred eleven variable rate commercial mortgage loans originated within our Transitional CRE Lending Platform into a newly formed indirect wholly-owned subsidiary, Colony Mortgage Capital Series 2014-FL1, Ltd. (the “Issuer”). The Issuer issued several classes of secured notes and income notes (the “2014-FL1 Notes”). The 2014-FL1 Notes are secured by all of the assets of the Issuer. In connection with the securitization, the Issuer offered and sold to third parties the four most senior classes of the 2014-FL1 Notes (collectively, the “Offered Notes”) with an aggregate principal balance of approximately $126.2 million and a weighted average coupon of London Interbank Offered Rate (“LIBOR”) plus 1.78%. The proceeds from the sale of the Offered Notes, net of securitization costs, were approximately $122.3 million.

Investment Activities

In April 2014, we invested in a joint venture with a minority unaffiliated investor to originate a $16.5 million B-note secured by three retail assets in Pennsylvania and Ohio. The loan bears a 10.5% fixed interest rate with a 30-year amortization schedule and matures in April 2024. The Company’s share of this investment is 99%, or $16.3 million.

In April 2014, we originated a $63 million first mortgage loan secured by a development site in the Times Square submarket of Manhattan. The loan bears an interest rate of LIBOR plus 9.75% (with a 0.25% LIBOR Floor), with a 1% origination fee and a 1% exit fee. The initial term of the loan is 18 months, plus two 6-month extension options.

From April 1, 2014 to June 10, 2014, we originated four first mortgage loans with an aggregate unpaid principal balance of $80.2 million and unfunded commitments of $11.4 million within our Transitional CRE Lending Platform. We also funded $0.5 million of our existing loan commitments. One of four loans originated since April 1, 2014 was included along with ten previously originated loans in a floating rate securitization that was completed in April 2014 (see —Financing Activities). The non-securitized loans originated since April 1, 2014 bear interest, on a weighted average basis, at 1-month LIBOR plus 6.2%, and have initial terms of 2 to 3 years. The loans feature one to three 12-month extension options subject to payment of extension fees and satisfaction of certain performance metrics. The underlying collateral includes retail and multifamily properties.

In June 2014, we, in a joint venture with funds managed by affiliates of our manager, financed a tender offer for all the outstanding shares of Société de la Tour Eiffel SA (EPA: EIFF) by Eurobail Group, which owned approximately 30% of EIFF’s shares when the tender offer was launched and is EIFF’s largest shareholder. EIFF owns a portfolio of office assets primarily in and around Paris valued at approximately €700 million. The joint venture acquired €163 million of notes associated with the financing which will be secured by approximately €265 million of EIFF’s shares should the tender achieve 100% success. Each share that is not successfully tendered to Eurobail shall be a euro for euro reduction of the joint venture’s investment. The joint venture’s initial €163 million investment is comprised of a €129 million loan bearing a coupon of approximately 10% and a €34 million loan redeemable into EIFF shares. Our share of the joint venture’s investment is €128 million, or $175 million.

We regularly review and are actively pursuing numerous other investment opportunities, including acquisitions of assets and/or companies. Some of these opportunities may be material in nature, either individually or in the aggregate, and in certain cases one or more of these transactions could materially increase our total assets. In particular, we recently received a proposal from Colony Capital, owner of our manager, regarding a potential transaction for an internalization of the management of our current business and the contribution to the Company of certain other material assets and rights of Colony Capital. The proposal envisions continuity of the senior management of the Company, and that the consideration would be paid in common equity of the Company. A special committee of our board consisting of independent and disinterested directors has been formed and, together with its independent legal and financial advisors engaged for these purposes, will be reviewing the proposal. Any such internalization transaction will be subject to approval of the Company’s stockholders. With respect to this particular opportunity and other opportunities, there is no assurance that we will pursue or continue to pursue any of them or that any of them will be consummated.

Concurrent Preferred Stock Offering

In a concurrent registered offering, we are offering 3,000,000 shares of our Series B Cumulative Redeemable Perpetual Preferred Stock (“Series B Preferred Stock”). The closing of the concurrent offering of Series B Preferred Stock is subject to customary closing conditions. This prospectus supplement and the accompanying prospectus are not, and should not be construed as, an offering of our Series B Preferred Stock. We expect to use a portion of the net proceeds from the Series B Preferred Stock offering to repay amounts outstanding under our secured revolving credit facility, and to use the remainder of the net proceeds from the Series B Preferred Stock offering to acquire our target assets in a manner consistent with our investment strategies and investment guidelines and for working capital and general corporate purposes. There is no guarantee that we will complete an offering of the Series B Preferred Stock at all or what the terms or timing thereof would be. The offering of additional notes and the Series B Preferred Stock are not contingent on one another.

Dividends Declared

On May 8, 2014, our Board of Directors declared a dividend of $0.36 per share of common stock and $0.53125 per share of our Series A Cumulative Redeemable Perpetual Preferred Stock for the quarter ended June 30, 2014. Both will be paid on July 15, 2014 to stockholders of record on June 30, 2014.

THE OFFERING

The following summary is provided solely for your convenience and is not intended to be complete. You should read the full text and more specific details contained elsewhere in this prospectus supplement and the accompanying prospectus. In this section, references to “Colony,” “the Company,” “we,” “us,” “our” or “our company” refer only to Colony Financial, Inc. and not its subsidiaries. For a more detailed description of the additional notes, see “Description of the Notes” in this prospectus supplement and “Description of Debt Securities” in the accompanying prospectus. Unless otherwise noted, the information in this prospectus supplement assumes that the underwriters’ over-allotment option to purchase additional notes will not be exercised.

Issuer	Colony Financial, Inc.

Securities Offered	$150,000,000 principal amount of additional 3.875% Convertible Senior Notes due 2021 (plus up to an additional $22,500,000 principal amount if the underwriters exercise their option to purchase additional notes to cover over-allotments, if any). The additional notes are being offered as additional notes under an indenture pursuant to which we issued $230,000,000 aggregate principal amount of our 3.875% Convertible Senior Notes due 2021 on January 28, 2014. The additional notes and those previously issued initial notes will be treated as a single series of securities under the indenture governing the notes.

Maturity	January 15, 2021, unless earlier repurchased or redeemed by us or converted.

Issue Price	101.25% plus accrued interest from January 28, 2014

Interest Rate and Payment Dates	3.875% per year. Interest will accrue from January 28, 2014 or from the most recent date to which interest has been paid or duly provided for, and will be payable semiannually in arrears on January 15 and July 15 of each year, beginning on July 15, 2014.

We will also pay additional interest as the sole remedy relating to the failure to comply with our reporting obligations as described under “Description of the Notes—Events of Default.”

Conversion Rights	Holders may convert their notes into shares of our common stock at their option, at the applicable conversion rate, prior to the close of business on the second scheduled trading day immediately preceding the maturity date, unless the notes have been previously repurchased or redeemed by us.

The conversion rate will initially equal 40.2941 shares of common stock per $1,000 principal amount of notes (equivalent to a conversion price of approximately $24.82 per share of common stock). The conversion rate will be subject to adjustment upon the occurrence of certain events, but will not be adjusted for any accrued and unpaid interest.

In addition, following the occurrence of a make-whole fundamental change, we will, in certain circumstances, increase the conversion rate for a holder that converts its notes in connection with such make-whole fundamental change. See “Description of the Notes—Adjustment to Conversion Rate Upon Conversion in Connection with a Make-Whole Fundamental Change.”

You will not receive any additional cash payment representing accrued and unpaid interest, if any, upon conversion of a note, except in limited circumstances. Instead, interest will be deemed paid by our delivery of the shares of our common stock, together with any cash payment for any fractional share, into which your note is convertible. See “Description of the Notes—Conversion Rights—General.”

Settlement Upon Conversion	Upon conversion of the notes, a holder will receive, on or prior to the third trading day following the conversion date, a number of shares of common stock equal to (i) (A) the aggregate principal amount of notes to be converted, divided by (B) $1,000, multiplied by (ii) the applicable conversion rate in effect on the conversion date. See “Description of Notes—Conversion Rights—Settlement Upon Conversion.”

Optional Redemption	The notes will be subject to redemption at our option, in whole or in part, on any business day on or after January 22, 2019 if the last reported sale price of our common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period ending on, and including, the trading day immediately preceding the date on which we provide notice of redemption at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date.

Fundamental Change	If we undergo a “fundamental change” (as defined under “Description of the Notes—Fundamental Change Permits Holders to Require Us to Purchase Notes”), subject to certain conditions, you may require us to purchase for cash all or part of your notes. The fundamental change purchase price will equal 100% of the principal amount of the notes to be purchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change purchase date.

Ranking	The notes, including the additional notes, will be our senior unsecured obligations and will rank:

•	senior in right of payment to any future indebtedness we may have that is expressly subordinated in right of payment to the notes;

•	equal in right of payment to our existing and future unsecured indebtedness that is not so subordinated, including our 5.00% Convertible Senior Notes due 2023;

•	effectively junior in right of payment to any of our existing and future secured indebtedness, to the extent of the value of the assets securing such indebtedness; and

•	structurally subordinated to all existing and future indebtedness (including trade payables) and preferred equity of our subsidiaries.

Events of Default	Except as described under “Description of the Notes—Events of Default,” if an event of default with respect to the notes occurs, holders may, upon satisfaction of certain conditions, accelerate the principal amount of the notes plus accrued and unpaid interest. In addition, the principal amount of the notes plus accrued and unpaid interest will automatically become due and payable in the case of certain types of bankruptcy or insolvency events of default involving us.

Restrictions on Ownership and Transfer	To assist us in complying with the limitations on the concentration of ownership of a REIT imposed by the Internal Revenue Code, our charter contains ownership and transfer restrictions relating to our capital stock. See “Restrictions on Ownership and Transfer” in the accompanying prospectus for additional information about these restrictions.

Notwithstanding any other provision of the notes, no holder of notes will be entitled to receive our common stock following conversion of such notes to the extent that receipt of such common stock would cause such holder (after application of certain constructive ownership rules) to exceed the ownership restrictions contained in our charter.

If any delivery of shares of our common stock owed to a holder upon conversion of notes is not made, in whole or in part, as a result of the limitations described above, our obligation to make such delivery shall not be extinguished and we shall deliver such shares as promptly as practicable after any such converting holder gives notice to us that such delivery would not result in it being the beneficial or constructive owner of more than 9.8% (by value or number, whichever is more restrictive) of the shares of common stock, or of our outstanding capital stock, outstanding at such time.

Book-Entry Form	The additional notes will be issued in book-entry form and will be represented by one or more permanent global certificates deposited with, or on behalf of, The Depository Trust Company, which we refer to as DTC, and registered in the name of a nominee of DTC. Beneficial interests in any of the additional notes will be shown on, and transfers will be effected only through, records maintained by DTC or its nominee and any such interest may not be exchanged for certificated securities, except in limited circumstances.

Absence of a Public Market for the Notes

Prior to this offering, there was no public market for the notes, and we do not intend to list the notes on any national securities exchange. If no active trading market develops, you may not be able to resell your notes at their fair market value or at all. Future trading prices of the notes will depend on many factors, including the market price of our common stock, prevailing interest rates, our operating results and the market for similar securities. We have been informed by the representative of the underwriters that certain underwriters currently intend to make a market in the notes after this offering is completed. However, such underwriters are not obligated to do so, and they may cease their market-making at any time and without notice.

No Listing	The initial notes are not listed and we do not intend to apply for listing of the additional notes on any securities exchange. Our common stock is listed on the New York Stock Exchange under the symbol “CLNY.”

Material U.S. Federal Income Tax Consequences	For certain material U.S. federal income tax considerations relating to the purchase, ownership and disposition of the additional notes and the shares of our common stock into which the additional notes are convertible, see “Additional U.S. Federal Income Tax Considerations” in this prospectus supplement and “U.S. Federal Income Tax Considerations” in the accompanying prospectus.

Trustee, Paying Agent and Conversion Agent	The Bank of New York Mellon.

Use of Proceeds	We estimate that the net proceeds from this offering will be approximately $147.8 million (or approximately $170.0 million if the underwriters exercise their option to purchase additional notes to cover over-allotments, if any, in full), after deducting underwriting discounts and commissions and estimated offering expenses payable by us. We expect to use a portion of the net proceeds from this offering to repay amounts outstanding under our secured revolving credit facility, and to use any remainder of the net proceeds from this offering to acquire our target assets in a manner consistent with our investment strategies and investment guidelines and for working capital and general corporate purposes. See “Use of Proceeds” in this prospectus supplement.

Affiliates of the underwriters in this offering are lenders under our secured revolving credit facility and will receive their pro rata shares of the net proceeds of this offering that are used to repay the secured revolving credit facility. See “Underwriting” in this prospectus supplement.

Governing Law	New York

Risk Factors	An investment in the additional notes involves risks, and prospective investors should carefully consider the matters discussed under “Risk Factors” beginning on page S-8 of this prospectus supplement and the reports we file with the SEC pursuant to the Securities Exchange Act of 1934, as amended, or the Exchange Act, incorporated by reference into this prospectus supplement and the accompanying prospectus, before making a decision to invest in the notes.

RISK FACTORS

Investing in the additional notes and our common stock involves risks. You should carefully read and consider the risks described below and in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, including in our Annual Report on Form 10-K for the year ended December 31, 2013, before making an investment decision. These risks are not the only ones facing us. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition and results of operations could be materially adversely affected by the materialization of any of these risks. The trading price of our common stock could decline due to the materialization of any of these risks, and you may lose all or part of your investment.

Risks Related to the Notes and to this Offering

We expect that the trading price of the notes will be significantly affected by changes in the market price of our common stock, the interest rate environment and our credit quality, each of which could change substantially at any time.

We expect that the trading price of the notes will depend on a variety of factors, including, without limitation, the market price of our common stock, the interest rate environment and our credit quality. Each of these factors may be volatile, and may or may not be within our control.

For example, the trading price of the notes will increase with the market price and volatility of our common stock. We cannot, however, predict whether the market price of our common stock will rise or fall or whether the volatility of our common stock will continue at its historical level. In addition, general market conditions, including the level of, and fluctuations in, the market price of stocks generally, may affect the market price and the volatility of our common stock. Moreover, we may or may not choose to take actions that could influence the volatility of our common stock.

Likewise, if interest rates, or expected future interest rates, rise during the term of the notes, the yield of the notes will likely decrease, but the value of the convertibility option embedded in the notes will likely increase. Because interest rates and interest rate expectations are influenced by a wide variety of factors, many of which are beyond our control, we cannot assure you that changes in interest rates or interest rate expectations will not adversely affect the trading price of the notes.

Furthermore, the trading price of the notes will likely be significantly affected by any change in our credit quality. Because our credit quality is influenced by a variety of factors, some of which are beyond our control, we cannot guarantee that we will maintain or improve our credit quality during the term of the notes. In addition, because we may choose to take actions that adversely affect our credit quality, such as incurring additional debt, there can be no guarantee that our credit quality will not decline during the term of the notes, which would likely negatively impact the trading price of the notes.

The claims of holders of the notes will be structurally subordinated to claims of creditors of our subsidiaries because our subsidiaries will not guarantee the notes. In addition, we are a holding company with minimal independent operations. Our ability to repay our debt, including the notes, depends on the performance of our subsidiaries and their ability to make distributions to us.

The notes will not be guaranteed by any of our subsidiaries. Accordingly, none of our subsidiaries is currently, and may not become, obligated to pay any amounts due pursuant to the notes, or to make any funds available therefor. Consequently, claims of holders of the notes will be structurally subordinated to the claims of creditors and preferred stockholders of these subsidiaries, including trade creditors. As a result, in the event of a bankruptcy, liquidation or reorganization of any of our subsidiaries, such subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to us.

As a holding company, substantially all of our business is conducted through our subsidiaries, which are separate and distinct legal entities. Therefore, our ability to service our indebtedness, including the notes, is dependent on the earnings and the distribution of funds (whether by dividend, distribution or loan) from our subsidiaries. None of our subsidiaries is obligated to make funds available to us for payment on the notes. We cannot assure you that the agreements governing the existing and future indebtedness of our subsidiaries will permit our subsidiaries to provide us with sufficient dividends, distributions or loans to fund payments on the notes when due. In addition, any payment of dividends, distributions or loans to us by our subsidiaries could be subject to restrictions on dividends or repatriation of earnings under applicable local law and monetary transfer restrictions in the jurisdictions in which our subsidiaries operate.

As of March 31, 2014, the notes, including the additional notes, would have been structurally subordinated to $349.3 million of our consolidated indebtedness secured by the assets of certain of our subsidiaries.

The notes are unsecured and will be effectively subordinated to our secured indebtedness to the extent of the value of the property securing such indebtedness.

Our obligations under the notes, including the additional notes, are not secured by any of our assets. As of March 31, 2014, $349.3 million of our indebtedness was secured by certain assets of certain of our subsidiaries.

Secured creditors are entitled to the proceeds from the sale or other disposition of assets securing their indebtedness in satisfaction of such indebtedness before any of such assets or proceeds become available to unsecured creditors. Accordingly, claims of holders of the notes will be subordinated to our secured creditors to the extent of the value of the assets securing our secured indebtedness.

We will continue to have the ability to incur debt after this offering; if we incur substantial additional debt, these higher levels of debt may affect our ability to pay the principal of and interest on the notes.

As of March 31, 2014, we had total consolidated indebtedness of approximately $779.3 million, including $349.3 million secured by certain mortgaged assets of certain of our subsidiaries, $200 million of our 5.00% Convertible Senior Notes due 2023 and $230 million of our 3.875% Convertible Senior Notes due 2021. We and our subsidiaries may be able to incur substantial additional debt in the future, some of which may be secured debt. Neither the base indenture nor the supplemental indenture governing the notes restricts our ability to incur additional indebtedness or require us to maintain financial ratios or specified levels of net worth or liquidity. If we incur substantial additional indebtedness in the future, these higher levels of indebtedness may affect our ability to pay the principal of and interest on the notes, or any fundamental change purchase price, and our creditworthiness generally.

We and our subsidiaries are, and may in the future become, parties to agreements and instruments, which, among other things, may contain financial and other restrictive covenants that will limit our ability to engage in activities that may be in our long-term best interests. For example, under the terms of our secured revolving credit facility, we are required to satisfy certain financial covenants, including among others, minimum consolidated tangible net worth greater than or equal to the sum of (i) $1,178,000,000 and (ii) 80% of the net cash proceeds received by us from any offering of our common stock consummated after June 30, 2013, consolidated EBITDA to consolidated fixed charges for any period of four consecutive fiscal quarters not less than 2.25 to 1.0, minimum liquidity not less than $5 million (including undrawn amounts available under our secured revolving credit facility), and the ratio of consolidated total debt to consolidated total assets must not exceed 50%. Our failure to comply with those covenants could result in an event of default that, if not cured or waived, could result in the acceleration of all of our debt. Additionally, if an event of default exists under the documents governing our secured revolving credit facility, we are restricted, in certain circumstances, from making any distributions in respect of our equity securities, including distributions to our stockholders necessary to maintain our qualification as a REIT, which could cause us to lose our REIT qualification and become subject to U.S. federal income tax.

Servicing the notes requires a significant amount of cash, and we may not have sufficient cash flow from our business to pay our debt.

Our ability to make scheduled payments of the principal of, to pay interest on or to refinance our indebtedness, including the notes, depends on our future performance, which is subject to economic, financial, competitive and other factors beyond our control. Our business may not continue to generate cash flow from operations in the future sufficient to service our debt and make necessary capital expenditures. If we are unable to generate such cash flow, we may be required to adopt one or more alternatives, such as selling assets, restructuring debt or obtaining additional equity capital on terms that may be onerous or highly dilutive. Our ability to refinance our indebtedness will depend on the capital markets and our financial condition at such time. We may not be able to engage in any of these activities or engage in these activities on desirable terms, which could result in a default on our debt obligations.

The notes are not protected by restrictive covenants, which in turn may allow us to engage in a variety of transactions that may impair our ability to fulfill our obligations under the notes.

The indenture governing the notes does not contain any financial covenants and will not restrict us from paying dividends, incurring debt or issuing or repurchasing our other securities. Because the indenture does not contain any covenants or other provisions designed to afford holders of the notes protection in the event of a highly leveraged transaction involving us or in the event of a decline in our credit rating for any reason, including as a result of a takeover, recapitalization, highly leveraged transaction or similar restructuring involving us, except to the extent described under “Description of the Notes—Fundamental Change Permits Holders to Require Us to Purchase Notes,” “Description of the Notes—Consolidation, Merger and Sale of Assets” and “Description of the Notes—Adjustment to Conversion Rate Upon Conversion in Connection with a Make-Whole Fundamental Change,” we may engage in transactions that may impair our ability to fulfill our obligations under the notes. Other than the repurchase right, the restrictions provided by the merger covenant and our obligation to increase the conversion rate with respect to the notes in certain circumstances upon the occurrence of certain events, we generally have no duty to consider the interests of holders of the notes in determining whether to engage in such transactions.

Recent regulatory actions may adversely affect the trading price and liquidity of the additional notes.

We expect that many investors in, and potential purchasers of, the additional notes will employ, or seek to employ, a convertible arbitrage strategy with respect to the additional notes. Investors would typically implement this strategy by selling short the common stock underlying the additional notes and dynamically adjusting their short position while they hold the additional notes. Investors may also implement this strategy by entering into swaps on our common stock in lieu of or in addition to short selling the common stock.

The SEC and other regulatory and self-regulatory authorities have implemented various rules and may adopt additional rules in the future that may impact those engaging in short selling activity involving equity securities (including our common stock), including Rule 201 of SEC Regulation SHO, the Financial Industry Regulatory Authority, Inc.’s “Limit Up-Limit Down” program, market-wide circuit breaker systems that halt trading of securities for certain periods following specific market declines, and rules stemming from the enactment and implementation of the Dodd-Frank Wall Street Reform and Consumer Protection Act. Past regulatory actions, including emergency actions or regulations have had a significant impact on the trading prices and liquidity of equity-linked instruments. Any governmental action that similarly restricts the ability of investors in, or potential purchasers of, the additional notes to effect short sales of our common stock or enter into swaps on our common stock could similarly adversely affect the trading price and the liquidity of the notes.

In addition, if investors and potential purchasers seeking to employ a convertible arbitrage strategy are unable to borrow or enter into swaps on our common stock, in each case on commercially reasonable terms, the trading price and liquidity of the notes may be adversely affected.

Some significant restructuring transactions that may adversely affect you may not constitute a “fundamental change” under the indenture, in which case we would not be obligated to offer to repurchase the notes.

Upon the occurrence of a “fundamental change” (as defined under “Description of the Notes—Fundamental Change Permits Holders to Require Us to Purchase Notes”), you have the right, at your option, to require us to repurchase your notes for cash. However, the definition of fundamental change contained in the indenture is limited to certain enumerated transactions. As a result, the fundamental change provision of the indenture will not afford protection to holders of notes in the event of other transactions that could adversely affect the notes. For example, transactions such as leveraged recapitalizations, refinancings, restructurings or acquisitions initiated by us may not constitute a fundamental change requiring us to repurchase the notes. In the event of any such transaction, holders of the notes would not have the right to require us to repurchase their notes, even though each of these transactions could increase the amount of our indebtedness, or otherwise adversely affect our capital structure or any credit ratings, thereby adversely affecting the holders of notes.

The adjustment to the conversion rate for notes converted in connection with a make-whole fundamental change may not adequately compensate you for any lost option value of your notes as a result of such transaction. In addition, the definition of a make-whole fundamental change is limited and may not protect you from losing some of the option value of your notes in the event of a variety of transactions that do not constitute a make-whole fundamental change.

Upon the occurrence of a make-whole fundamental change, we will, in certain circumstances, increase the conversion rate for a holder that converts its notes in connection with such make-whole fundamental change. The increase in the conversion rate will be determined based on the date on which the make-whole fundamental change becomes effective and the price paid (or deemed paid) per share of our common stock in such make-whole fundamental change, all as described below under “Description of the Notes—Adjustment to Conversion Rate Upon Conversion in Connection with a Make-Whole Fundamental Change.”

Although the adjustment to the conversion rate for notes converted in connection with a make-whole fundamental change is designed to compensate you for the option value of your notes that you lose as a result of a make-whole fundamental change, it is only an estimate of such value and may not adequately compensate you for such lost option value. In addition, if the price paid (or deemed paid) for our common stock in the make-whole fundamental change is greater than $36.00 per share or less than $22.06 per share (in each case, subject to adjustment in accordance with the indenture), then we will not be required to adjust the conversion rate if you convert your notes in connection with such make-whole fundamental change. Moreover, in no event will we increase the conversion rate solely because of such an adjustment to a rate that exceeds 45.3309 shares of common stock per $1,000 principal amount of notes, subject to adjustments in accordance with the indenture.

Furthermore, the definition of make-whole fundamental change contained in the indenture is limited to certain enumerated transactions. As a result, the make-whole fundamental change provisions of the indenture will not afford protection to holders of the notes in the event that other transactions occur that could adversely affect the option value of the notes. For example, transactions, such as leveraged recapitalizations, refinancings, restructurings or acquisitions, could significantly affect the trading characteristics of our common stock and thereby reduce the option value embedded in the notes without triggering a make-whole fundamental change.

In addition, our obligation to increase the conversion rate upon the occurrence of a make-whole fundamental change could be considered a penalty, in which case the enforceability thereof could be subject to general equity principles such as the reasonableness of economic remedies.

Adjustments to the conversion rate do not cover all dilutive events that may adversely affect the value of the notes.

The conversion rate of the notes is subject to adjustment for certain events, including, but not limited to, the issuance of stock dividends on our common stock, the issuance of certain rights, options or warrants, subdivisions, combinations, distributions of our capital stock, indebtedness, or assets, cash dividends and certain issuer tender or exchange offers as described under “Description of the Notes—Conversion Rights—Conversion Rate Adjustments.” However, the conversion rate will not be adjusted for other events, such as a third-party tender or exchange offer or an issuance of common stock for cash or in connection with an acquisition, that may adversely affect the trading price of the notes or our common stock. An event that adversely affects the value of the notes may occur and that event may not result in an adjustment to the conversion rate.

We may not have the ability to raise funds necessary to purchase the notes upon a fundamental change.

If a fundamental change occurs, you will have the right, at your option, to require us to purchase for cash any or all of your notes, or any portion of the principal amount thereof such that the principal amount that remains outstanding of each note purchased in part equals $1,000 or an integral multiple of $1,000 in excess thereof. The fundamental change purchase price will equal 100% of the principal amount of the notes to be purchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change purchase date. However, we may not have sufficient funds at the time we are required to purchase the notes surrendered therefor and we may not be able to arrange necessary financing on acceptable terms, if at all. In addition, our ability to purchase the notes may be limited by law, by regulatory authority or by the agreements governing our other indebtedness outstanding at the time. If we fail to pay the fundamental change purchase price when due, we will be in default under the indenture governing the notes. A default under the indenture or the fundamental change itself could also constitute a default under the agreements governing our other existing and future indebtedness which would further restrict our ability to make required payments under the notes.

If an active trading market does not develop for the notes, you may not be able to resell them.

Prior to this offering, there was no public market for the notes, and we do not currently plan to list the notes on any securities exchange. If no active trading market develops, you may not be able to resell your additional notes at their fair market value or at all. The liquidity of the trading market in the notes and future trading prices of the notes will depend on many factors, including prevailing interest rates, our operating results and the market for similar securities. We have been informed by the representatives of the underwriters that certain underwriters currently intend to make a market in the notes after this offering is completed. However, such underwriters may cease their market-making at any time.

We may issue additional shares of our common stock or instruments convertible into our common stock, including in connection with conversions of notes, and thereby materially and adversely affect the price of our common stock, and, in turn, the notes.

We are not restricted from issuing additional shares of our common stock or other instruments convertible into our common stock during the life of the notes. We cannot predict the size of future issuances or the effect, if any, that they may have on the market price for our common stock. If we issue additional shares of our common stock or instruments convertible into our common stock, it may materially and adversely affect the price of our common stock and, in turn, the price of the notes. Furthermore, the conversion or exercise of some or all of the notes may dilute the ownership interests of existing stockholders, and any sales in the public market of shares of our common stock issuable upon any such conversion or exercise could adversely affect prevailing market prices of our common stock or the notes. In addition, the anticipated issuance and sale of substantial amounts of common stock or the anticipated conversion or exercise of securities into shares of our common stock could depress the price of our common stock.

Holders of notes will not be entitled to any rights with respect to our common stock, but will be subject to all changes made with respect to our common stock to the extent our conversion obligations include shares of our common stock.

Holders of notes will not be entitled to any rights with respect to our common stock (including, without limitation, voting rights and rights to receive any dividends or other distributions on our common stock), until the time at which they become record holders of our common stock, which, to the extent that holders of notes exercise their option to convert their notes into shares of our common stock, will be on or prior to the third trading day following the conversion date. For example, if an amendment is proposed to our certificate of incorporation or bylaws requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to the date you are deemed to be a record holder of our common stock, you generally will not be entitled to vote on the amendment, although you will nevertheless be subject to any changes affecting our common stock.

Certain provisions in the notes and the indenture could delay or prevent an otherwise beneficial takeover or takeover attempt of us and, therefore, the ability of holders to exercise their rights associated with a potential fundamental change or a make-whole fundamental change.

Certain provisions in the notes and the indenture could make it more difficult or more expensive for a third party to acquire us. For example, if an acquisition event constitutes a fundamental change, holders of the notes will have the right to require us to purchase their notes in cash. In addition, if an acquisition event constitutes a make-whole fundamental change, we may be required to increase the conversion rate for holders who convert their notes in connection with such make-whole fundamental change. Our obligations under the notes and the indenture could increase the cost of acquiring us or otherwise discourage a third party from acquiring us or removing incumbent management.

We have not established a minimum distribution payment level and no assurance can be given that we will be able to make distributions to our stockholders in the future at current levels or at all.

We are generally required to distribute to our stockholders at least 90% of our taxable income each year for us to qualify as a REIT under the Internal Revenue Code of 1986, as amended, or the Code, which requirement we currently intend to satisfy through quarterly distributions of all or substantially all of our REIT taxable income in such year, subject to certain adjustments. We have not established a minimum distribution payment level, and our ability to pay distributions may be adversely affected by a number of factors, including the risk factors contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus. Although we have made, and anticipate continuing to make, quarterly distributions to our stockholders, our board of directors has the sole discretion to determine the timing, form and amount of any future distributions to our stockholders, and such determination will depend on our earnings, financial condition, debt covenants, maintenance of our REIT qualification and other factors as our board of directors may deem relevant from time to time. We believe that a change in any one of the following factors could adversely affect our results of operations and impair our ability to continue to pay distributions to our stockholders:

•	our ability to make profitable investments, including with respect to the investment of the net proceeds from our equity offerings;

•	margin calls or other expenses that reduce our cash flow;

•	defaults in our asset portfolio or decreases in the value of our portfolio; and

•	the fact that anticipated operating expense levels may not prove accurate, as actual results may vary from estimates.

As a result, no assurance can be given that we will be able to continue to make distributions to our stockholders in the future or that the level of any future distributions we do make to our stockholders will achieve a market yield or increase or even be maintained over time, any of which could materially and adversely affect us.

In addition, distributions that we make to our stockholders are generally taxable to our stockholders as ordinary income. However, a portion of our distributions may be designated by us as long-term capital gains to the extent that they are attributable to capital gain income recognized by us or may constitute a return of capital to the extent that they exceed our earnings and profits as determined for tax purposes. A return of capital is not taxable, but has the effect of reducing the basis of a stockholder’s investment in our common stock.

Ownership limitations in our charter may impair the ability of holders to convert notes into our common stock.

In order to assist us in maintaining our qualification as a REIT for U.S. federal income tax purposes, our charter restricts ownership of more than 9.8% by value or number of shares, whichever is more restrictive, of our outstanding shares of common stock, or of our outstanding capital stock, subject to certain exceptions. Notwithstanding any other provision of the notes, no holder of notes will be entitled to receive common stock following conversion of such notes to the extent that receipt of such common stock would cause such holder (after application of certain constructive ownership rules) to exceed the ownership limit contained in our charter. See “Description of Capital Stock—Restriction on Ownership and Transfer” in the accompanying prospectus. If any delivery of shares of our common stock owed to a holder upon conversion of notes is not made, in whole or in part, as a result of the limitations described above, our obligation to make such delivery shall not be extinguished and we shall deliver such shares as promptly as practicable after any such converting holder gives notice to us that such delivery would not result in it being the beneficial or constructive owner of more than 9.8% (by value or number, whichever is more restrictive) of the shares of common stock, or of our outstanding capital stock, outstanding at such time. See “U.S. Federal Income Tax Considerations” in the accompanying prospectus.

We will not be able to deliver our common stock, even if we would otherwise choose to do so, to any holder of notes if the delivery of our common stock would cause that holder to exceed the ownership limits described above.

Management may invest or spend the proceeds of this offering in ways with which you may not agree and in ways that may not yield a return to our stockholders.

Management will retain broad discretion over the use of proceeds from this offering. Stockholders and holders of the notes may not deem such uses desirable, and our use of the proceeds may not yield a significant return or any return at all for our stockholders. Because of the number and variability of factors that determine our use of the proceeds from this offering, our actual uses of the proceeds of this offering may vary substantially from our currently planned uses as described under “Use of Proceeds” in this prospectus supplement.

The notes may not be rated or may receive a lower rating than anticipated.

We did not seek a rating on the initial notes and do not intend to seek a rating on the additional notes. However, if one or more rating agencies rates the notes and assigns the notes a rating lower than the rating expected by investors, or reduces their rating in the future, the trading price of the notes and the market price of our common stock could be harmed.

In addition, the trading price of the notes is directly affected by market perceptions of our creditworthiness. Consequently, if a credit ratings agency rates any of our debt in the future or downgrades or withdraws any such rating, or puts us on credit watch, the trading price of the notes is likely to decline.

The additional notes will share voting power with the initial notes.

The additional notes will be fungible with $230,000,000 aggregate principal amount of the initial notes. Upon completion of this offering, the aggregate principal amount of outstanding notes will be $380,000,000 (or $402,500,000 if the underwriters exercise their over-allotment option in full). Accordingly, the $150,000,000 ($172,500,000 if the underwriters exercise their over-allotment option in full) aggregate principal amount of additional notes will carry only 39.5% (or 42.9% if the underwriters exercise their over-allotment option in full) of the total voting power of the notes.

Risks Related to Taxation

Certain of the possible adjustments to the conversion rate may result in a deemed distribution from us to a holder of a note that will be taxable even though the holder does not receive a corresponding distribution of cash.

The rate at which the Notes are convertible into shares of our common stock is subject to adjustment upon certain events. For U.S. federal income tax purposes, holders will be deemed to receive a taxable distribution from us upon certain adjustments to the conversion rate of the notes (or upon certain failures to adjust the conversion rate), notwithstanding that holders have not received any cash in respect of such deemed distribution. A deemed distribution to a Non-U.S. Holder (as defined under “Additional U.S. Federal Income Tax Considerations”) may be subject to U.S. federal withholding tax, which may be set off against subsequent payments of cash and common stock. See “Additional U.S. Federal Income Tax Considerations.”

As a REIT, we must distribute most of our income to our stockholders.

We must distribute annually at least 90% of our net income, excluding net capital gains, to our stockholders to maintain our REIT qualification.

USE OF PROCEEDS

The net proceeds from this offering will be approximately $147.8 million (or approximately $170.0 million in the event that the underwriters exercise in full their option to purchase additional notes to cover over-allotments, if any, in full), after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

We expect to use approximately $110.0 million of the net proceeds from this offering to repay amounts outstanding under our secured revolving credit facility. As of the date of this prospectus supplement, the annual interest rate payable on our secured revolving credit facility is approximately 2.9% and the principal amount outstanding is approximately $110.0 million. The initial maturity date of our secured revolving credit facility is August 5, 2016, at which time any amounts outstanding under our secured revolving credit facility will convert automatically to a fully amortizing two-year term loan payable in quarterly installments.

Affiliates of the underwriters in this offering are lenders under our secured revolving credit facility and will receive their pro rata share of the net proceeds of this offering that are used to repay our secured revolving credit facility. See “Underwriting” in this prospectus supplement.

We expect to use any remainder of the net proceeds from this offering to acquire our target assets in a manner consistent with our investment strategies and investment guidelines and for working capital and general corporate purposes. Until appropriate investments can be identified, our Manager may invest such net proceeds in interest-bearing short-term investments, including U.S. treasury securities or a money market account, that are consistent with our intention to qualify as a REIT and maintain our exemption from registration under the 1940 Act. These investments are expected to provide a lower net return than we seek to achieve from our target assets.

RATIOS OF EARNINGS TO FIXED CHARGES

The following table sets forth (i) our ratio of earnings to fixed charges for each of the periods presented, (ii) our pro forma ratio of earnings to fixed charges giving effect to this offering and the use of proceeds as described herein and the repayment of outstanding borrowings under our revolving credit facility with a portion of the net proceeds of the Series B Preferred Stock offering, and (iii) our pro forma ratio as adjusted of earnings to fixed charges giving effect to this offering and the concurrent Series B Preferred Stock offering and the use of proceeds as described herein. For purposes of determining the ratio of earnings to fixed charges, “earnings” consist of income (loss) before income taxes before adjustment for noncontrolling interest and income from equity investees, fixed charges and distributed income of equity investees, less noncontrolling interest in pre-tax earnings of consolidated subsidiaries with no fixed charges. “Fixed charges” consist of interest expense, including amortization of loan costs.

	Three Months Ended March 31, 2014	Year Ended December 31, 2013	Year Ended December 31, 2012	Year Ended December 31, 2011	Year Ended December 31, 2010	Period From June 23, 2009 (Date of Inception) to December 31, 2009(1)
Ratio of earnings to fixed charges	3.9x	6.9x	8.8x	8.5x	18.6x	N/A	(2)
Pro forma ratio of earnings to fixed charges(3)	3.4x	5.6x	—	—	—	—
Pro forma ratio of earnings to fixed charges(4)	3.5x	5.6x	—	—	—	—

(1)	We were formed on June 23, 2009 and completed the initial public offering of our common stock on September 29, 2009.

(2)	We did not have any fixed charges in the period presented.

(3)	In calculating the pro forma ratio of earnings to fixed charges, we have assumed the additional notes offered by this prospectus supplement were issued on January 1, 2013 and the repayment of all outstanding borrowings under our revolving credit facility with the net proceeds therefrom (or a portion of such borrowings, to the extent such borrowings exceeded the net proceeds from this offering). Therefore, the pro forma ratio reflects the effects of additional interest expense that would have been incurred on the additional notes and lower interest expense resulting from the assumed repayment of borrowings under our revolving credit facility. As of the date of this prospectus supplement, we have approximately $110 million in outstanding borrowings under our revolving credit facility.

(4)	In calculating this pro forma ratio, as adjusted, of earnings to fixed charges, we have assumed that (i) the additional notes offered by this prospectus supplement were issued on January 1, 2013, and (ii) $75 million of shares of Series B Preferred Stock were issued on January 1, 2013. For purposes of this pro forma calculation, we have assumed the repayment of all of the outstanding borrowings under our revolving credit facility with the combined net proceeds from this offering and the Series B Preferred Stock offering (or a portion of such borrowings, to the extent such borrowings exceeded the combined net proceeds from both offerings). Therefore, the pro forma ratio as adjusted reflects the effects of additional interest expense that would have been incurred on the additional notes and lower interest expense resulting from the assumed repayment of borrowings under our revolving credit facility to the extent of the combined net proceeds of both offerings. As of the date of this prospectus supplement, we have approximately $110 million in outstanding borrowings under our revolving credit facility.

DESCRIPTION OF THE NOTES

We will issue the additional notes under an indenture, which we refer to as the base indenture, dated as of April 10, 2013, between us and The Bank of New York Mellon, as trustee, which we refer to as the trustee, as supplemented by a supplemental indenture, which we refer to as the supplemental indenture, dated as of January 28, 2014, between us and the trustee. We refer to the base indenture and the supplemental indenture, collectively, as the indenture. The terms of the notes include those expressly set forth in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended, which we refer to as the Trust Indenture Act.

We are permitted under the indenture, without the consent of the holders of the initial notes, to issue additional notes. The $150,000,000 aggregate principal amount (or $172,500,000 if the underwriters exercise their over-allotment option in full) of our 3.875% Convertible Senior Notes to be issued in this offering are additional notes under the indenture, and will be treated together with the initial notes as a single series of securities for all purposes under the indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. The additional notes will have terms identical to the initial notes, other than issue date and offering price, and will have the same CUSIP number as, and will be fungible with and vote together with, the initial notes immediately upon settlement. Upon completion of this offering, the aggregate principal amount of outstanding notes under this series will be $380,000,000 (or $402,500,000 if the underwriters exercise their over-allotment option in full). Unless the context requires otherwise, references to the notes in this description of notes include the initial notes, the additional notes offered hereby and any further additional notes that may be issued under the indenture.

You may request a copy of the indenture from us as described below under “Where You Can Find More Information.” The form of the base indenture is incorporated by reference as an exhibit to the registration statement of which the accompanying prospectus is a part, and we have filed the base indenture as an exhibit to our Current Report on Form 8-K filed with the SEC on April 10, 2013, which is incorporated by reference in this prospectus supplement. We have filed the supplemental indenture as an exhibit to our Current Report on Form 8-K filed with the SEC on January 28, 2014, which is incorporated by reference in this prospectus supplement.

The following description is a summary of the material provisions of the notes and (solely as it applies to the notes) the indenture and does not purport to be complete. This summary is subject to and is qualified by reference to all the provisions of the notes and the indenture, including the definitions of certain terms used in the indenture. We urge you to read these documents because they, and not this description, define your rights as a holder of the additional notes.

This description of the notes supplements and, to the extent it is inconsistent with, replaces the description of the general provisions of the notes and the base indenture in the accompanying prospectus. For purposes of this description, references to “Colony,” “the Company,” “we,” “us,” “our” or “our company” refer only to Colony Financial, Inc. and not its subsidiaries.

General

The additional notes:

•	will be our general unsecured, senior obligations;

•	will bear cash interest from January 28, 2014 at an annual rate of 3.875% payable on January 15 and July 15 of each year, beginning on July 15, 2014;

•

will be subject to redemption at our option, in whole or in part, on any business day on or after, January 22, 2019 if the last reported sale price of our common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period ending on, and including, the trading day immediately preceding the date on which we provide notice of redemption at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date;

•	will be subject to purchase by us at the option of the holders following a fundamental change (as defined below under “—Fundamental Change Permits Holders to Require Us to Purchase Notes”), at a price equal to 100% of the principal amount of the notes to be purchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change purchase date;

•	will mature on January 15, 2021, unless earlier converted, redeemed or repurchased;

•	will be issued in denominations of $1,000 and integral multiples of $1,000 in excess thereof; and

•	will be represented by one or more registered notes in global form, but in certain limited circumstances may be represented by notes in definitive form. See “—Book-Entry, Settlement and Clearance.”

The notes may be converted into shares of our common stock at a conversion rate initially equal to 40.2941 shares of common stock per $1,000 principal amount of notes (equivalent to a conversion price of approximately $24.82 per share of common stock). The conversion rate is subject to adjustment if certain events occur. See “—Conversion Rate Adjustments” and “—Adjustment to Conversion Rate Upon Conversion in Connection with a Make-Whole Fundamental Change.” Holders will not receive any additional cash payment for interest or additional interest, if any, accrued and unpaid to the conversion date except under the circumstances described below under “—Conversion Rights—General.”

The indenture does not limit the amount of debt which may be issued by us or our subsidiaries under the indenture or otherwise. The indenture, as it relates to the notes, will not contain any financial covenants and will not restrict us from paying dividends or issuing or repurchasing our other securities. Other than the restrictions described under “—Consolidation, Merger and Sale of Assets” below and except for the provisions set forth under “—Fundamental Change Permits Holders to Require Us to Purchase Notes” and “—Adjustment to Conversion Rate Upon Conversion in Connection with a Make-Whole Fundamental Change,” the indenture does not contain any covenants or other provisions designed to afford holders of the notes protection in the event we subsequently increase our borrowings substantially or engage in a transaction that substantially increases our debt to equity ratio (each of which would be an example of a highly leveraged transaction) or in the event of a decline in our credit rating for any reason, including as a result of a takeover, recapitalization, highly leveraged transaction or similar restructuring involving us that could adversely affect such holders.

We may, without notice to or the consent of the holders, issue further additional notes under the indenture with the same terms and with the same CUSIP number as the notes offered hereby in an unlimited aggregate principal amount; provided that such further additional notes must be part of the same issue (and part of the same series) as the initial notes and the additional notes offered hereby for federal income tax purposes. We may also from time to time repurchase notes in open market purchases or negotiated transactions without giving prior notice to holders. Any notes purchased by us will be retired and no longer outstanding under the indenture.

We do not intend to list the notes on any securities exchange or an interdealer quotation system.

The notes will not have the benefit of a sinking fund.

Except to the extent the context otherwise requires, we use the term notes in this prospectus supplement to refer to each $1,000 principal amount of notes. We use the term “common stock” in this prospectus supplement to refer to our common stock, par value $0.01 per share. References in this prospectus supplement to a “holder” or “holders” of notes that are held through DTC are references to owners of beneficial interests in such notes, unless the context otherwise requires. However, we and the trustee will treat the person in whose name the notes are registered (Cede & Co., in the case of notes held through DTC) as the owner of such notes for all purposes.

Payments on the Notes; Paying Agent and Registrar; Transfer and Exchange

We will pay principal of and interest on notes in global form registered in the name of or held by or on behalf of DTC or its nominee in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such global note. We will pay principal of any certificated notes at the office or agency designated by us for that purpose. We will pay interest on any certificated note by check mailed to the address of the registered holder of such note or by wire transfer in immediately available funds to an account within the United States designated by such holder in a written application delivered by such person to the trustee and the paying agent not later than the record date for the relevant interest payment, which application will remain in effect until such holder notifies the trustee and paying agent, in writing, to the contrary.

We have initially designated the trustee as our paying agent and registrar and its agency in New York, New York as a place where notes may be presented for payment or for registration of transfer. We may, however, change the paying agent or registrar without prior notice to the holders of the notes, and we may act as paying agent or registrar.

A holder of notes in global form may transfer its notes in accordance with the applicable procedures of the depositary and the indenture. A holder of certificated notes may transfer or exchange notes at the office of the registrar in accordance with the indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents. No service charge will be imposed by us, the trustee or the registrar for any registration of transfer or exchange of notes, but we may require a holder to pay a sum sufficient to cover any transfer tax or other similar governmental charge required by law or permitted by the indenture. We are not required to transfer or exchange any note selected for redemption or surrendered for conversion or repurchase upon a fundamental change.

Interest

The notes will bear cash interest at a rate of 3.875% per year until maturity. Interest on the additional notes will accrue from the most recent date on which interest has been paid or duly provided for, or if no interest has been paid or duly provided for, January 28, 2014. Interest will be payable semiannually in arrears on January 15 and July 15 of each year, beginning on July 15, 2014.

Interest will be paid to the person in whose name a note is registered at the close of business on the January 1 or July 1, as the case may be (whether or not a business day), immediately preceding the relevant interest payment date. Interest on the notes will be computed on the basis of a 360-day year composed of twelve 30-day months.

If any interest payment date, the maturity date or any fundamental change purchase date of a note falls on a day that is not a business day, the required payment will be made on the next succeeding business day and no interest on such payment will accrue in respect of the delay. The term “business day” means any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York are authorized or required by law or executive order to close or be closed.

Unless the context otherwise requires, all references to interest in this prospectus supplement include additional interest, if any, payable at our election as the sole remedy relating to the failure to comply with our reporting obligations as described under “—Events of Default.”

Ranking

The notes will be the direct unsecured obligations of Colony Financial, Inc. and will not be guaranteed by any of our subsidiaries. The notes will rank equal in right of payment with all of our other existing and future unsecured and unsubordinated indebtedness. The additional notes will be structurally subordinated to all existing and future indebtedness (including trade payables) and preferred equity of our subsidiaries, and will be effectively subordinated to any of our existing and future secured indebtedness, to the extent of the value of our assets that secure such indebtedness.

As of March 31, 2014, the additional notes would have ranked effectively junior to $349.3 million of our total consolidated indebtedness (excluding trade payables and unfunded commitments) secured by the assets of certain of our subsidiaries.

Ownership Limit

Subject to certain exceptions, our charter restricts ownership of more than 9.8% by value or number of shares, whichever is more restrictive, of our outstanding shares of common stock, or of our outstanding capital stock, in order to protect our status as a REIT for U.S. federal income tax purposes. Notwithstanding any other provision of the notes, no holder of notes will be entitled to receive common stock following conversion of such notes to the extent that receipt of such common stock would cause such holder (after application of certain constructive ownership rules) to exceed the ownership limit contained in our charter, unless such person has been exempted from such limit in our board of directors’ sole discretion in accordance with the charter.

If any delivery of shares of our common stock owed to a holder upon conversion of notes is not made, in whole or in part, as a result of the limitations described above, our obligation to make such delivery shall not be extinguished and we shall deliver such shares as promptly as practicable after any such converting holder gives notice to us that such delivery would not result in a violation of the ownership limit contained in our charter.

Optional Redemption

No “sinking fund” is provided for the notes. Prior to January 22, 2019, the notes will not be redeemable. On any business day on or after January 22, 2019, we may redeem for cash all or part of the notes, at our option, if the last reported sale price of our common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period ending on, and including, the trading day immediately preceding the date on which we provide notice of redemption. In the case of any optional redemption, we will provide not less than 30 nor more than 60 calendar days’ notice before the redemption date to the trustee, the paying agent and each holder of notes, and the redemption price will be equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date (unless the redemption date falls after a record date but on or prior to the immediately succeeding interest payment date, in which case we will pay the full amount of accrued and unpaid interest to the holder of record as of the close of business on such record date, and the redemption price will be equal to 100% of the principal amount of the notes to be redeemed). The redemption date must be a business day.

If we decide to redeem fewer than all of the outstanding notes and the notes are in the form of global notes, the depositary will select the notes to be redeemed. If we decide to redeem fewer than all of the outstanding notes and the notes are in the form of certificated notes, the trustee will select the notes to be redeemed (in principal amounts of $1,000 or multiples thereof) by lot, or on a pro rata basis or by another method the trustee considers to be fair and appropriate.

If a portion of your note is selected for partial redemption and you convert a portion of the same note, the converted portion will be deemed to be from the portion selected for redemption.

In the event of any redemption in part, we will not be required to register the transfer of or exchange any note so selected for redemption, in whole or in part, except the unredeemed portion of any note being redeemed in part.

No notes may be redeemed if the principal amount of the notes has been accelerated, and such acceleration has not been rescinded, on or prior to the related redemption date (except in the case of an acceleration resulting from a default by us in the payment of the redemption price with respect to such notes).

Conversion Rights

General

Holders may convert any of their notes into shares of our common stock at the applicable conversion rate at any time prior to the close of business on the second scheduled trading day immediately preceding the maturity date, unless the notes have been previously repurchased or redeemed by us.

The conversion rate will initially equal 40.2941 shares of common stock per $1,000 principal amount of notes (equivalent to a conversion price of approximately $24.82 per share of common stock). The trustee will initially act as the conversion agent.

The conversion rate and the equivalent conversion price in effect at any given time are referred to as the “applicable conversion rate” and the “applicable conversion price,” respectively, and will be subject to adjustment as described below. A holder may convert less than the entire principal amount of its notes so long as the principal amount that remains outstanding of each note that is not converted in full equals $1,000 or an integral multiple of $1,000 in excess thereof.

If we call the notes for redemption, a holder of notes may convert its notes only until the close of business on the second scheduled trading day immediately preceding the redemption date, unless we fail to pay the redemption price (in which case a holder of notes may convert such notes until the redemption price has been paid or duly provided for).

If a holder of notes has submitted notes for purchase upon a fundamental change, the holder may convert those notes only if that holder first withdraws its purchase notice.

“Scheduled trading day” means any day that is scheduled to be a trading day.

“Trading day” means a day during which (i) trading in our common stock generally occurs on the New York Stock Exchange or, if our common stock is not then listed on the New York Stock Exchange, on the principal other United States national or regional securities exchange on which our common stock is then listed or, if our common stock is not then listed on a United States national or regional securities exchange, on the principal other market on which our common stock is then traded and (ii) there is no market disruption event. If our common stock is not so listed or traded, “trading day” means a “business day.”

“Market disruption event” means (i) a failure by the primary exchange or quotation system on which our common stock trades or is quoted to open for trading during its regular trading session or (ii) the occurrence or existence, prior to 1:00 p.m., New York City time, on any trading day for our common stock, of an aggregate one half-hour period of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in our common stock or in any options, contracts or futures contracts relating to our common stock.

Upon conversion, you will not receive any separate cash payment for accrued and unpaid interest, if any (or dividends, if we declare any), except as described below. We will not issue fractional shares of our common stock upon conversion of notes. Instead, we will pay cash in lieu of fractional shares as described under “—Settlement Upon Conversion.” Our delivery to you of the shares of our common stock, together with any cash payment for any fractional share, into which your note is convertible, will be deemed to satisfy in full our obligation to pay:

•	the principal amount of the note; and

•	accrued and unpaid interest, if any, on the note, to, but not including, the conversion date.

As a result, accrued and unpaid interest, if any, to, but not including, the conversion date will be deemed to be paid in full rather than cancelled, extinguished or forfeited. Upon conversion of a note, accrued and unpaid interest will be deemed to be paid first out of any cash paid upon such conversion.

Notwithstanding the preceding paragraph, if notes are converted after 5:00 p.m., New York City time, on a record date for the payment of interest, holders of such notes at 5:00 p.m., New York City time, on such record date will receive the interest payable on such notes on the corresponding interest payment date notwithstanding the conversion. Notes surrendered for conversion during the period from 5:00 p.m., New York City time, on any record date to 9:00 a.m., New York City time, on the immediately following interest payment date must be accompanied by funds equal to the amount of interest payable on the notes so converted; provided that no such payment need be made:

•	for conversions following the record date immediately preceding the maturity date;

•	if we have specified a redemption date that is after a record date and on or prior to the corresponding interest payment date;

•	if we have specified a fundamental change purchase date that is after a record date and on or prior to the corresponding interest payment date; or

•	to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such note.

If a holder converts notes, we will pay any documentary, stamp or similar issue or transfer tax due on the issue of any shares of our common stock upon the conversion, unless the tax is due because the holder requests any shares to be issued in a name other than the holder’s name, in which case the holder will pay that tax.

Conversion Procedures

If you hold a beneficial interest in a global note, to convert you must comply with DTC’s procedures for converting a beneficial interest in a global note and, if required, pay funds equal to interest payable on the next interest payment date to which you are not entitled and, if required, pay all taxes or duties, if any. As such, if you are a beneficial owner of the notes, you must allow for sufficient time to comply with DTC’s procedures if you wish to exercise your conversion rights.

If you hold a certificated note, to convert you must:

•	complete and manually sign the conversion notice on the back of the note, or a facsimile of the conversion notice;

•	deliver the conversion notice, which is irrevocable, and the note to the conversion agent;

•	if required, furnish appropriate endorsements and transfer documents;

•	if required, pay all transfer or similar taxes; and

•	if required, pay funds equal to interest payable on the next interest payment date to which you are not entitled.

We refer to the date you comply with the relevant procedures for conversion described above and any other procedures for conversion set forth in the indenture as the “conversion date.”

If a holder has already delivered a purchase notice as described under “—Fundamental Change Permits Holders to Require Us to Purchase Notes” with respect to a note, the holder may not surrender that note for conversion until the holder has withdrawn the notice in accordance with the indenture, except to the extent that a portion of the holder’s note is not subject to such fundamental change purchase notice.

Settlement Upon Conversion

Upon conversion of the notes, a holder will receive, on or prior to the third trading day following the conversion date, a number of shares of common stock equal to (i) (A) the aggregate principal amount of notes to be converted, divided by (B) $1,000, multiplied by (ii) the applicable conversion rate in effect on the conversion date. Notwithstanding the foregoing, we will not deliver any fractional shares upon conversion; instead, we will deliver cash in lieu of fractional shares based on the last reported sale price of our common stock on the conversion date (or, if the conversion date is not a trading day, the next following trading day).

The “last reported sale price” of our common stock on any trading day means the closing sale price per share (or if no closing sale price is reported, the average of the last bid and last ask prices or, if more than one in either case, the average of the average last bid and the average last ask prices) on that trading day as reported in composite transactions for the principal U.S. national or regional securities exchange on which our common stock is traded. If our common stock is not listed for trading on a U.S. national or regional securities exchange on the relevant trading day, the “last reported sale price” will be the last quoted bid price for our common stock in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization. If our common stock is not so quoted, the “last reported sale price” will be the average of the mid-point of the last bid and last ask prices for our common stock on the relevant trading day from each of at least three nationally recognized independent investment banking firms selected by us for this purpose, which may include one or more of the underwriters. Any such determination will be conclusive absent manifest error.

A converting holder will be deemed to be the record holder of the shares of our common stock deliverable on conversion as of the close of business on the conversion date.

Conversion Rate Adjustments

The conversion rate will be adjusted as described below, except that we will not make any adjustments to the conversion rate if holders of the notes participate (other than in the case of a share split or share combination), at the same time and upon the same terms as holders of our common stock and as a result of holding the notes, in any of the transactions described below without having to convert their notes as if they held a number of shares of common stock equal to the applicable conversion rate, multiplied by the principal amount (expressed in thousands) of notes held by such holder.

(1)	If we exclusively issue shares of our common stock as a dividend or distribution on all or substantially all shares of our common stock, or if we effect a share split or share combination, the conversion rate will be adjusted based on the following formula:

CR1 = CR0 x	OS1
OS0

where,

CR0 = the conversion rate in effect immediately prior to the close of business on the record date of such dividend or distribution, or immediately prior to the open of business on the effective date of such share split or combination, as applicable;

CR1 = the conversion rate in effect immediately after the close of business on such record date or immediately after the open of business on such effective date, as applicable;

OS0 = the number of shares of our common stock outstanding immediately prior to the close of business on such record date or immediately prior to the open of business on such effective date, as applicable, before giving effect to such dividend, distribution, share split or share combination; and

OS1 = the number of shares of our common stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination, as applicable.

Any adjustment made under this clause (1) shall become effective immediately after the close of business on the record date for such dividend or distribution, or immediately after the open of business on the effective date for such share split or share combination. If any dividend or distribution of the type described in this clause (1) is declared but not so paid or made, the conversion rate shall be immediately readjusted, effective as of the date our board of directors, or a committee thereof, determines not to pay such dividend or distribution to the conversion rate that would then be in effect if such dividend or distribution had not been declared.

(2)	If we issue to all or substantially all holders of our common stock any rights, options or warrants (other than rights issued pursuant to a stockholder rights plan) entitling them, for a period of not more than 45 calendar days after the date of such issuance, to subscribe for or purchase shares of our common stock, at a price per share less than the average of the last reported sale prices of our common stock for the 10 consecutive trading-day period ending on, and including, the trading day immediately preceding the date of announcement of such issuance, the conversion rate will be increased based on the following formula:

CR1 = CR0 x	OS0 + X
OS0 + Y

where,

CR0 = the conversion rate in effect immediately prior to the close of business on the record date for such issuance;

CR1 = the conversion rate in effect immediately after the close of business on such record date;

OS0 = the number of shares of our common stock outstanding immediately prior to the close of business on such record date;

X = the total number of shares of our common stock issuable pursuant to such rights, options or warrants; and

Y = the number of shares of our common stock equal to the aggregate price payable to exercise such rights, options or warrants divided by the average of the last reported sale prices of our common stock over the 10 consecutive trading-day period ending on the trading day immediately preceding the date of announcement of the issuance of such rights, options or warrants.

Any increase made under this clause (2) will be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the close of business on the record date for such issuance. To the extent that such rights, options or warrants are not exercised prior to their expiration or shares of common stock are not delivered upon the expiration of such rights, options or warrants, the conversion rate shall be readjusted to the conversion rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of common stock actually delivered. If such rights, options or warrants are not so issued, or if no such rights, options or warrants are exercised prior to their expiration, the conversion rate shall be decreased to be the conversion rate that would then be in effect if such record date for such issuance had not occurred.

For purposes of this clause (2), in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of the common stock at a price per share less than such average of the last reported sale prices of our common stock for the 10 consecutive trading day period ending on the trading day immediately preceding the date of announcement for such issuance, and in determining the aggregate offering price of such shares of the common stock, there shall be taken into account any consideration received by us for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by our board of directors, or a committee thereof.

(3)	If we distribute shares of our capital stock, evidences of our indebtedness, other assets or property of ours or rights, options or warrants to acquire our capital stock or other securities, to all or substantially all holders of our common stock, excluding:

•	dividends, distributions, rights, options or warrants as to which an adjustment was effected pursuant to clause (1) or (2) above;

•	dividends or distributions paid exclusively in cash as to which an adjustment was effected pursuant to clause (4) below; and

•	spin-offs as to which the provisions set forth below in this clause (3) shall apply;

then the conversion rate will be increased based on the following formula:

CR1 = CR0 x	SP0
SP0 – FMV

where,

CR0 = the conversion rate in effect immediately prior to the close of business on the record date for such distribution;

CR1 = the conversion rate in effect immediately after the close of business on such record date;

SP0 = the average of the last reported sale prices of our common stock over the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the ex-dividend date for such distribution; and

FMV = the fair market value (as determined by our board of directors, or a committee thereof) of the shares of capital stock, evidences of indebtedness, other assets, or property of ours or rights, options or warrants to acquire our capital stock or other securities distributed with respect to each outstanding share of our common stock on the ex-dividend date for such distribution.

If “FMV” (as defined above) is equal to or greater than the “SP0” (as defined above), in lieu of the foregoing increase, each holder of a note shall receive, in respect of each $1,000 principal amount of notes it holds, at the same time and upon the same terms as holders of our common stock, the amount and kind of our capital stock, evidences of our indebtedness, other assets or property of ours or rights, options or warrants to acquire our capital stock or other securities that such holder would have received as if such holder owned a number of shares of common stock equal to the conversion rate in effect on the record date for the distribution.

Any increase made under the portion of this clause (3) above will become effective immediately after the close of business on the record date for such distribution. If such distribution is not so paid or made, the conversion rate shall be decreased to be the conversion rate that would then be in effect if such dividend or distribution had not been declared.

With respect to an adjustment pursuant to this clause (3) where there has been a payment of a dividend or other distribution on our common stock of shares of capital stock of any class or series, or similar equity interest, of or relating to our subsidiary or other business unit, and such capital stock or similar equity interest is listed or quoted (or will be listed or quoted upon the consummation of the distribution) on a United States national securities exchange, which we refer to as a “spin-off,” the conversion rate will be increased based on the following formula:

CR1 = CR0 x	FMV0 + MP0
MP0

where,

CR0 = the conversion rate in effect immediately prior to the end of the valuation period (as defined below);

CR1 = the conversion rate in effect immediately after the end of the valuation period;

FMV0 = the average of the last reported sale prices of the capital stock or similar equity interest distributed to holders of our common stock applicable to one share of our common stock over the first ten (10) consecutive trading-day period after, and including, the ex-dividend date of the spin-off (the “valuation period”); and

MP0 = the average of the last reported sale prices of our common stock over the valuation period.

The increase in the conversion rate made under the preceding paragraph of this clause (3) will be determined as of the close of business on the last trading day of the valuation period but will be given effect immediately after the close of business on the record date of the spin-off; provided that in respect of any conversion during the valuation period, references with respect to the spin-off to 10 consecutive trading days shall be deemed replaced with such lesser number of trading days as have elapsed from, and including, the ex-dividend date of such spin-off to, and including, the conversion date in determining the applicable conversion rate. If any dividend or distribution that constitutes a spin-off is declared but not so paid or made, the conversion rate shall be immediately decreased, effective as of the date our board of directors or a committee thereof determines not to pay such dividend or distribution, to the conversion rate that would then be in effect if such dividend or distribution had not been declared or announced.

(4)	If any cash dividend or distribution is made to all or substantially all holders of our common stock, to the extent that the aggregate of all such cash dividends or distributions paid in any quarter exceeds the dividend threshold amount (as defined below) for such quarter, the conversion rate will be adjusted based on the following formula:

CR1 = CR0 x	SP0
SP0 – C

where,

CR0 = the conversion rate in effect immediately prior to the close of business on the record date for such dividend or distribution;

CR1 = the conversion rate in effect immediately after the close of business on the record date for such dividend or distribution;

SP0 = the last reported sale price of our common stock on the trading day immediately preceding the ex-dividend date for such dividend or distribution;

DTA = the dividend threshold amount, which shall initially be $0.35 per quarter; and

C = the amount in cash per share that we distribute to holders of our common stock in excess of the DTA.

The DTA is subject to adjustment on an inversely proportional basis whenever the conversion rate is adjusted other than adjustments made pursuant to this clause (4). If an adjustment is required to be made as set forth in this clause (4) as a result of a distribution that is not a regular quarterly dividend, the DTA will be deemed to be zero with respect to that particular adjustment.

If “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each holder of a note shall receive, for each $1,000 principal amount of notes it holds, at the same time and upon the same terms as holders of shares of our common stock, the amount of cash that such holder would have received as if such holder owned a number of shares of our common stock equal to the conversion rate in effect on the record date for such cash dividend or distribution. Such increase shall become effective immediately after the close of business on the record date for such dividend or distribution. If such dividend or distribution is not so paid, the conversion rate shall be decreased to be the conversion rate that would then be in effect if such dividend or distribution had not been declared.

(5)	If we or any of our subsidiaries make a payment in respect of a tender offer or exchange offer for our common stock, to the extent that the cash and value of any other consideration included in the payment per share of common stock exceeds the last reported sale price of our common stock on the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “expiration date”), the conversion rate will be adjusted based on the following formula:

CR1 = CR0 x	AC + (SP1 X OS1)
OS0 X SP1

where,

CR0 = the conversion rate in effect immediately prior to the close of business on the expiration date;

CR1 = the conversion rate in effect immediately after the close of business on the expiration date;

AC = the aggregate value of all cash and any other consideration (as determined by our board of directors, or a committee thereof) paid or payable for shares purchased in such tender or exchange offer;

OS0 = the number of shares of our common stock outstanding immediately prior to the expiration time of the tender or exchange offer on the expiration date (prior to giving effect to the purchase of all shares accepted for purchase or exchange in such tender offer or exchange offer);

OS1 = the number of shares of our common stock outstanding immediately after the expiration time of the tender or exchange offer on the expiration date (after giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer); and

SP1 = the average of the last reported sale prices of our common stock over the ten (10) consecutive trading-day period commencing on the trading day next succeeding the expiration date.

The adjustment to the applicable conversion rate under the preceding paragraph of this clause (5) will be given effect at the open of business on the trading day next succeeding the expiration date. For purposes of determining the applicable conversion rate, in respect of any conversion during the 10 consecutive trading day-period commencing on, and including, the trading day next succeeding the expiration date, references within this clause (5) to 10 consecutive trading days shall be deemed replaced with such lesser number of trading days as have elapsed from, and including, the trading day next succeeding the expiration date to, and including, the relevant conversion date.

Except as stated herein, we will not adjust the conversion rate for the issuance of shares of our common stock or any securities convertible into or exchangeable for shares of our common stock or the right to purchase shares of our common stock or such convertible or exchangeable securities. If, however, the application of the foregoing formulas would result in a decrease in the conversion rate, except to the extent of any readjustment to the conversion rate, no adjustment to the conversion rate will be made (other than as a result of a reverse share split, share combination or readjustment).

“Ex-dividend date” means the first date on which the shares of our common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question.

“Record date” means, with respect to any dividend, distribution or other transaction or event in which the holders of our common stock have the right to receive any cash, securities or other property or in which common stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of our common stock entitled to receive such cash, securities or other property (whether such date is fixed by our board of directors or a committee thereof, statute, contract or otherwise).

To the extent permitted by applicable law and subject to the listing standards of The New York Stock Exchange (if we are then listed on The New York Stock Exchange), we are permitted to increase the conversion rate of the notes by any amount for a period of at least 20 business days if our board of directors, or a committee thereof, determines that such increase would be in our best interest. Subject to the listing standards of The New York Stock Exchange (if we are then listed on The New York Stock Exchange), we may also (but are not required to) increase the conversion rate to avoid or diminish income tax to holders of our common stock or rights to purchase shares of our common stock in connection with a dividend or distribution of shares (or rights to acquire shares) or similar event.

A holder may, in some circumstances, including a distribution of cash dividends to holders of our shares of common stock, be deemed to have received a distribution subject to United States federal income tax as a result of an adjustment or the nonoccurrence of an adjustment to the conversion rate. For a discussion of the United States income tax treatment of an adjustment to the conversion rate, see “Additional U.S. Federal Income Tax Considerations.”

We do not currently have a rights plan in effect. If you convert a note, to the extent that we have a rights plan in effect, you will receive, in addition to any shares of common stock received in connection with such conversion, the rights under the rights plan unless the rights have separated from the common stock, in which case, and only in such case, the conversion rate will be adjusted at the time of separation as if we distributed to all holders of our common stock, shares of our capital stock, evidences of indebtedness, assets, property, rights, options or warrants as described in clause (3) above, subject to readjustment in the event of the expiration, termination or redemption of such rights.

Notwithstanding any of the foregoing, the applicable conversion rate will not be adjusted:

•	on account of stock repurchases that are not tender offers referred to in clause (5) above, including structured or derivative transactions, or transactions pursuant to a stock repurchase program approved by our board of directors, or a committee thereof, or otherwise;

•	upon the issuance of any shares of our common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in shares of our common stock under any plan;

•	upon the issuance of any shares of our common stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan, program or agreement of or assumed by us or any of our subsidiaries;

•	upon the issuance of any shares of our common stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in the preceding bullet and outstanding as of the date the notes were first issued;

•	for a change in the par value of the common stock;

•	for accrued and unpaid interest, if any; or

•	for an event otherwise requiring an adjustment, as described herein, if such event is not consummated.

Notwithstanding anything to the contrary herein, we will not be required to adjust the conversion rate unless such adjustment would require an increase or decrease of at least one percent; provided, however, that any such minor adjustments that are not required to be made will be carried forward and taken into account in any subsequent adjustment, and provided, further, that any such adjustment of less than one percent that has not been made shall be made upon the occurrence of (i) the effective date for any make-whole fundamental change, (ii) our notice of redemption (as described under “—Optional Redemption”), and (iii) any conversion of notes.

Adjustments to the applicable conversion rate will be calculated to the nearest 1/10,000th of a share.

Recapitalizations, Reclassifications and Changes of Our Common Stock

In the case of:

•	any recapitalization, reclassification or change of our common stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a split, subdivision or combination for which an adjustment is made pursuant to (1) above under “—Conversion Rights—Conversion Rate Adjustments”);

•	any consolidation, merger or combination involving us;

•	any sale, lease or other transfer to a third party of the consolidated assets of ours and our subsidiaries substantially as an entirety; or

•	any statutory share exchange;

and, in each case, as a result of which our common stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof), then, at and after the effective time of the transaction, the right to convert each $1,000 principal amount of notes based on a number of shares of common stock equal to the conversion rate will be changed into a right to convert such principal amount of notes based on the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof), which stock, other securities or other property or assets we refer to as the reference property, that a holder of a number of shares of common stock equal to the conversion rate immediately prior to such transaction would have owned or been entitled to receive upon such transaction. If the transaction causes our common stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), the amount and type of reference property that a holder of one or more shares would have been entitled to receive in such transaction (and into which the notes will be convertible) will be deemed to be based on the weighted average of the types and amounts of consideration received by the holders of our common stock that affirmatively make such an election. We will notify holders of the weighted average as soon as practicable after such determination is made. We will agree in the indenture not to become a party to any such transaction unless its terms are consistent with the foregoing.

Adjustments of Prices

Whenever any provision of the indenture requires us to calculate the last reported sale prices over a span of multiple days, we will make appropriate adjustments to each to account for any adjustment to the conversion rate that becomes effective, or any event requiring an adjustment to the conversion rate where the effective date, ex-dividend date, record date or expiration date of the event occurs, at any time during the period when the last reported sale prices are to be calculated.

Adjustment to Conversion Rate Upon Conversion in Connection with a Make-Whole Fundamental Change

If an event occurs that (i) is a fundamental change (as defined below and determined after giving effect to any exceptions to or exclusions from such definition), (ii) would be a fundamental change, but for the exclusion in section (i) of clause (2) of the definition thereof, or (iii) would constitute an event of default under clause (10) or (11) of the definition thereof (any such event, a “make-whole fundamental change”), and a holder elects to convert its notes in connection with such make-whole fundamental change, we will, under certain circumstances, increase the conversion rate for the notes so surrendered for conversion by a number of additional shares of common stock, which we refer to as the additional shares, as described below. A conversion of notes will be deemed for these purposes to be “in connection with” a make-whole fundamental change if the notice of conversion of the notes is received by the conversion agent from, and including, the effective date of the make-whole fundamental change up to, and including, the close of business on the business day immediately prior to the related fundamental change purchase date, or, if such make-whole fundamental change is not also a fundamental change, the 35th business day immediately following the effective date for such make-whole fundamental change.

The number of additional shares, if any, by which the conversion rate will be increased will be determined by reference to the table below, based on the date on which the make-whole fundamental change occurs or becomes effective, which we refer to as the effective date, and the price, which we refer to as the stock price, paid (or deemed paid) per share of our common stock in the make-whole fundamental change. If the holders of our common stock receive only cash in a make-whole fundamental change described in clause (2) of the definition of fundamental change, the stock price shall be the cash amount paid per share. Otherwise, the stock price shall be the average of the last reported sale prices of our common stock over the ten trading day period ending on, and including, the trading day immediately preceding the effective date of the make-whole fundamental change.

The stock prices set forth in the column headings of the table below will be adjusted as of any date on which the conversion rate of the notes is otherwise required to be adjusted. The adjusted stock prices will equal the stock prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the conversion rate immediately prior to the adjustment giving rise to the stock price adjustment and the denominator of which is the conversion rate as so adjusted. The number of additional shares will be adjusted in the same manner and at the same time as the conversion rate is required to be adjusted as set forth under “—Conversion Rights—Conversion Rate Adjustments.”

The following table sets forth the number of additional shares by which we will increase the conversion rate for a holder that converts its notes in connection with a make-whole fundamental change having the stock price and effective date set forth below:

	Stock price
Effective Date	$22.06	$23.00	$24.00	$24.82	$26.00	$27.00	$28.00	$29.00	$30.00	$32.26	$34.00	$36.00
January 28, 2014	5.0368	4.7516	3.8586	3.2336	2.4826	1.9636	1.5364	1.1887	0.9098	0.4850	0.3067	0.2058
January 15, 2015	5.0368	5.0368	4.2908	3.6159	2.8005	2.2337	1.7639	1.3785	1.0654	0.5761	0.3603	0.2292
January 15, 2016	5.0368	5.0368	4.6605	3.9374	3.0626	2.4521	1.9455	1.5279	1.1870	0.6478	0.4033	0.2491
January 15, 2017	5.0368	5.0368	4.9517	4.1818	3.2509	2.6019	2.0631	1.6192	1.2576	0.6851	0.4247	0.2595
January 15, 2018	5.0368	5.0368	5.0130	4.2080	3.2388	2.5678	2.0157	1.5654	1.2024	0.6392	0.3923	0.2421
January 15, 2019	5.0368	5.0368	4.6963	3.8743	2.9010	2.2408	1.7096	1.2886	0.9596	0.0000	0.0000	0.0000
January 15, 2020	5.0368	5.0156	3.8087	2.9973	2.0784	1.4945	1.0586	0.7430	0.5234	0.0000	0.0000	0.0000
January 15, 2021	5.0368	3.1842	1.3726	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The exact stock prices and effective dates may not be set forth in the table above, in which case:

•	if the stock price is between two stock prices in the table or the effective date is between two effective dates in the table, the number of additional shares will be determined by a straight-line interpolation between the number of additional shares set forth for the next higher and next lower stock prices and the earlier and later effective dates, as applicable, based on a 365-day year;

•	if the stock price is greater than $36.00 per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), no additional shares will be added to the conversion rate; or

•	if the stock price is less than $22.06 per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), no additional shares will be added to the conversion rate.

Notwithstanding the foregoing, in no event will the conversion rate be increased on account of a make-whole fundamental change to exceed 45.3309 shares of common stock per $1,000 principal amount of notes, subject to adjustments in the same manner as the conversion rate is required to be adjusted as set forth under “—Conversion Rights—Conversion Rate Adjustments.”

Our obligation to satisfy the additional shares requirement could be considered a penalty, in which case the enforceability thereof could be subject to general equity principles including principles of reasonableness and equitable remedies.

Fundamental Change Permits Holders to Require Us to Purchase Notes

If a “fundamental change” (as defined below in this section) occurs at any time, you will have the right, at your option, to require us to purchase for cash any or all of your notes, or any portion thereof such that the principal amount that remains outstanding of each note that is not purchased in full equals $1,000 or an integral multiple of $1,000 in excess thereof. The price we are required to pay, which we refer to as the fundamental change purchase price, will be equal to 100% of the principal amount of the notes to be purchased plus accrued and unpaid interest, if any, to but excluding the fundamental change purchase date (unless the fundamental change purchase date is after a record date and on or prior to the interest payment date to which such record date relates, in which case we will instead pay the full amount of accrued and unpaid interest to the holder of record on such record date and the fundamental change purchase price will be equal to 100% of the principal amount of the notes to be purchased). The fundamental change purchase date will be a date specified by us that is not less than 20 or more than 35 calendar days following the date of our fundamental change notice as described below. Any notes purchased by us will be paid for in cash.

A “fundamental change” will be deemed to have occurred at the time after the notes are originally issued if any of the following occurs:

(1)	any “person” or “group” (within the meaning of Section 13(d) of the Securities Exchange Act of 1934, which we refer to as the Exchange Act), other than us or our subsidiaries and our and their employee benefit plans, files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect ultimate “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of our common equity representing more than 50% of the voting power of our common equity;

(2)	the consummation of (x) any consolidation, merger, amalgamation, scheme of arrangement or other binding share exchange or reclassification or similar transaction between us and another person (other than our subsidiaries), in each case pursuant to which our common stock shall be converted into cash, securities or other property, other than a transaction (i) that results in the holders of all classes of our common equity immediately prior to such transaction owning, directly or indirectly, as a result of such transaction, more than 50% of the continuing or surviving corporation or transferee or the parent thereof immediately after such event or (ii) effected solely to change our jurisdiction of incorporation or to form a holding company for us and that results in a share exchange or reclassification or similar exchange of the outstanding common stock solely into common shares of the surviving entity or (y) any sale or other disposition in one transaction or a series of transactions of all or substantially all of our assets and our subsidiaries, on a consolidated basis, to another person (other than any of our subsidiaries); or

(3)	“continuing directors” (as defined below) cease to constitute at least a majority of our board of directors;

provided, however, that in the case of a transaction or event described in clause (1) or (2) above, if at least 90% of the consideration received or to be received by holders of the common stock (excluding cash payments for fractional shares) in the transaction or transactions that would otherwise constitute a “fundamental change” consists of shares of common stock or common equity interests that are traded on The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors) or that will be so traded when issued or exchanged in connection with the transaction that would otherwise constitute a fundamental change under clause (1) or (2) of the definition thereof, which we refer to as publicly traded securities, and as a result of such transaction or transactions, the notes become convertible into or by reference to such publicly traded securities, excluding cash payments for fractional shares (subject to settlement in accordance with the provisions of “—Conversion Rights—Settlement Upon Conversion”), such event shall not be a fundamental change.

“Continuing director” means a director who either was a member of our board of directors on the date of this prospectus supplement or who becomes a member of our board of directors subsequent to that date and whose election, appointment or nomination for election by our stockholders is duly approved by a majority of the continuing directors on our board of directors at the time of such approval, either by a specific vote or by approval of the proxy statement issued by us on behalf of our entire board of directors in which such individual is named as nominee for director.

On or before the 20th day after the occurrence of a fundamental change, we will provide to all holders of the notes and the trustee and paying agent a notice of the occurrence of the fundamental change and of the resulting purchase right. Such notice shall state, among other things:

•	the events causing a fundamental change;

•	the date of the fundamental change;

•	the last date on which a holder may exercise the purchase right;

•	the fundamental change purchase price;

•	the fundamental change purchase date;

•	if applicable, the name and address of the paying agent and the conversion agent;

•	if applicable, the applicable conversion rate and any adjustments to the applicable conversion rate;

•	if applicable, that the notes with respect to which a fundamental change purchase notice has been delivered by a holder may be converted only if the holder withdraws the fundamental change purchase notice in accordance with the terms of the indenture; and

•	the procedures that holders must follow to require us to purchase their notes.

Simultaneously with providing such notice, we will publish a notice containing this information in a newspaper of general circulation in The City of New York or publish the information on our website or through such other public medium as we may use at that time.

To exercise the fundamental change purchase right, you must deliver, on or before the business day immediately preceding the fundamental change purchase date, the notes to be purchased, duly endorsed for transfer, together with a written purchase notice and the form entitled “Form of Fundamental Change Purchase Notice” on the reverse side of the notes duly completed, to the paying agent if the notes are certificated. If the notes are not in certificated form, you must comply with DTC’s procedures for tendering interests in global notes. Your purchase notice must state:

•	if certificated, the certificate numbers of your notes to be delivered for purchase;

•	the portion of the principal amount of notes to be purchased, which must be such that the principal amount that remains outstanding of each note that is not to be purchased in full equals $1,000 or an integral multiple of $1,000 in excess thereof; and

•	that the notes are to be purchased by us pursuant to the applicable provisions of the notes and the indenture.

You may withdraw any purchase notice (in whole or in part) by a written notice of withdrawal delivered to the paying agent prior to the close of business on the business day immediately preceding the fundamental change purchase date. The notice of withdrawal shall state:

•	the principal amount of the withdrawn notes;

•	if certificated notes have been issued, the certificate numbers of the withdrawn notes, or if not certificated, your notice must comply with appropriate DTC procedures; and

•	the principal amount, if any, of each note that remains subject to the purchase notice, which must be such that the principal amount not to be purchased equals $1,000 or an integral multiple of $1,000 in excess thereof.

We will be required to purchase the notes on the fundamental change purchase date, subject to extensions to comply with applicable law. You will receive payment of the fundamental change purchase price on the later of (i) the fundamental change purchase date or (ii) the time of book-entry transfer or the delivery of the notes. If the paying agent holds money sufficient to pay the fundamental change purchase price of notes that have been properly surrendered for purchase and not validly withdrawn on the fundamental change purchase date, then:

•	such notes will cease to be outstanding and interest will cease to accrue (whether or not book-entry transfer of such notes is made or whether or not such notes are delivered to the paying agent); and

•	all other rights of the holder will terminate (other than the right to receive the fundamental change purchase price and previously accrued and unpaid interest upon delivery or transfer of such notes).

•	In connection with any purchase offer pursuant to a fundamental change purchase notice, we will, if required:

•	comply with the provisions of the tender offer rules under the Exchange Act that may then be applicable;

•	file a Schedule TO or any other required schedule under the Exchange Act; and

•	comply with any other U.S. federal or state securities laws applicable to us in connection with such repurchase offer.

No notes may be purchased at the option of holders upon a fundamental change if the principal amount of the notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a default by us in the payment of the fundamental change purchase price with respect to such notes).

The purchase rights of the holders could discourage a potential acquirer of us. The fundamental change purchase feature, however, is not the result of management’s knowledge of any specific effort to obtain control of us by any means or part of a plan by management to adopt a series of anti-takeover provisions.

The term fundamental change is limited to specified transactions and may not include other events that might adversely affect our financial condition. In addition, the requirement that we offer to purchase the notes upon a fundamental change may not protect holders in the event of a highly leveraged transaction, reorganization, merger or similar transaction involving us.

Furthermore, holders may not be entitled to require us to repurchase their notes upon a fundamental change or entitled to an increase in the conversion rate upon conversion as described under “—Adjustment to Conversion Rate Upon Conversion in Connection with a Make-Whole Fundamental Change” in certain circumstances involving a significant change in the composition of our board, including in connection with a proxy contest where our board does not endorse a dissident slate of directors but approves them for purposes of the definition of “continuing directors” above.

The definition of fundamental change includes a phrase relating to the conveyance, transfer, sale, lease or disposition of “all or substantially all” of our consolidated assets. There is no precise, established definition of the phrase “substantially all” under applicable law. Accordingly, the ability of a holder of the notes to require us to purchase its notes as a result of the conveyance, transfer, sale, lease or other disposition of less than all of our assets may be uncertain.

If a fundamental change were to occur, we may not have enough funds to pay the fundamental change purchase price. Our ability to repurchase the notes for cash may be limited by restrictions on our ability to obtain funds for such repurchase through dividends from our subsidiaries, the terms of our then existing borrowing arrangements or otherwise. See “Risk Factors—Risks Related to the Notes and to this Offering— We may not have the ability to raise funds necessary to purchase the notes upon a fundamental change.” If we fail to purchase the notes when required following a fundamental change, we will be in default under the indenture. In addition, we have, and may in the future incur, other indebtedness with similar change in control provisions permitting our holders to accelerate or to require us to purchase our indebtedness upon the occurrence of similar events or on some specific dates.

Consolidation, Merger and Sale of Assets

Notwithstanding anything to the contrary set forth under “Description of Debt Securities—Merger and Consolidation” in the accompanying prospectus, the indenture provides that we shall not amalgamate or consolidate with, merge with or into, or convey, transfer or lease our properties and assets substantially as an entirety to another person, unless (i) we are the surviving person or the resulting, surviving or transferee person (if not us) is an entity organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and such person (if not us) shall expressly assume, by supplemental indenture, executed and delivered to the trustee, in form satisfactory to the trustee, all of our obligations under the notes and the indenture (and, if such person is not a corporation, then such person will cause a corporate co-issuer organized and existing under the laws of the United States of America, any State thereof or the District of Columbia to become a co-obligor on the notes); and (ii) immediately after giving effect to such transaction, no default or event of default has occurred and is continuing under the indenture with respect to the notes. Upon any such amalgamation, consolidation, merger, conveyance, transfer or lease, the resulting, surviving or transferee person (if not us) shall succeed to, and may exercise every right and power of ours under the indenture, and we shall be discharged from our obligations under the notes and the indenture except in the case of any such lease.

Although these types of transactions are permitted under the indenture, certain of the foregoing transactions could constitute a fundamental change permitting each holder to require us to purchase the notes of such holder as described above.

Events of Default

The following description replaces the description set forth under “Description of Debt Securities—Events of Default” in the accompanying prospectus in its entirety.

Each of the following is an event of default with respect to the notes:

(1)	default in any payment of interest on any note when due and payable, and the default continues for a period of thirty (30) days;

(2)	default in the payment of principal of any note (including the fundamental change purchase price) when due and payable on the maturity date, upon required repurchase, upon declaration of acceleration or otherwise;

(3)	default in the payment of the redemption price upon our optional redemption of the notes;

(4)	default in our obligation to deliver shares of common stock or other consideration, together with cash in lieu thereof in respect of any fractional shares, required to be delivered or paid, as the case may be, upon conversion of any notes and the default continues for five (5) business days;

(5)	failure by us to comply with our obligations under “—Consolidation, Merger and Sale of Assets” above;

(6)	failure by us to issue a notice in accordance with the provisions of “—Fundamental Change Permits Holders to Require Us to Purchase Notes” above when due;

(7)	failure by us for sixty (60) days after written notice from the trustee or the holders of at least 25% in principal amount of the notes then outstanding (a copy of which notice, if given by holders, must also be given to the trustee) has been received by us to comply with any of our agreements contained in the notes or the indenture (other than a covenant or warranty default in whose performance or whose breach is elsewhere in this section specifically provided for or which does not apply to the notes), which notice shall state that it is a “Notice of Default” under the indenture;

(8)	failure by us to pay beyond any applicable grace period, or the acceleration of, indebtedness (other than non-recourse indebtedness) of ours or any of our subsidiaries in an aggregate amount greater than $50,000,000 (or its foreign currency equivalent at the time);

(9)	certain events of bankruptcy, insolvency, or reorganization of us or any significant subsidiary (as defined in Article 1, Rule 1-02 of Regulation S-X) of us;

(10)	our stockholders approve any plan or proposal for the liquidation or dissolution of us (other than in a transaction described in clause (2) of the definition of “fundamental change” set forth above under “—Fundamental Change Permits Holders to Require Us to Purchase Notes”); or

(11)	our common stock ceases to be listed on The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors) or any other national securities exchange.

“Non-recourse indebtedness” means indebtedness the terms of which provide that the lender’s claim for repayment of such indebtedness is limited solely to a claim against the property which secures such indebtedness; provided that recourse obligations or liabilities of the borrower or any guarantor solely for customary carve out matters in respect of any indebtedness will not prevent indebtedness from being classified as non-recourse indebtedness.

If an event of default other than an event of default arising under clause (9) above with respect to us occurs and is continuing, the trustee by notice to us, or the holders of at least 25% in principal amount of then outstanding notes by notice to us and the trustee, may, and the trustee at the request of such holders shall, declare 100% of the principal of, and accrued and unpaid interest, if any, on, all then outstanding notes to be due and payable. In addition, (i) upon an event of default arising under clause (9) above with respect to us, 100% of the principal of and accrued and unpaid interest on the notes will automatically become due and payable and (ii) upon an event of default arising under clause (10) or (11) above, 100% of the principal of and accrued and unpaid interest on the notes will automatically become due and payable on the 35th business day following such event of default. Upon any such acceleration, the principal of and accrued and unpaid interest, if any, on the notes will be due and payable immediately.

On or before the 20th day after the occurrence of an event of default described in clause (10) or (11), we will provide to all holders of the notes and the trustee and paying agent a notice of the occurrence of such event of default and of the resulting automatic acceleration. Such notice shall state, among other things:

•	the events causing such event of default;

•	the date of such event of default and the date of the ensuing automatic acceleration;

•	the last date on which a holder may exercise the conversion right prior to automatic acceleration (which date shall be the 34th business day following such event of default);

•	the applicable conversion rate and any adjustments to the applicable conversion rate; and

•	that the notes may not be converted after the close of business on the last conversion date specified in the notice, and that following such date the holder will only have the right to receive principal and accrued and unpaid interest in respect of its accelerated note.

Simultaneously with providing such notice, we will publish a notice containing this information in a newspaper of general circulation in The City of New York or publish the information on our website or through such other public medium as we may use at that time.

The holders of a majority in principal amount of the outstanding notes may waive (including, by way of consents obtained in connection with a repurchase of, or tender or exchange offer for, the notes) all past defaults (except with respect to nonpayment of principal or interest, the failure to deliver the consideration due upon conversion or any other provision that requires the consent of each affected holder to amend), and rescind any acceleration with respect to the notes and its consequences if (i) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (ii) all existing events of default, other than the nonpayment of the principal of and interest on the notes that have become due solely by such declaration of acceleration, have been cured or waived.

Notwithstanding the foregoing, the indenture will provide that, to the extent we elect, the sole remedy for an event of default relating to (i) our failure to file with the trustee pursuant to Section 314(a)(1) of the Trust Indenture Act any documents or reports that we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act or (ii) our failure to comply with our obligations as set forth under “—Reports” below, will after the occurrence of such an event of default consist exclusively of the right to receive additional interest on the notes at a rate equal to (x) 0.25% per annum of the principal amount of the notes outstanding for the first 90 days of the 180-day period on which such event of default is continuing beginning on, and including, the date on which such an event of default first occurs and (y) 0.50% per annum of the principal amount of the notes outstanding for the last 90 days of such 180-day period as long as such event of default is continuing. If we so elect, such additional interest will be payable in the same manner and on the same dates as the stated interest payable on the notes. On the 181st day after such event of default (if the event of default relating to the reporting obligations is not cured or waived prior to such 181st day), the notes will be subject to acceleration as provided above. The provisions of the indenture described in this paragraph will not affect the rights of holders of notes in the event of the occurrence of any other event of default. In the event we do not elect to pay the additional interest following an event of default in accordance with this paragraph or we elected to make such payment but do not pay the additional interest when due, the notes will be immediately subject to acceleration as provided above.

In order to elect to pay the additional interest as the sole remedy during the first 180 days after the occurrence of an event of default relating to the failure to comply with the reporting obligations in accordance with the immediately preceding paragraph, we must notify all holders of notes, the trustee and the paying agent of such election prior to the beginning of such 180-day period. Upon our failure to timely give such notice, the notes will be immediately subject to acceleration as provided above.

If any portion of the amount payable on the notes upon acceleration is considered by a court to be unearned interest (through the allocation of the value of the instrument to the embedded warrant or otherwise), the court could disallow recovery of any such portion.

Subject to the provisions of the indenture relating to the duties of the trustee, if an event of default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders unless such holders have offered to the trustee indemnity or security reasonably satisfactory to it against any loss, liability or expense. In addition, except to enforce the right to receive payment of the principal of, or interest on, or redemption price or fundamental change purchase price with respect to, its notes when due, or the right to receive delivery of the consideration due upon conversion of its notes, no holder may pursue any remedy with respect to the indenture or the notes unless:

(1)	such holder has previously given the trustee notice that an event of default is continuing;

(2)	holders of at least 25% in principal amount of then outstanding notes have requested the trustee to pursue the remedy;

(3)	such holders have offered the trustee security or indemnity reasonably satisfactory to it against any loss, liability or expense;

(4)	the trustee has not complied with such request within 60 days after the receipt of the request and the offer of indemnity; and

(5)	the holders of a majority in principal amount of the outstanding notes have not given the trustee a direction that is inconsistent with such request within such 60-day period.

However, each holder shall have the right, which is absolute and unconditional, to receive the principal of, interest on, redemption price with respect to, fundamental change purchase price with respect to, and the amount of cash or the consideration due upon conversion of its notes and to institute suit for the enforcement of any such payment or delivery, as the case may be, and such rights shall not be impaired without the consent of such holder. In addition, subject to certain restrictions, the holders of a majority in principal amount of the outstanding notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or of exercising any trust or power conferred on the trustee.

The indenture provides that in the event an event of default has occurred and is continuing, the trustee will be required in the exercise of its powers to use the degree of care that a prudent person would use in the conduct of its own affairs. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture or that the trustee determines is unduly prejudicial to the rights of any other holder or that would involve the trustee in personal liability. Prior to taking any action under the indenture, the trustee will be entitled to indemnification reasonably satisfactory to it against all losses and expenses caused by taking or not taking such action.

If a default occurs and is continuing and is known to the trustee, the trustee must transmit notice of the default to each holder within 90 days after it occurs. Except in the case of a default in the payment of principal (including the fundamental change purchase price) of or interest on any note or a default in the delivery of the consideration due upon conversion, the trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or responsible officers of the trustee in good faith determines that the withholding of such notice is in the interests of the holders of the notes. In addition, we are required to deliver to the trustee, within 120 days after the end of each fiscal year, an officers’ certificate, stating whether or not to the knowledge of the signers thereof we are in default in the performance and observance of any of the terms, provisions and conditions of the indenture (without regard to any period of grace or requirement of notice provided under the indenture) and, if we are in default, specifying all such defaults and the nature and the status thereof of which they may have knowledge. We also are required to deliver to the trustee, as soon as possible, and in any event within 30 days after we become aware of the occurrence of any default or event of default, an officers’ certificate setting forth such defaults or events of default, as applicable, their status and what action we are taking or propose to take in respect thereof.

Modification and Amendment

The following description replaces the description set forth under “Description of Debt Securities—Modification and Waiver” in the accompanying prospectus in its entirety.

Subject to certain exceptions, the indenture or the notes may be amended, and compliance with any provisions of the indenture may be waived, with the consent of the holders of a majority of the principal amount of the notes then outstanding (including, in each case, without limitation, consents obtained in connection with a repurchase of, or tender or exchange offer for, notes). However, without the consent of each holder of a then outstanding note affected, no amendment may, among other things:

(1)	reduce the percentage in aggregate principal amount of notes outstanding necessary to waive any past default or event of default;

(2)	reduce the rate of interest on any note or change the time for payment of interest on any note;

(3)	reduce the principal of any note or change the maturity date of any note;

(4)	change the place or currency of payment on any note;

(5)	make any change that impairs or adversely affects the conversion rights of any notes;

(6)	reduce the redemption price or make any other change to the provisions described under “—Optional Redemption” above that is materially adverse to holders in any way;

(7)	reduce the fundamental change purchase price of any note or amend or modify in any manner adverse to the rights of the holders of the notes our obligation to pay the fundamental change purchase price, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

(8)	impair the right of any holder to receive payment of principal of and interest, if any, on, its notes, or the right to receive the shares of our common stock or other consideration, together with cash in lieu thereof in respect of any fractional shares, due upon conversion of its notes on or after the due date therefor or to institute suit for the enforcement of any such payment or delivery, as the case may be, with respect to such holder’s notes;

(9)	modify the ranking provisions of the indenture in a manner that is adverse to the rights of the holders of the notes; or

(10)	make any change in the provisions described in this “Modification and Amendment” section that requires each holder’s consent or in the waiver provisions if such change is adverse to the rights of the holders of the notes.

Without the consent of any holder of the notes, we and the trustee may amend the indenture or the notes:

(1)	to conform the terms of the indenture or the notes to the description thereof in the preliminary prospectus supplement, as supplemented by the issuer free writing prospectus related to the offering of the notes;

(2)	to evidence the succession by a successor corporation and to provide for the assumption by a successor corporation of our obligations under the indenture and the notes;

(3)	to add guarantees with respect to the notes;

(4)	to secure the notes;

(5)	to add to our covenants such further covenants, restrictions or conditions for the benefit of the holders or to surrender any right or power conferred upon us;

(6)	to cure any ambiguity, omission, defect or inconsistency in the indenture or the notes, including to eliminate any conflict with the terms of the Trust Indenture Act, or to make any other change that does not adversely affect the rights of any holder of the notes in any material respect;

(7)	to provide for a successor trustee;

(8)	to comply with the applicable procedures of the depositary; or

(9)	to comply with any requirements of the SEC in connection with the qualification of the indenture under the Trust Indenture Act.

Holders do not need to approve the particular form of any proposed amendment. It will be sufficient if such holders approve the substance of the proposed amendment. After an amendment under the indenture becomes effective, we are required to mail to the holders a notice briefly describing such amendment. However, the failure to give such notice to all the holders, or any defect in the notice, will not impair or affect the validity of the amendment.

Discharge

We may satisfy and discharge our obligations under the indenture by delivering to the trustee for cancellation all outstanding notes or by depositing with the trustee or delivering to the holders, as applicable, after the notes have become due and payable, whether at the maturity date, any redemption date, any fundamental change purchase date, upon conversion or otherwise, cash and/or (in the case of conversion) shares of common stock sufficient to pay all of the outstanding notes and paying all other sums payable under the indenture by us. Such discharge is subject to terms contained in the indenture.

The provisions set forth under “Description of Debt Securities—Defeasance and Covenant Defeasance” in the accompanying prospectus will not apply with respect to the notes.

Calculations in Respect of Notes

Except as otherwise provided above, we will be responsible for making all calculations called for under the notes. These calculations include, but are not limited to, determinations of the last reported sale prices of our common stock, accrued interest payable on the notes, the conversion rate of the notes and determinations with respect to the ownership limit in our charter described above under “—Ownership Limit.” We will make all these calculations in good faith and, absent manifest error, our calculations will be final and binding on holders of notes. We will provide a schedule of our calculations to each of the trustee and the conversion agent, and each of the trustee and the conversion agent is entitled to rely conclusively upon the accuracy of our calculations without independent verification. The trustee will forward our calculations to any holder of notes upon the request of that holder.

Reports

The indenture requires us to file with the trustee, within 15 days after we are required to file the same with the SEC, copies of the quarterly and annual reports and of the information, documents and other reports, if any, that we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, and to otherwise comply with Section 314(a) of the Trust Indenture Act. Any such report, information or document that we file with the SEC through the EDGAR system (or any successor thereto) will be deemed to be delivered to the trustee for the purposes of this covenant at the time of such filing through the EDGAR system (or such successor thereto).

Delivery of any such reports, information and documents to the trustee shall be for informational purposes only, and the trustee’s receipt of such reports, information and documents shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including our compliance with any of our covenants hereunder.

Trustee

The Bank of New York Mellon will be the trustee, security registrar, paying agent and conversion agent. The Bank of New York Mellon, in each of its capacities, including without limitation as trustee, security registrar, paying agent and conversion agent, assumes no responsibility for the accuracy or completeness of the information concerning us or our affiliates or any other party contained in this document or the related documents or for any failure by us or any other party to disclose events that may have occurred and may affect the significance or accuracy of such information.

Governing Law

The indenture provides that it and the notes will be governed by, and construed in accordance with, the internal laws of the State of New York, including without limitation, sections 5-1401 and 5-1402 of the New York General Obligations Law and New York Civil Practice Laws and Rules 327(b).

Book-Entry, Settlement and Clearance

The Global Notes

The additional notes will be initially issued in the form of one or more registered notes in global form, without interest coupons, which we refer to as the global notes. Upon issuance, each of the global notes will be deposited with the trustee as custodian for DTC, which will serve as the initial securities depositary, and registered in the name of Cede & Co., as nominee of DTC.

Ownership of beneficial interests in a global note will be limited to persons who have accounts with DTC, which we refer to as DTC participants, or persons who hold interests through DTC participants. We expect that under procedures established by DTC:

•	upon deposit of a global note with DTC’s custodian, DTC will credit portions of the principal amount of the global note to the accounts of the DTC participants designated by the underwriters; and

•	ownership of beneficial interests in a global note will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the global note).

Beneficial interests in global notes may not be exchanged for notes in physical, fully-registered certificated form except in the limited circumstances described below. We may not issue the notes in bearer form.

Book-Entry Procedures for the Global Notes

All interests in the global notes will be subject to the operations and procedures of DTC and, therefore, you must allow for sufficient time in order to comply with these procedures if you wish to exercise any of your rights with respect to the notes. We provide the following summary of those operations and procedures solely for the convenience of investors. The operations and procedures of DTC are controlled by that settlement system and may be changed at any time. Neither we nor the underwriters are responsible for those operations or procedures.

DTC has advised us that it is:

•	a limited purpose trust company organized under the laws of the State of New York;

•	a “banking organization” within the meaning of the New York State banking law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the Uniform Commercial Code; and

•	a “clearing agency” registered under Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC’s participants include securities brokers and dealers, including the underwriters; banks and trust companies; clearing corporations and other organizations. Indirect access to DTC’s system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.

So long as DTC’s nominee is the registered owner of a global note, that nominee will be considered the sole owner or holder of the notes represented by that global note for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global note:

•	will not be entitled to have notes represented by the global note registered in their names;

•	will not receive or be entitled to receive physical, certificated notes; and

•	will not be considered the owners or holders of the notes under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee under the indenture.

As a result, each investor who owns a beneficial interest in a global note must rely on the procedures of DTC to exercise any rights of a holder of notes under the indenture (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the investor owns its interest).

Payments of principal and interest with respect to the notes represented by a global note will be made by the trustee to DTC’s nominee as the registered holder of the global note. Neither we nor the trustee will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global note, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those interests.

Payments by participants and indirect participants in DTC to the owners of beneficial interests in a global note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.

Transfers between participants in DTC will be effected under DTC’s procedures and will be settled in same-day funds.

Certificated Notes

Notwithstanding anything to the contrary under “Book-Entry Securities” in the accompanying prospectus, notes in physical, fully-registered certificated form will be issued and delivered to each person that the depositary identifies as a beneficial owner of the related notes only if:

•	the depositary notifies us that it is unwilling, unable or no longer permitted under applicable law to continue as depositary for that global note and we do not appoint another institution to act as depositary within 90 days;

•	we notify the trustee that we wish to terminate that global note (or reduce the principal amount of that global note) and the beneficial owners of the majority of the principal amount of that global note (or of the majority of the principal amount of that global note to be reduced) consent to such termination; or

•	an event of default has occurred with regard to the notes represented by the relevant global note, such event of default has not been cured or waived and a beneficial owner of the global note requests that its notes be issued in physical, certificated form.

UNDERWRITING

The company and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Barclays Capital Inc., as representatives of the underwriters for the offering named below, have entered into an underwriting agreement with respect to the notes. Subject to certain conditions, each underwriter has severally agreed to purchase the principal amount of notes indicated in the following table.

Underwriters	Principal Amount of Notes
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$37,500,000
Barclays Capital Inc.	37,500,000
Credit Suisse Securities (USA) LLC	37,500,000
Deutsche Bank Securities Inc.	37,500,000

Total	$150,000,000

The underwriters are committed to take and pay for all of the notes being offered, if any are taken.

Notes sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus supplement. Any notes sold by the underwriters to securities dealers may be sold at a discount from the initial public offering price of up to 1.5% of the principal amount of notes. If all the notes are not sold at the initial offering price, the underwriters may change the offering price and the other selling terms. The offering of the notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

To the extent the underwriters sells more than $150,000,000 principal amount of notes, the underwriters will have the option to purchase within 30 days from the date of this prospectus supplement up to an additional $22,500,000 principal amount of notes from us at the public offering price less the underwriting discount to cover over-allotments, if any.

The following table summarizes the underwriting discounts and commissions we will pay to the underwriters. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional notes. The underwriting fee is the difference between the initial price to the public and the amount the underwriters pay to us for the notes.

	No Exercise	Full Exercise
Underwriting discounts and commissions	$3,750,000	$4,312,500
Proceeds, before expenses, to us	$148,125,000	$170,343,750
Total	$151,875,000	$174,656,250

We have agreed that, (i) for a period of 30 days from the date of this prospectus supplement, we will not, without the prior written consent of the representatives, offer, sell, contract to sell, pledge, or otherwise dispose of, directly or indirectly, any shares of our common stock and (ii) for a period of 90 days from the date of this prospectus supplement, we will not, without the prior written consent of the representatives, offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any securities convertible into, or exercisable, or exchangeable for, shares of our common stock (except, with respect to clause (ii), the company may issue additional shares of its Series A cumulative redeemable preferred stock or a new series of preferred stock that has a limited conversion right similar to the Series A cumulative redeemable preferred stock, including the Series B preferred stock to be offered in the concurrent preferred stock offering), or, in each case, publicly announce any intention to do so. These restrictions do not apply to apply to (A) the additional notes being offered in this offering or (B) the issuance of our common stock in connection with acquisitions of additional assets; provided, however, that with respect to (B), (1) the aggregate number of shares of our common stock issued in connection with such acquisitions shall be no more than 19.9% of our outstanding common stock as of the date of such agreement and (2) any shares of our common stock issued in connection with such acquisitions shall be subject to the restrictions set forth in clauses (i) and (ii) above for the duration of the respective 30-day and 90-day restricted periods from the date of this prospectus supplement. In addition, our officers and directors have agreed that, for a period of 30 days from the date of this prospectus supplement, subject to certain exceptions, they will not, without the prior written consent of the representatives, offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any shares of our common stock or any securities convertible into, or exercisable, or exchangeable for, shares of our common stock, or publicly announce any intention to do so.

The company has been advised by the representative that the underwriters intend to make a market in the notes but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the notes.

In connection with the offering, the underwriters may purchase and sell notes in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of notes than they are required to purchase in the offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the notes while the offering is in progress.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions.

These activities by the underwriters, as well as other purchases by the underwriters for their own accounts, may stabilize, maintain or otherwise affect the market price of the notes. As a result, the price of the notes may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise.

The company estimates that its share of the total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $300,000.

The company has agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to the issuer and to persons and entities with relationships with the issuer, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of the issuer (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with the issuer. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

Other Relationships

Affiliates of each of our underwriters in this offering are lenders under our secured revolving credit facility and will receive their pro rata shares of the net proceeds of this offering that are used to repay our secured revolving credit facility. The underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. The underwriters have received, and may in the future receive, customary fees and commissions for these transactions.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Notice to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the notes may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the notes without disclosure to investors under Chapter 6D of the Corporations Act.

The notes applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring notes must observe such Australian on-sale restrictions.

This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a Relevant Member State), no offer of notes may be made to the public in that Relevant Member State other than:

(a)	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b)	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the relevant Dealer or Dealers nominated by the issuer for any such offer; or

(c)	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of notes shall require the issuer or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

Each person in a Relevant Member State who initially acquires any notes or to whom any offer is made will be deemed to have represented, acknowledged and agreed that it is a “qualified investor” within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive. In the case of any notes being offered to a financial intermediary as that term is used in Article 3(2) of the Prospectus Directive, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the notes acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any notes to the public other than their offer or resale in a Relevant Member State to qualified investors as so defined or in circumstances in which the prior consent of the representative has been obtained to each such proposed offer or resale.

The Company, the representative and their affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.

This prospectus has been prepared on the basis that any offer of notes in any Relevant Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of notes. Accordingly any person making or intending to make an offer in that Relevant Member State of notes which are the subject of the offering contemplated in this prospectus may only do so in circumstances in which no obligation arises for the Company or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither the Company nor the underwriters have authorized, nor do they authorize, the making of any offer of notes in circumstances in which an obligation arises for the Company or the underwriters to publish a prospectus for such offer.

(a)	For the purpose of the above provisions, the expression “an offer to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in the Relevant Member State by any measure implementing the Prospectus Directive in the Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member States) and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Notice to Prospective Investors in Hong Kong

The notes have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the notes has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Notice to Prospective Investors in Switzerland

We have not and will not register with the Swiss Financial Market Supervisory Authority (“FINMA”) as a foreign collective investment scheme pursuant to Article 119 of the Federal Act on Collective Investment Scheme of 23 June 2006, as amended (“CISA”), and accordingly the securities being offered pursuant to this prospectus have not and will not be approved, and may not be licenseable, with FINMA. Therefore, the securities have not been authorized for distribution by FINMA as a foreign collective investment scheme pursuant to Article 119 CISA and the securities offered hereby may not be offered to the public (as this term is defined in Article 3 CISA) in or from Switzerland. The securities may solely be offered to “qualified investors,” as this term is defined in Article 10 CISA, and in the circumstances set out in Article 3 of the Ordinance on Collective Investment Scheme of 22 November 2006, as amended (“CISO”), such that there is no public offer. Investors, however, do not benefit from protection under CISA or CISO or supervision by FINMA. This prospectus and any other materials relating to the securities are strictly personal and confidential to each offeree and do not constitute an offer to any other person. This prospectus may only be used by those qualified investors to whom it has been handed out in connection with the offer described herein and may neither directly or indirectly be distributed or made available to any person or entity other than its recipients. It may not be used in connection with any other offer and shall in particular not be copied and/or distributed to the public in Switzerland or from Switzerland. This prospectus does not constitute an issue prospectus as that term is understood pursuant to Article 652a and/or 1156 of the Swiss Federal Code of Obligations. We have not applied for a listing of the securities on the SIX Swiss Exchange or any other regulated securities market in Switzerland, and consequently, the information presented in this prospectus does not necessarily comply with the information standards set out in the listing rules of the SIX Swiss Exchange and corresponding prospectus schemes annexed to the listing rules of the SIX Swiss Exchange.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The notes to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the notes offered should conduct their own due diligence on the notes. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

Notice to Prospective Investors in the United Kingdom

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

Notice to Prospective Investors in Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the additional notes may not be circulated or distributed, nor may the additional notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the additional notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)	a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the additional notes pursuant to an offer made under Section 275 of the SFA except:

(a)	to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(b)	where no consideration is or will be given for the transfer;

(c)	where the transfer is by operation of law;

(d)	as specified in Section 276(7) of the SFA; or

(e)	as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

ADDITIONAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of additional U.S. federal income tax considerations applicable to “U.S. Holders” or “Non-U.S. Holders” (as such terms are defined below) relating to the purchase, ownership and disposition of the additional notes offered pursuant to this prospectus supplement and of the shares of our common stock into which the additional notes may be converted. This summary is based upon the Internal Revenue Code, as amended (the “Code”), the regulations promulgated by the U.S. Treasury Department (the “Treasury Regulations”), rulings and other administrative interpretations and practices of the Internal Revenue Service (the “IRS”) (including administrative interpretations and practices expressed in private letter rulings which are binding on the IRS only with respect to the particular taxpayers who requested and received those rulings), and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. We have not sought and will not seek an advance ruling from the IRS regarding any matter discussed in this section.

This issuance of the additional notes is intended to be treated as a “qualified reopening” of the initial notes for purposes of applicable Treasury Regulations. Accordingly, the additional notes are intended to be treated as being fungible with the initial notes for U.S. federal income tax purposes and will be treated as part of the same “issue” as the initial notes, and will have the same “issue date” and “issue price” as the initial notes. In the remainder of this section, the additional notes are referred to as the “notes.”

This summary is limited to beneficial owners of notes that purchase the notes in this offering and that will hold the notes or shares of common stock as capital assets within the meaning of Section 1221 of the Code. This summary does not address the tax considerations arising under other U.S. federal tax laws (such as estate and gift tax laws) or the laws of any foreign, state or local jurisdiction. In addition, this discussion does not address all of the tax considerations that may be applicable to U.S. Holders’ particular circumstances or to U.S. Holders that may be subject to special tax rules under the U.S. federal income tax laws, such as, for example, financial institutions, insurance companies, tax-exempt organizations, brokers and dealers in securities or currencies, traders in securities that elect to use a mark-to-market method of tax accounting for their securities holdings, persons that will hold the notes or shares of common stock as a position in a hedging transaction, straddle, conversion transaction or other risk reduction transaction, persons deemed to sell the notes or shares of common stock under the constructive sale provisions of the Code, entities or arrangements treated as partnerships for U.S. federal income tax purposes and other pass-through entities, and investors in such entities.

The U.S. federal income tax treatment of us as a REIT and of holders of our notes depends in some instances on determinations of fact and interpretations of complex provisions of U.S. federal income tax law for which no clear precedent or authority may be available. In addition, the tax consequences to any particular holder of our notes will depend on the holder’s particular tax circumstances. If you are considering purchasing notes, you are urged to consult your own tax advisors with respect to the application of the U.S. federal income tax laws to your particular situation, as well as any tax considerations arising under other federal tax laws, under the laws of any state, local, or foreign taxing jurisdiction or under any applicable income tax treaty.

Consequences to U.S. Holders of the Notes

The following is a summary of the general U.S. federal income tax consequences that will apply to you if you are a “U.S. Holder” of the notes. Certain consequences to “Non-U.S. Holders” of the notes are described under “—Consequences to Non-U.S. Holders of the Notes,” below. For purposes of this discussion, a “U.S. Holder” means a beneficial owner of a note or our common stock that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, a state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust (a) if a court within the United States is able to exercise primary supervision over its administration and one or more United States persons have authority to control all substantial decisions of the trust or (b) that has a valid election in effect under applicable Treasury Regulations to be treated as a United States person.

If an entity or arrangement classified as a partnership for U.S. federal income tax purposes holds notes, the U.S. federal income tax treatment of a partner in the partnership will generally depend upon the status of the partner, the activities of the partnership and certain determinations made at the partner level. If you are an entity or arrangement treated as a partnership for U.S. federal income tax purposes (or if you are a partner in such a partnership), you are urged to consult your tax advisor regarding the tax consequences of the purchase, ownership and disposition of the notes to you.

Interest. Interest payments on the notes will constitute “qualified stated interest.” Accordingly, interest on the notes will generally be taxable to a U.S. Holder as ordinary income at the time it is received or accrued in accordance with a U.S. Holder’s regular method of accounting for U.S. federal income tax purposes.

Pre-issuance Accrued Interest on the Notes. A portion of the price paid for a note will be allocable to interest that “accrued” prior to the date the note is purchased (referred to as “pre-issuance accrued interest”). To the extent a portion of a U.S. Holder’s purchase price is allocable to pre-issuance accrued interest, a portion of the first stated interest payment equal to the amount of pre-issuance accrued interest may be treated as a nontaxable return of a portion of the purchase price rather than as interest income to the U.S. Holder. Amounts treated as a return of pre-issuance accrued interest would reduce a U.S. Holder’s adjusted tax basis in the note by a corresponding amount.

Amortizable Bond Premium. If a U.S. Holder acquires a debt instrument for an amount that is greater than the sum of all amounts payable on the debt instrument after the purchase date, other than payments of qualified stated interest, then such U.S. Holder will be considered to have acquired the debt instrument with “amortizable bond premium.” In general, amortizable bond premium with respect to any note will be equal in amount to the excess, if any, of the initial tax basis (excluding amounts in respect of pre-issuance accrued interest treated as a return of capital, and further reduced as described below) over the sum of all amounts payable on the debt instrument other than qualified stated interest. Further, for these purposes, a U.S. Holder’s initial tax basis in a convertible debt instrument is reduced by an amount equal to the value of such U.S. Holder’s option to convert the convertible debt instrument for other property (such as shares of our common stock); the value of this option may be determined under any reasonable method.

A U.S. Holder may elect to amortize bond premium on a debt instrument over the remaining term of the debt instrument. Once made, the election applies to all taxable debt instruments then owned and thereafter acquired by the U.S. Holder on or after the first day of the taxable year to which such election applies, and may be revoked only with the consent of the IRS. The election, therefore, should only be made in consultation with a tax advisor. In general, a U.S. Holder amortizes bond premium by offsetting the qualified stated interest allocable to an accrual period with the bond premium allocable to the accrual period, which is determined under a constant yield method pursuant to the applicable Treasury Regulations. If the bond premium allocable to an accrual period exceeds the qualified stated interest allocable to such period, the excess is treated by the U.S. Holder as a bond premium deduction. The bond premium deduction for each accrual period is limited to the amount by which the U.S. Holder’s total interest inclusions on the debt instrument in prior accrual periods exceed the total amount treated by such U.S. Holder as a bond premium deduction on the debt instrument in prior accrual periods. Any amounts not deductible in an accrual period may be carried forward to the next accrual period and treated as bond premium allocable to that period.

Sale, Exchange, Redemption or Repurchase of the Notes. Except as provided below under “Conversion of the Notes,” a U.S. Holder will generally recognize gain or loss upon the sale, exchange, redemption,

repurchase or other taxable disposition of a note equal to the difference (if any) between the amount of cash and the fair market value of property received in exchange therefor (other than amounts attributable to accrued but unpaid stated interest (excluding amounts in respect of pre-issuance accrued interest treated as a return of capital), which, if not previously taxed, will be taxable as ordinary interest income) and a U.S. Holder’s adjusted tax basis in the note. A U.S. Holder’s adjusted tax basis in a note generally will be equal to the price that such U.S. Holder paid for such note, and decreased by (1) the amount of any payments, other than stated interest payments, less any issuance accrued interest treated as a return of capital with respect to the note as described above, received with respect to such note, (2) any amortizable bond premium taken with respect to such note, and (3) excluding amounts in respect of pre-issuance accrued interest treated as a return of capital. Gain or loss recognized on the disposition of a note generally will be capital gain or loss, and will be long-term capital gain or loss if, at the time of such disposition, a U.S. Holder’s holding period for the note is more than one year. Certain non-corporate U.S. holders (including individuals) are eligible for reduced rates of taxation in respect of long-term capital gain. The deductibility of capital losses is subject to certain limitations.

Conversion of the Notes. A U.S. Holder of a note will not recognize any income, gain or loss on the conversion of such holder’s notes into shares of our common stock except to the extent of cash received in lieu of a fractional share of common stock, and except that the fair market value of common stock received with respect to accrued interest will be taxable as such. The amount of gain or loss on the deemed sale of a fractional share will be equal to the difference between the amount of cash such U.S. Holder receives in respect of such fractional share, and the portion of such U.S. Holder’s adjusted tax basis in the note that is allocable to the fractional share. The tax basis of the shares of common stock received upon a conversion (other than common stock received with respect to accrued interest) will equal the adjusted tax basis of the note that was converted, reduced by the portion of the tax basis that is allocable to any fractional share. A U.S. Holder’s tax basis in the common stock received with respect to accrued interest will equal the fair market value of such stock. A U.S. Holder’s holding period for shares of common stock will include the period during which such holder held the notes, except that the holding period of any common stock received with respect to accrued interest will commence on the day after the receipt of such stock.

Constructive Distributions. The conversion rate of the notes is subject to adjustment under certain circumstances as described above in “Description of the Notes—Conversion Rights.” Under Section 305(c) of the Code, adjustments (or failures to make adjustments) that have the effect of increasing a U.S. Holder’s proportionate interest in our assets or earnings may in some circumstances result in a constructive distribution to such holder. Adjustments to the conversion rate made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing the dilution of the interest of the holders of the notes will generally not be considered to result in a constructive distribution. However, certain of the possible adjustments provided in the notes will not qualify as being pursuant to a bona fide reasonable adjustment formula. If such adjustments are made, U.S. Holders of the notes will be deemed to have received distributions even though they have not received any cash or property as a result of such adjustments Generally, a U.S. Holder’s tax basis in the notes will be increased to the extent any such constructive distribution is treated as a dividend. In certain circumstances, the failure to make a conversion rate adjustment may result in a deemed distribution to the holders of the notes, if, as a result of such failure, the proportionate interest of the note holders in our assets or earnings and profits is increased. Any taxable deemed distribution will be included in such holder’s income in the same manner as an actual distribution received by such holder as discussed in the accompanying prospectus under “Certain U.S. Federal Income Tax Consequences—Taxation of Taxable U.S. Holders of our Securities—Distributions Generally.” You are urged to consult your own tax advisor with respect to the tax consequences of any adjustment (or the absence of any adjustment) to the conversion rate and any resulting deemed distribution.

Ownership and Disposition of Shares Received Upon Conversion. The tax consequences of owning and disposing of common shares received upon conversion of the notes are described in the prospectus under “U.S. Federal Income Tax Considerations—Taxation of Holders of our Securities.”

Medicare Contribution Tax on Unearned Income. A U.S. person that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, will be subject to a 3.8% tax on the lesser of (1) the U.S. person’s “net investment income” for the relevant taxable year and (2) the excess of the U.S. person’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000 depending on the individual’s circumstances). Net investment income includes, among other things, interest income not derived from the conduct of a nonpassive trade or business. A U.S. Holder that is an individual, estate or trust should consult its tax advisor regarding the applicability of the Medicare tax to its income and gains in respect of its investment in our notes.

Information Reporting and Backup Withholding. A U.S. Holder may be subject, under certain circumstances, to information reporting and/or backup withholding of tax (currently at a rate of 28%) with respect to payments of interest, and depending on the circumstances, the proceeds of a sale or other taxable disposition of a note (including a retirement or redemption).

Backup withholding may apply to a non-corporate U.S. Holder that (i) fails to furnish its taxpayer identification number, or TIN, (ii) furnishes an incorrect TIN, (iii) is notified by the IRS that it failed properly to report certain interest or dividends, or (iv) fails, under certain circumstances, to provide a certified statement, signed under penalty of perjury, that it is a U.S. person, that the TIN provided is correct, and that it has not been notified by the IRS that it is subject to backup withholding. The application for exemption is available by providing a properly completed IRS Form W-9 (or successor form). These requirements generally do not apply with respect to certain U.S. Holders, including corporations, tax-exempt organizations, qualified pension and profit sharing trusts, certain financial institutions and individual retirement accounts.

Backup withholding is not an additional tax. Any amount withheld from a payment to a U.S. Holder under the backup withholding rules will be allowed as a credit against such U.S. Holder’s U.S. federal income tax liability and may entitle such U.S. Holder to a refund, provided that certain required information is timely furnished to the IRS. A U.S. Holder is urged to consult its own tax advisor regarding the application of information reporting and backup withholding in its particular circumstances, the availability of an exemption from backup withholding and the procedure for obtaining any such available exemption.

Consequences to Non-U.S. Holders of the Notes

The following is a summary of the general U.S. federal income tax consequences that will apply to you if you are a “Non-U.S. Holder” of the notes. As used in this prospectus supplement, the term “Non-U.S. Holder” means a beneficial owner of a note (other than an entity or arrangement treated as a partnership for U.S. federal income tax purposes) that is not a U.S. Holder.

If a partnership, including any entity or arrangement treated as a partnership for U.S. federal income tax purposes, is a holder of a note or our common stock, the U.S. federal income tax treatment of a partner in such a partnership will generally depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Partners in such a partnership are urged to consult their tax advisors as to the particular U.S. federal income tax consequences applicable to them of acquiring, holding or disposing of the notes.

Payments of Interest. Subject to the discussion of backup withholding below, a Non-U.S. Holder will generally not be subject to U.S. federal income tax or the 30% U.S. federal withholding tax on interest paid on the notes, pursuant to the “portfolio interest exemption,” so long as that interest is not effectively connected with the conduct by such Non-U.S. Holder of a trade or business within the United States, provided that the Non-U.S. Holder:

•	does not actually or constructively own 10% or more of the total combined voting power of all classes of our shares that are entitled to vote within the meaning of Section 871(h)(3) of the Code and the Treasury Regulations thereunder;

•	is not a controlled foreign corporation for U.S. federal income tax purposes that is actually or constructively related to us through sufficient stock ownership (as provided in the Code);

•	is not a bank whose receipt of interest on a note is described in Section 881(c)(3)(A) of the Code; and

•	provides the applicable withholding agent with, among other things, the Non-U.S. Holder’s name and address, and certifies, under penalties of perjury, that the Non-U.S. Holder is not a U.S. person within the meaning of the Code (which certification may be made on an IRS Form W-8BEN (or other applicable form)).

The applicable Treasury Regulations provide alternative methods for satisfying the certification requirement described in this section. In addition, under these Treasury Regulations, special rules apply to pass-through entities and this certification requirement may also apply to beneficial owners of pass-through entities.

If a Non-U.S. Holder cannot satisfy the requirements described above, payments of interest will generally be subject to the 30% U.S. federal withholding tax, unless the Non-U.S. Holder provides the applicable withholding agent with a properly executed (1) IRS Form W-8BEN (or other applicable form) claiming an exemption from or reduction in withholding under an applicable income tax treaty or (2) IRS Form W-8ECI (or other applicable form) stating that interest paid on the notes is not subject to U.S. federal withholding tax because it is effectively connected with the conduct by such Non-U.S. Holder of a trade or business in the United States (as discussed below under “—Interest or Gain Effectively Connected with a U.S. Trade or Business”).

Sale, Exchange, Redemption or Repurchase of the Notes. Subject to the discussion of backup withholding below, a Non-U.S. Holder will generally not be subject to U.S. federal income or withholding tax on any gain recognized on the sale or other taxable disposition of a note (including a retirement or redemption), unless:

•	if such Non-U.S. Holder is an individual, the Non-U.S. Holder is present in the United States for at least 183 days in the taxable year of such disposition and certain other conditions are met;

•	that gain is effectively connected with the conduct by such Non-U.S. Holder of a trade or business within the United States, except as otherwise provided by an applicable income tax treaty; or

•	the notes constitute U.S. real property interests within the meaning of the Foreign Investment in Real Property Tax Act, or FIRPTA.

If a Non-U.S. Holder is described in the first bullet point above, the Non-U.S. Holder will generally be subject to U.S. federal income tax at a rate of 30% on the amount by which such Non-U.S. Holder’s capital gains allocable to U.S. sources, including gain from such disposition, exceed any U.S.-source capital losses recognized in the same taxable year, except as otherwise required by an applicable income tax treaty. If a Non-U.S. Holder is described in the second bullet point, see “—Interest or Gain Effectively Connected with a U.S. Trade or Business,” below. If the notes were to constitute a U.S. real property interest under FIRPTA, a sale or exchange of a note would generally be subject to the rules regarding taxation and withholding of U.S. federal income tax on sales of common shares under FIRPTA, as described in the prospectus under “U.S. Federal Income Tax Considerations—Taxation of Holders of our Securities—Taxation of Non-U.S. Holders—Dispositions of our Securities.” Although we believe that currently the notes do not constitute U.S. real property interests, and that we therefore would not currently be required to withhold under FIRPTA, there can be no assurance that the notes will not constitute U.S. real property interests depending on the facts in existence at the time of any redemption, repurchase, conversion or retirement of a note (as more fully described below), in which case we may be required to withhold 10% of any amounts payable on the redemption, repurchase, conversion or retirement by us of a note. Non-U.S. Holders are urged to consult their tax advisors as to whether the sale, redemption, repurchase or conversion of a note for our common shares is exempt from U.S. federal income tax under FIRPTA, which may be exempt, if (i) (A) (I) our common shares are part of a class of shares that is regularly traded on an established securities market, and (II) such Non-U.S. Holders held notes that, on the date of their acquisition (and on the date or dates any additional notes were acquired), had a fair market value equal to or less than the fair market value on that date (and on the date or dates any additional notes were acquired) of 5% of the common shares, or (B) if the notes are “regularly traded” (as defined by applicable Treasury regulations) on an established securities market, such holder did not own, actually or constructively, more than 5% of the total fair market value of the notes at any time during a specified testing period, (ii) we are a domestically-controlled REIT, or (iii) we are not a U.S. real property holding corporation. We will be a domestically-controlled REIT if at all times during a specified testing period we are a REIT and less than 50% in value of our shares is held directly or indirectly by non-U.S. persons. We believe that we currently are a domestically-controlled REIT, but because our common shares are publicly traded, there can be no assurance that we in fact qualify or will continue to qualify as a domestically-controlled REIT. We will not be a U.S. real property holding corporation if less than 50% of our assets throughout a prescribed testing period consist of interests in real property located within the United States, excluding, for this purpose, interests in real property solely in a capacity as a creditor. We believe that we are not currently a U.S. real property holding corporation, but we cannot assure you that we will not become a U.S. real property holding corporation in the future. If a sale, redemption, repurchase or conversion of a note for our common shares is exempt from U.S. federal income tax under FIRPTA, any amounts withheld from such payments to a Non-U.S. Holder may be refunded or credited against such Non-U.S. Holder’s federal income tax liability, if any, if such Non-U.S. Holder files with the IRS, on a timely basis, the required IRS forms.

To the extent that the amount realized on any disposition of notes is attributable to accrued but unpaid interest, such amount generally will be treated in the same manner as payments of interest as described under the heading “—Payments of Interest” above.

Interest or Gain Effectively Connected with a U.S. Trade or Business. If a Non-U.S. Holder is engaged in a trade or business in the United States and interest on a note or gain recognized from the sale, exchange, redemption or other taxable disposition of a note is effectively connected with the conduct of that trade or business (and, if an income tax treaty applies, is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States), the Non-U.S. Holder will generally be subject to U.S. federal income tax (but not the 30% U.S. federal withholding tax if the Non-U.S. Holder provides an IRS Form W-8ECI with respect to interest, as described above) on that interest or gain on a net income basis in the same manner as if the Non-U.S. Holder were a U.S. person as defined under the Code. In addition, in the case of a Non-U.S. Holder that is a foreign corporation, the corporate Non-U.S. Holder may be subject to a “branch profits tax” equal to 30% (or lower applicable income tax treaty rate) of the corporate Non-U.S. Holder’s earnings and profits for the taxable year, subject to adjustments, that are effectively connected with the conduct by the corporate Non-U.S. Holder of a trade or business in the United States. For this purpose, interest or gain effectively connected with the corporate Non-U.S. Holder’s trade or business in the United States will be included in such holder’s earnings and profits.

Constructive Distributions. The conversion rate is subject to adjustment in certain circumstances. Any such adjustment could, in certain circumstances, give rise to a deemed distribution to Non-U.S. Holders of the notes. See “—Consequences to U.S. Holders of the Notes—Constructive Distributions,” above. In such case, the deemed distribution would be subject to the rules described in the prospectus under “U.S. Federal Income Tax Considerations—Taxation of Holders of our Securities—Taxation of Non-U.S. Holders.” Because such deemed distributions will not give rise to any cash from which any applicable U.S. federal withholding tax can be satisfied, the indenture provides that we may set off any withholding tax that we are required to collect with respect to any such deemed distribution against cash payments of interest or from cash or common shares otherwise deliverable to a holder upon a conversion of notes or a redemption or repurchase of a note (as applicable). Until such time as judicial, legislative, or regulatory guidance becomes available that would, in our reasonable determination, permit us to treat such deemed distributions as other than deemed dividend distributions treated as ordinary income, we in general intend to withhold on such distributions at a 30% rate or whatever treaty rate is applicable to ordinary income dividends from REITs, to the extent such dividends are made out of our current or accumulated earnings and profits. A Non-U.S. Holder who is subject to withholding tax under such circumstances is urged to consult its own tax advisor as to whether it can obtain a refund for all or a portion of the withholding tax.

Ownership and Disposition of Shares Received Upon Conversion. The tax consequences of owning and disposing of common shares received upon conversion of the notes are described in the prospectus under “U.S. Federal Income Tax Considerations—Taxation of Holders of our Securities—Taxation of Non-U.S. Holders.”

Information Reporting and Backup Withholding. Generally, information returns will be filed with the IRS in connection with payments of interest on the notes and proceeds from the sale or other taxable disposition (including a retirement or redemption) of the notes. Copies of applicable information returns reporting such payments and any withholding may also be made available to the tax authorities in the country in which the Non-U.S. Holder resides under the provisions of an applicable treaty or agreement.

A Non-U.S. Holder may be subject to backup withholding of tax (currently at a rate of 28%) on payments of interest and, depending on the circumstances, the proceeds of a sale or other taxable disposition (including a retirement or redemption) unless the Non-U.S. Holder complies with certain certification procedures to establish that the Non-U.S. Holder is not a U.S. person. The certification procedures required to claim an exemption from withholding of tax on interest described above generally will satisfy the certification requirements necessary to avoid backup withholding as well. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder’s U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

Additional Withholding Requirements. Under the Foreign Account Tax Compliance Act (“FATCA”), payments to certain foreign entities (whether as beneficial owner or intermediary) of interest on, and the gross proceeds from the sale or other disposition of, a debt obligation of a U.S. issuer, and dividends on, and the gross proceeds from the sale or other disposition of, common shares of a U.S. issuer, will be subject to a withholding tax (separate and apart from, but without duplication of, the withholding tax described above) at a rate of 30%, unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied. Treasury Regulations and subsequent guidance under FATCA generally exempt from withholding interest on, or the gross proceeds from the sale or other disposition of, a debt obligation that is outstanding on July 1, 2014, unless such debt obligation undergoes a “significant modification” (within the meaning of Section 1.1001-3 of the Treasury Regulations) after such date. Moreover, as a general matter, Treasury Regulations and subsequent guidance under FATCA defer withholding tax to interest or dividend income paid on or after July 1, 2014 and gross proceeds paid on or after January 1, 2017.

If any withholding under FATCA is imposed, a beneficial owner that is not a foreign financial institution generally will be entitled to a refund of any amounts withheld in excess of otherwise applicable withholding tax by filing a U.S. federal income tax return, which may entail significant administrative burden. A beneficial owner that is a foreign financial institution, but not a “participating foreign financial institution” (as defined under FATCA) will be able to obtain a refund only to the extent an applicable income tax treaty with the U.S. entitles such beneficial owner to an exemption from, or reduced rate of, tax on the payment that was subject to withholding under FATCA. You are urged to consult your tax advisor regarding the implications of FATCA on the investment in our notes or common shares.

LEGAL MATTERS

Certain legal matters relating to the notes offered hereby will be passed upon for us by Hogan Lovells US LLP. Certain legal matters in connection with this offering will be passed upon for the underwriters by Clifford Chance US LLP, New York, New York.

EXPERTS

The consolidated financial statements of Colony Financial, Inc. (the Company) appearing in the Company’s Annual Report (Form 10-K) for the year ended December 31, 2013, as amended, (including the schedule appearing therein) and the effectiveness of the Company’s internal control over financial reporting as of December 31, 2013, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION AND INCORPORATION BY REFERENCE

We have filed a registration statement on Form S-3 with the SEC in connection with this offering. In addition, we file annual, quarterly, and current reports, proxy statements and other information with the SEC. You may read and copy the registration statement and any other documents filed by us at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available to the public at the SEC’s Internet site at http://www.sec.gov. Our reference to the SEC’s Internet site is intended to be an inactive textual reference only.

This prospectus supplement and the accompanying prospectus do not contain all of the information included in the registration statement. If a reference is made in this prospectus supplement or the accompanying prospectus to any of our contracts or other documents filed or incorporated by reference as an exhibit to the registration statement, the reference may not be complete and you should refer to the filed copy of the contract or document.

The SEC allows us to “incorporate by reference” into this prospectus supplement the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Information incorporated by reference is part of this prospectus supplement. Later information filed with the SEC will update and supersede this information.

This prospectus supplement incorporates by reference the documents listed below, all or which have been previously filed with the SEC:

•	our Annual Report on Form 10-K for the year ended December 31, 2013, filed on February 27, 2014, as amended by Amendment No. 1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the SEC on March 27, 2014;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2014, filed with the SEC on May 12, 2014;

•	our Definitive Proxy Statement filed with the SEC on April 1, 2014 (but only with respect to information required by Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2013);

•	our Current Reports on Form 8-K (excluding any information furnished therein) filed on January 28, 2014, February 10, 2014, March 5, 2014, March 28, 2014, May 13, 2014 and June 12, 2014; and

•	the description of our common stock included in our Registration Statement on Form 8-A filed on September 14, 2009.

We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus until we have sold all of the notes to which this prospectus relates or the offering is otherwise terminated. These documents may include, among others, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements. We are not, however, incorporating any information furnished under either Item 2.02 or Item 7.01 of any Current Report on Form 8-K.

You may obtain copies of any of these filings by contacting us as described below, or through contacting the SEC or accessing its website as described above. Documents incorporated by reference are available without charge, excluding all exhibits unless an exhibit has been specifically incorporated by reference into those documents, by requesting them in writing, by telephone or via the Internet at:

Colony Financial, Inc.

2450 Broadway, 6th Floor

Santa Monica, CA 90404

(310) 282-8820

Attn: Investor Relations

Website: http://www.colonyfinancial.com

THE INFORMATION CONTAINED ON OUR WEBSITE IS NOT A PART OF THIS PROSPECTUS SUPPLEMENT.

PROSPECTUS

Common Stock

Preferred Stock

Depositary Shares

Warrants

Rights

Debt Securities

We may offer, from time to time, one or more series or classes, separately or together, and in amounts, at prices and on terms to be set forth in one or more supplements to this prospectus, the following securities:

•	Shares of our common stock, par value $0.01 per share;

•	Shares of our preferred stock, par value $0.01 per share;

•	Depositary shares representing our preferred stock;

•	Warrants to purchase our common stock, preferred stock or depositary shares representing preferred stock;

•	Rights to purchase our common stock; and

•	Debt securities.

We refer to our common stock, preferred stock, depositary shares, warrants, rights and debt securities collectively as the “securities.”

We will deliver this prospectus together with a prospectus supplement setting forth the specific terms of the securities we are offering. The applicable prospectus supplement also will contain information, where applicable, about U.S. federal income tax considerations relating to, and any listing on a securities exchange of, the securities covered by the prospectus supplement. It is important that you read both this prospectus and the applicable prospectus supplement before you invest in the securities.

We may offer the securities directly to investors, through agents designated from time to time by them or us, or to or through underwriters or dealers. If any agents, underwriters, or dealers are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangement with, between or among them, will be set forth, or will be calculable from the information set forth, in an accompanying prospectus supplement. For more detailed information, see “Plan of Distribution” on page 74. No securities may be sold without delivery of a prospectus supplement describing the method and terms of the offering of those securities.

Our common stock is listed on the New York Stock Exchange, or the NYSE, under the symbol “CLNY.” On March 28, 2013, the last reported sale price of our common stock on the NYSE was $22.20 per share. Our principal executive offices are located at 2450 Broadway, 6th Floor, Santa Monica, CA 90404, and our telephone number is (310) 282-8820.

Investing in our securities involves risks. See “Risk Factors” beginning on page 6 of this prospectus for certain risk factors to consider before you decide to invest in the securities offered hereby.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus is dated March 29, 2013.

i

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission, which we refer to as the SEC, utilizing a “shelf” registration process. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain specific information about the terms of the securities being offered at that time. The prospectus supplement may also add, update or change information contained in this prospectus.

You should rely only on the information provided or incorporated by reference in this prospectus and any applicable prospectus supplement. We have not authorized anyone to provide you with different or additional information. We are not making an offer to sell these securities in any jurisdiction where the offer or sale of these securities is not permitted. You should not assume that the information appearing in this prospectus, any applicable prospectus supplement or the documents incorporated by reference herein or therein is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

You should read carefully the entire prospectus and any applicable prospectus supplement, as well as the documents incorporated by reference in the prospectus and any applicable prospectus supplement, which we have referred you to in “Incorporation of Certain Information by Reference” below, before making an investment decision. Information incorporated by reference after the date of this prospectus may add, update or change information contained in this prospectus. Any information in such subsequent filings and any applicable prospectus supplement that is inconsistent with this prospectus will supersede the information in this prospectus or any earlier prospectus supplement.

Unless the context requires otherwise, references in this prospectus to “we,” “our,” “us” and “our company” refer to Colony Financial, Inc., a Maryland corporation, together with its consolidated subsidiaries.

WHERE TO FIND ADDITIONAL INFORMATION

We have filed with the SEC a “shelf” registration statement on Form S-3, including exhibits, schedules and amendments filed with the registration statement, of which this prospectus is a part, under the Securities Act of 1933, as amended, with respect to the securities that may be offered by this prospectus. This prospectus is a part of that registration statement, but does not contain all of the information in the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. For further information with respect to our company and the securities that may be offered by this prospectus, reference is made to the registration statement, including the exhibits and schedules to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document referred to in this prospectus are not necessarily complete and, where that contract or other document has been filed as an exhibit to the registration statement, each statement in this prospectus is qualified in all respects by the exhibit to which the reference relates.

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and, in accordance therewith, we file annual, quarterly and current reports, proxy statements and other information with the SEC. The registration statement, including the exhibits and schedules to the registration statement and the reports, statements or other information we file with the SEC, may be examined and copied at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, DC 20549. Information about the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0300. Our SEC filings, including the registration statement, are also available to you on the SEC’s website (http://www.sec.gov), which contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. We maintain a website at http://www.colonyfinancial.com. You should not consider information on our website to be part of this prospectus.

Our securities are listed on the New York Stock Exchange, or the NYSE, and all material filed by us with the NYSE can be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

SEC rules allow us to incorporate information into this prospectus by reference, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except to the extent superseded by information contained herein or by information contained in documents filed with or furnished to the SEC after the date of this prospectus. This prospectus incorporates by reference the documents set forth below that have been previously filed with the SEC:

•

our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed with the SEC on March 11, 2013, as amended by Amendment No. 1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed with the SEC on March 12, 2013;

•

our Current Reports on Form 8-K filed on January 4, 2013, as amended by Form 8-K/A filed on March 26, 2013, January 15, 2013, February 6, 2013, as amended by Form 8-K/A filed on March 26, 2013, and March 8, 2013;

•

the description of our common stock included in our Registration Statement on Form 8-A filed with the SEC on September 14, 2009, which incorporates by reference the description of our common stock from our Registration Statement on Form S-11 (Reg. No. 333-160323), and all reports filed for the purpose of updating such description.

We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus until we have sold all of the securities to which this prospectus relates or the offering is otherwise terminated. We are not, however, incorporating any information furnished under either Item 2.02 or Item 7.01 of any Current Report on Form 8-K. These documents may include, among others, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

You may obtain copies of any of these filings by contacting Colony Financial, Inc. as described below, or through contacting the SEC or accessing its website as described above. Documents incorporated by reference are available without charge, excluding all exhibits unless an exhibit has been specifically incorporated by reference into those documents, by requesting them in writing, by telephone or via the Internet at:

Colony Financial, Inc.

2450 Broadway, 6th Floor

Santa Monica, CA 90404

(310) 282-8820

Attn: Investor Relations

Website: http://www.colonyfinancial.com

THE INFORMATION CONTAINED ON OUR WEBSITE IS NOT A PART OF THIS PROSPECTUS.

FORWARD-LOOKING STATEMENTS

Some of the statements contained in this prospectus constitute forward-looking statements within the meaning of federal securities laws, and we intend such statements to be covered by the safe harbor provisions contained therein. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions.

The forward-looking statements contained in this prospectus reflect our current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause our actual results to differ significantly from those expressed in any forward-looking statement. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements:

•	market trends in our industry, interest rates, real estate values, the debt securities markets or the general economy or the demand for commercial real estate loans;

•

our business and investment strategy, including the ability of CSFR Operating Partnership, L.P. (“CSFR OP”) (in which we have a significant investment) to execute its single-family home rental strategy;

•	our projected operating results;

•	actions and initiatives of the U.S. government and changes to U.S. government policies and the execution and impact of these actions, initiatives and policies;

•	the state of the U.S. economy generally or in specific geographic regions;

•	our ability to obtain and maintain financing arrangements, including securitizations;

•	the amount of commercial mortgage loans requiring refinancing in future periods;

•	the availability of attractive investment opportunities;

•	the availability and costs of debt financing from traditional lenders;

•	the volume of short-term loan extensions;

•	the demand for new capital to replace maturing loans;

•	the amount of capital we intend to invest in our single-family home rental strategy in the near term;

•	our expected leverage;

•	general volatility of the securities markets in which we participate;

•	changes in the value of our assets;

•	interest rate mismatches between our target assets and any borrowings used to fund such assets;

•	changes in interest rates and the market value of our target assets;

•	changes in prepayment rates on our target assets;

•	effects of hedging instruments on our target assets;

•	rates of default or decreased recovery rates on our target assets;

•	the degree to which our hedging strategies may or may not protect us from interest rate volatility;

•	impact of and changes in governmental regulations, tax law and rates, accounting guidance and similar matters;

•	our ability to maintain our qualification as a real estate investment trust (“REIT”) for U.S. federal income tax purposes;

•	our ability to maintain our exemption from registration as an investment company under the Investment Company Act of 1940, as amended (the “1940 Act”);

•	availability of opportunities to acquire commercial mortgage-related, real estate-related and other securities;

•	availability of qualified personnel;

•	estimates relating to our ability to make distributions to our stockholders in the future; and

•	our understanding of our competition.

While forward-looking statements reflect our good faith beliefs, assumptions and expectations, they are not guarantees of future performance. Furthermore, we disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a detailed discussion of the risks and uncertainties that may cause our actual results, performance or achievements to differ materially from those expressed or implied by forward-looking statements, see the section entitled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 and in other documents that we may file from time to time in the future with the SEC. Moreover, because we operate in a very competitive and rapidly changing environment, new risk factors are likely to emerge from time to time. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results.

OUR COMPANY

We are a real estate investment and finance company that owns and manages a diversified portfolio of real estate-related debt and equity investments including ownership interests in single-family homes for the purpose of renting the homes to tenants. We were formed on June 23, 2009 as a Maryland corporation and completed our initial public offering (“IPO”) on September 29, 2009. Our investment portfolio and target assets are primarily composed of interests in: (i) secondary loans acquired at a discount to par; (ii) new originations; and (iii) equity in single-family homes to be held for investment and rented to tenants. Secondary debt purchases may include performing, sub-performing or non-performing loans (including loan-to-own strategies). We invest in single-family homes through our investment in CSFR OP, a newly formed investment vehicle sponsored and managed by an affiliate of our Manager.

Our objective is to provide attractive risk-adjusted returns to our investors through a diversified portfolio of real estate-related debt and equity investments, including single-family homes to be rented to tenants. The total return profile of our investments is composed of both current yield, which is distributed through regular-way dividends, and capital appreciation potential, which is distributed through regular-way and/or special dividends.

We are externally managed and advised by our Manager pursuant to the terms of a management agreement. Our Manager is a wholly-owned subsidiary of Colony Capital, a privately held independent global real estate investment firm founded in 1991 by Thomas J. Barrack, Jr., our Executive Chairman.

We are organized and conduct our operations to qualify as a REIT, and generally are not subject to U.S. federal income taxes on our taxable income to the extent that we annually distribute all of our taxable income to stockholders and maintain qualification as a REIT, although we are subject to U.S. federal income tax on income earned through our taxable subsidiaries. We also operate our business in a manner that will permit us to maintain our exemption from registration as an investment company under the 1940 Act.

Our principal executive offices are located at 2450 Broadway, 6th Floor, Santa Monica, CA, 90404. Our telephone number is (310) 282-8820, and our website address is www.colonyfinancial.com. The information found on or accessible through our website is not incorporated into, and does not form a part of, this prospectus or any applicable prospectus supplement.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risk factors set forth in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, together with all the other information contained or incorporated by reference into this prospectus and the risks we have highlighted below and in other sections of this prospectus, before making an investment decision to purchase our securities. The occurrence of any of the events described could materially and adversely affect our business, prospects, financial condition, results of operations and our ability to make cash distributions to our stockholders, which could cause you to lose all or a significant part of your investment in our securities. Some statements in this prospectus constitute forward-looking statements. Please refer to the section entitled “Forward-Looking Statements.”

Risks Related to Our Common and Preferred Stock

The market price and trading volume of our common and preferred stock may vary substantially.

The stock markets, including the NYSE, on which our common and preferred stock are listed, historically have experienced significant price and volume fluctuations. As a result, the market price of our common stock and preferred stock is likely to be similarly volatile, and investors in our common stock and preferred stock may experience a decrease in the value of their shares, including decreases unrelated to our operating performance or prospects. The price of our publicly traded securities could be subject to wide fluctuations in response to a number of factors, including those listed herein and in the “Risk Factors” section of our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 and others such as:

•	our operating performance and the performance of other similar companies;

•	actual or anticipated changes in our business strategy or prospects;

•	actual or anticipated variations in our quarterly operating results or dividends;

•	changes in our earnings estimates;

•	publication of research reports about us or the real estate industry;

•	equity issuances by us, or stock resales by our stockholders or the perception that such issuances or resales could occur;

•	the passage of legislation or other regulatory developments that adversely affect us or the assets in which we seek to invest;

•	increases in market interest rates that lead purchasers of our common and preferred stock to demand a higher yield;

•	the use of significant leverage to finance our assets;

•	changes in market valuations of similar companies;

•	additions to or departures of our Manager’s or its affiliates’ key personnel;

•	actions by our stockholders;

•	changes in accounting principles;

•	speculation in the press or investment community;

•	the realization of any of the other risk factors presented in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012; and

•	general market and economic conditions.

The trading prices of common and preferred equity securities issued by REITs and other real estate companies historically have been affected by changes in market interest rates. One of the factors that may influence the market price of our preferred stock is the annual yield from distributions on our preferred stock as compared to yields on other financial instruments. An increase in market interest rates may lead prospective purchasers of our preferred stock to demand a higher annual yield, which could reduce the market price of our preferred stock.

Additionally, in the past, securities class action litigation has often been instituted against companies following periods of volatility in the price of their publicly traded securities. This type of litigation could result in substantial costs and divert our management’s attention and resources, which could have a material adverse effect on our cash flows, our ability to execute our business strategy and our ability to make distributions to our stockholders.

We have not established a minimum distribution payment level and we may be unable to generate sufficient cash flows from our operations to make distributions to our stockholders in the future.

We are generally required to distribute to our stockholders at least 90% of our taxable income each year in order to qualify as a REIT under the Internal Revenue Code, which requirement we currently intend to satisfy. To the extent we satisfy the 90% distribution requirement but distribute less than 100% of our taxable income, we will be subject to U.S. federal corporate income tax on our undistributed taxable income. We have not established a minimum distribution payment level, and our ability to make distributions to our stockholders may be adversely affected by the risk factors described herein and in our Annual Report on Form 10-K for the year ended December 31, 2012. Moreover, we may be unable to generate sufficient cash flows from our operations to make distributions to our stockholders in the future. Therefore, although we anticipate making quarterly distributions to our stockholders, our board of directors has the sole discretion to determine the timing, form and amount of any such distributions.

Although we currently do not intend to do so, until our portfolio of assets generates sufficient income and cash flow, we could be required to sell assets, borrow funds or make a portion of our distributions in the form of a taxable stock distribution or distribution of debt securities. To the extent that we are required to sell assets in adverse market conditions or borrow funds at unfavorable rates, our results of operations could be materially and adversely affected.

Our board of directors will make determinations regarding distributions based upon, among other factors, our historical and projected results of operations, financial condition, cash flows and liquidity, maintenance of our REIT qualification and other tax considerations, capital expenditure and other expense obligations, debt covenants, contractual prohibitions or other limitations and applicable law and such other matters as our board of directors may deem relevant from time to time. Among the factors that could impair our ability to make distributions to our stockholders are:

•	our inability to realize attractive risk-adjusted returns on our investments;

•	unanticipated expenses that reduce our cash flow or non-cash earnings;

•	defaults in our investment portfolio or decreases in the value of the underlying assets; and

•	the fact that anticipated operating expense levels may not prove accurate, as actual results may vary from estimates.

As a result, no assurance can be given that we will be able to make distributions to our stockholders in the future or that the level of any distributions we do make to our stockholders will achieve a market yield or increase or even be maintained over time, any of which could materially and adversely affect the market price of our common stock.

In addition, distributions that we make to our stockholders will generally be taxable to our stockholders as ordinary income. However, a portion of our distributions may be designated by us as long-term capital gains to the extent that they are attributable to capital gain income recognized by us or may constitute a return of capital to the extent that they exceed our earnings and profits as determined for tax purposes. A return of capital is not taxable, but has the effect of reducing the basis of a stockholder’s investment in our common stock.

Future offerings of debt or equity securities, which could rank senior to our common or preferred stock, may adversely affect the market price of our common or preferred stock.

If we decide to issue debt or equity securities in the future, which could rank senior to our common stock or our 8.50% Series A Cumulative Redeemable Perpetual Preferred Stock, liquidation preference of $25 per share (“Series A Preferred Stock”), it is likely that they will be governed by an indenture or other instrument containing covenants restricting our operating flexibility. Additionally, any convertible or exchangeable securities that we issue in the future may have rights, preferences and privileges more favorable than those of our common stock or Series A Preferred Stock and may result in dilution to owners of our common stock or Series A Preferred Stock. We and, indirectly, our stockholders, will bear the cost of issuing and servicing such securities. Because our decision to issue debt or equity securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus holders of our common and preferred stock will bear the risk of our future offerings reducing the market price of our common stock and diluting the value of their stock holdings in us.

Holders of our preferred stock have extremely limited voting rights.

Holders of our Series A Preferred Stock have extremely limited voting rights. Our common stock is the only class of our capital stock carrying full voting rights. Voting rights for holders of Series A Preferred Stock exist primarily with respect to the ability to appoint (together with holders of our parity equity securities having similar voting rights, if any) two additional directors to our Board of Directors in the event that six quarterly dividends (whether or not consecutive) payable on our Series A Preferred Stock are in arrears, and with respect to voting on amendments to our charter or our Series A Preferred Stock Articles Supplementary that materially and adversely affect the rights of Series A Preferred Stock holders or create additional classes or series of preferred stock that are senior to our Series A Preferred Stock. Other than in extremely limited circumstances, holders of Series A Preferred Stock will not have any voting rights.

USE OF PROCEEDS

Unless otherwise described in the applicable prospectus supplement to this prospectus used to offer specific securities, we intend to use the net proceeds from the sale of securities under this prospectus for working capital and general corporate purposes, which may include, without limitation, the repayment of outstanding indebtedness and the acquisition of our target assets in a manner consistent with our investment strategies and investment guidelines, including commercial mortgage loans, mezzanine loans, equity in single-family homes to be held for investment and rented to tenants and other commercial real-estate related debt investments.

RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

The following table sets forth our ratio of earnings to combined fixed charges and preferred stock dividends for each of the periods presented. For purposes of determining the ratio of earnings to fixed charges, “earnings” consist of loss before income taxes before adjustment for noncontrolling interest and income from equity investees, fixed charges and distributed income of equity investees, less noncontrolling interest in pre-tax earnings of consolidated subsidiaries with no fixed charges. “Fixed charges” consist of interest expense, including amortization of loan costs.

	Year Ended December 31, 2012	Year Ended December 31, 2011		Year Ended December 31, 2010		Period From June 23, 2009 (Date of Inception) to December 31, 2009(1)
Ratio of earnings to combined fixed charges and preferred stock dividends	3.3	8.5	(2)	18.6	(2)	N/A	(2)(3)

(1)	The Company was formed on June 23, 2009 and completed the initial public offering of its common stock on September 29, 2009.
(2)	The Company did not have any shares of preferred stock issued and outstanding for the periods presented.
(3)	The Company did not have any fixed charges in the period presented.

DESCRIPTION OF COMMON STOCK

General

Our charter provides that we may issue up to 450,000,000 shares of our common stock, $0.01 par value per share. Our charter authorizes our board of directors to amend our charter to increase or decrease the aggregate number of authorized shares of common stock without stockholder approval. As of March 27, 2013, 64,598,460 shares of our common stock were issued and outstanding on a fully diluted basis.

Under Maryland law, stockholders generally are not personally liable for our debts or obligations solely as a result of their status as stockholders.

All shares of our common stock offered by this prospectus will be duly authorized, validly issued, fully paid and non-assessable.

Voting Rights of Common Stock

Subject to the provisions of our charter regarding the restrictions on transfer and ownership of shares of our common stock and except as may otherwise be specified in the terms of any class or series of shares of common stock, each outstanding share of common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors, and, except as provided with respect to any other class or series of shares of capital stock, the holders of such shares of common stock will possess the exclusive voting power. There will be no cumulative voting in the election of directors.

Under the Maryland General Corporation Law, or the MGCL, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless approved by the affirmative vote of stockholders holding at least two-thirds of the shares entitled to vote on the matter unless a lesser percentage (but not less than a majority of all the votes entitled to be cast on the matter) is set forth in the corporation’s charter. Our charter provides that these actions (other than certain amendments to the provisions of our charter related to the removal of directors and the restrictions on ownership and transfer of our shares of stock) may be taken if declared advisable by a majority of our board of directors and approved by the vote of stockholders holding at least a majority of the votes entitled to be cast on the matter. However, Maryland law permits a corporation to transfer all or substantially all of its assets without the approval of the stockholders of the corporation to one or more persons if all of the equity interests of the person or persons are owned, directly or indirectly, by the corporation. In addition, because operating assets may be held by a corporation’s subsidiaries, as in our situation, these subsidiaries may be able to transfer all or substantially all of such assets without a vote of our stockholders.

Dividends, Liquidation and Other Rights

Subject to the preferential rights of any other class or series of our stock, including our Series A Preferred Stock, and to the provisions of our charter regarding the restrictions on ownership and transfer of shares of stock, holders of shares of common stock are entitled to receive dividends on such shares of common stock if, as and when authorized by our board of directors, and declared by us out of assets legally available therefor. Such holders are also entitled to share ratably in the assets of our company legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up after payment or establishment of reserves or other adequate provision for all debts and liabilities of our company and any stock with preferential rights related thereto, including our Series A Preferred Stock. Under Maryland law, stockholders generally are not liable for the corporation’s debts or obligations.

Holders of shares of common stock have no preference, conversion, exchange, sinking fund or redemption rights, have no preemptive rights to subscribe for any securities of our company and generally have no appraisal rights. Subject to the provisions of our charter regarding the restrictions on ownership and transfer of shares of stock, shares of common stock will have equal dividend, liquidation and other rights.

Power to Reclassify Our Unissued Shares of Stock

Our charter authorizes our board of directors to classify and reclassify any unissued shares of common or preferred stock into other classes or series of shares of stock and to establish the number of shares in each class or series and to set the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption for each such class or series. As a result, our board of directors could authorize the issuance of shares of preferred stock that have priority over the shares of common stock with respect to dividends, distributions and rights upon liquidation and with other terms and conditions that could have the effect of delaying, deterring or preventing a transaction or a change in control that might involve a premium price for holders of shares of our common stock or otherwise might be in their best interest. No shares of preferred stock are presently outstanding.

Power to Increase or Decrease Authorized Shares of Our Common Stock and Issue Additional Shares of Our Common Stock

We believe that the power of our board of directors to amend our charter to increase or decrease the number of authorized shares of stock, to issue additional authorized but unissued shares of common stock and to classify or reclassify unissued shares of common stock and thereafter to cause to issue such classified or reclassified shares of stock will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise. The additional classes or series will be available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although our board of directors does not intend to do so, it could authorize us to issue a class or series that could, depending upon the terms of the particular class or series, delay, defer or prevent a transaction or a change in control of our company that might involve a premium price for holders of our shares of stock or otherwise be in the best interest of our stockholders. See “Certain Provisions of Maryland Law and of Our Charter and Bylaws—Anti-takeover Effect of Certain Provisions of Maryland Law and of Our Charter and Bylaws.”

Restrictions on Ownership

With certain exceptions, our charter provides that no person may own, actually or constructively, more than 9.8% of the aggregate of the outstanding shares of our common stock by value or by number of shares, whichever is more restrictive, or 9.8% of the aggregate of the outstanding shares of such class or series of our preferred stock by value or by number of shares, whichever is more restrictive. For a description of these ownership restrictions and other restrictions intended to protect our qualification as a REIT, see “Restrictions on Ownership and Transfer.”

Transfer Agent and Registrar

The transfer agent and registrar for our shares of common stock is American Stock Transfer & Trust Company.

CERTAIN PROVISIONS OF MARYLAND LAW AND OUR CHARTER AND BYLAWS

The following summary of certain provisions of Maryland law and our charter and bylaws does not purport to be complete and is subject to and qualified in its entirety by reference to applicable Maryland law and to our charter and bylaws, copies of which are filed as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”

Our Board of Directors

Our charter and bylaws provide that the number of directors of our company may be established by our board of directors, but may not be fewer than the minimum number required under Maryland law nor more than 15. Currently, we have five directors. Our charter and bylaws provide that any vacancy, including a vacancy created by an increase in the number of directors, may be filled only by a majority of the remaining directors, even if the remaining directors do not constitute a quorum. Any individual elected to fill such vacancy will serve for the remainder of the full term and until a successor is elected and qualifies.

Pursuant to our bylaws, each of our directors is elected by our stockholders to serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualifies under Maryland law. Holders of shares of our common stock will have no right to cumulative voting in the election of directors. Directors are elected by a plurality of the votes cast.

Our bylaws provide that at least a majority of our directors will be “independent,” with independence being defined in the manner established by our board of directors and in a manner consistent with listing standards established by the NYSE.

Removal of Directors

Our charter provides that, subject to the rights of holders of one or more classes or series of preferred stock to elect or remove one or more directors, a director may be removed only for cause (as defined in our charter) and only by the affirmative vote of at least two-thirds of the votes entitled to be cast generally in the election of directors and that our board of directors has the exclusive power to fill vacant directorships. These provisions may preclude stockholders from removing incumbent directors and filling the vacancies created by such removal with their own nominees.

Business Combinations

Under the MGCL, certain “business combinations” (including a merger, consolidation, share exchange or, in certain circumstances specified under the statute, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and any interested stockholder, or an affiliate of such an interested stockholder, are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. Maryland law defines an interested stockholder as:

•	any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation’s voting stock; or

•

an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation.

A person is not an interested stockholder under the statute if the board of directors approves in advance the transaction by which the person otherwise would have become an interested stockholder. In approving a transaction, however, the board of directors may provide that its approval is subject to compliance at or after the time of the approval, with any terms and conditions determined by the board of directors.

After the five-year prohibition, any business combination between the company and an interested stockholder generally must be recommended by the board of directors and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding voting shares of stock of the corporation; and

•

two-thirds of the votes entitled to be cast by holders of voting shares of stock of the corporation other than shares held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected or shares held by an affiliate or associate of the interested stockholder, unless, among other conditions, the corporation’s common stockholders receive a minimum price (as described under Maryland law) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares.

These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by a corporation’s board of directors prior to the time that the interested stockholder becomes an interested stockholder. Pursuant to the statute, our board of directors has by resolution opted out of the business combination provisions of the MGCL and, consequently, the five-year prohibition and the supermajority vote requirements will not apply to business combinations between us and an interested stockholder, unless our board in the future alters or repeals this resolution. As a result, any person who later becomes an interested stockholder may be able to enter into business combinations with us without compliance by our company with the supermajority vote requirements and the other provisions of the statute.

We cannot assure you that our board of directors will not determine to become subject to such business combination provisions in the future. However, an alteration or repeal of this resolution will not have any effect on any business combinations that have been consummated or upon any agreements existing at the time of such modification or repeal.

Control Share Acquisitions

The MGCL provides that “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved at a special meeting of stockholders by the affirmative vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock in a corporation in respect of which any of the following persons is entitled to exercise or direct the exercise of the voting power of such shares in the election of directors: (1) a person who makes or proposes to make a control share acquisition, (2) an officer of the corporation or (3) an employee of the corporation who is also a director of the corporation. “Control shares” are voting shares of stock that, if aggregated with all other such shares of stock previously acquired by the acquirer or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition, directly or indirectly, of ownership of, or the power to direct the exercise of voting power with respect to, issued and outstanding control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses and making an “acquiring person statement” as described in the MGCL), may compel our board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the control shares. If no request for a special meeting is made, we may present the question at any stockholders meeting.

If voting rights of control shares are not approved at the meeting or if the acquiring person does not deliver an “acquiring person statement” as required by Maryland law, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition. The control share acquisition statute does not apply (1) to shares acquired in a merger, consolidation or share exchange if we are a party to the transaction or (2) to acquisitions approved or exempted by the charter or bylaws of the corporation.

Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of our common stock. There is no assurance, however, that our board of directors will not amend or eliminate this provision at any time in the future.

Subtitle 8

Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of the following five provisions:

•	a classified board;

•	a two-thirds stockholder vote requirement for removing a director;

•	a requirement that the number of directors be fixed only by vote of the directors;

•	a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; and

•	a requirement that requires the request of the holders of at least a majority of all votes entitled to be cast to call a special meeting of stockholders.

We have elected to be subject to the provisions of Subtitle 8 relating to the filling of vacancies on our board of directors. Through provisions in our charter and bylaws unrelated to Subtitle 8, we already (1) require the affirmative vote of the holders of not less than two-thirds of all of the votes entitled to be cast on the matter for the removal of any director from the board, which removal will be allowed only for cause, (2) vest in the board the exclusive power to fix the number of directorships, subject to limitations set forth in our charter and bylaws, and fill vacancies and (3) require, unless called by the chairman of our board of directors, our president or chief executive officer or our board of directors, the written request of stockholders entitled to cast not less than a majority of all votes entitled to be cast at such meeting to call a special meeting. We have not elected to create a classified board. In the future, our board of directors may elect, without stockholder approval, to create a classified board or adopt one or more of the other provisions of Subtitle 8.

Amendment of Our Charter and Bylaws and Approval of Extraordinary Transactions

Under the MGCL, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless declared advisable by the board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter unless a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter, is set forth in the corporation’s charter. Our charter provides that these actions (other than certain amendments to the provisions of our charter related to the removal of directors and the restrictions on ownership and transfer of our shares of stock) may be taken if declared advisable by a majority of our board of directors and approved by the vote of stockholders holding at least a majority of the votes entitled to be cast on the matter.

Our board of directors has the exclusive power to adopt, alter or repeal any provision of our bylaws and to make new bylaws.

Meetings of Stockholders

Under our bylaws, annual meetings of stockholders are to be held each year at a date and time as determined by our board of directors. Special meetings of stockholders may be called only by a majority of the directors then in office, by the chairman of our board of directors, our president or our chief executive officer. Additionally, subject to the provisions of our bylaws, special meetings of the stockholders shall be called by our secretary upon the written request of stockholders entitled to cast at least a majority of the votes entitled to be cast at such meeting. Only matters set forth in the notice of the special meeting may be considered and acted upon at such a meeting. Maryland law and our bylaws provide that any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting by unanimous written consent, if that consent sets forth that action and is signed by each stockholder entitled to vote on the matter.

Advance Notice of Director Nominations and New Business

Our bylaws provide that, with respect to an annual meeting of stockholders, nominations of persons for election to our board of directors and the proposal of business to be considered by stockholders at the annual meeting may be made only:

•	pursuant to our notice of the meeting;

•	by or at the direction of our board of directors; or

•

by a stockholder who was a stockholder of record both at the time of giving of the notice of the meeting and at the time of the annual meeting, who is entitled to vote at the meeting and who has complied with the advance notice procedures set forth in our bylaws.

With respect to special meetings of stockholders, only the business specified in our notice of meeting may be brought before the meeting of stockholders. Nominations of persons for election to our board of directors may be made only:

•	pursuant to our notice of the meeting;

•	by or at the direction of our board of directors; or

•

provided that our board of directors has determined that directors shall be elected at such meeting, by a stockholder who is a stockholder of record both at the time of giving of the notice required by our bylaws and at the time of the meeting, who is entitled to vote at the meeting and who has complied with the advance notice provisions set forth in our bylaws.

The purpose of requiring stockholders to give advance notice of nominations and other proposals is to afford our board of directors the opportunity to consider the qualifications of the proposed nominees or the advisability of the other proposals and, to the extent considered necessary by our board of directors, to inform stockholders and make recommendations regarding the nominations or other proposals. The advance notice procedures also permit a more orderly procedure for conducting our stockholder meetings. Although our bylaws do not give our board of directors the power to disapprove timely stockholder nominations and proposals, our bylaws may have the effect of precluding a contest for the election of directors or proposals for other action if the proper procedures are not followed, and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors to our board of directors or to approve its own proposal.

Anti-takeover Effect of Certain Provisions of Maryland Law and Our Charter and Bylaws

The provisions of our charter on removal of directors and the advance notice provisions of the bylaws could delay, defer or prevent a transaction or a change in control of our company that might involve a premium price for holders of our common stock or otherwise be in the best interests of our stockholders. Likewise, if our board of directors were to opt in to the business combination provisions of the MGCL or certain of the provisions of Subtitle 8 of Title 3 of the MGCL, to the extent we have not already done so, or if the provision in the bylaws opting out of the control share acquisition provisions of the MGCL were amended or rescinded, these provisions of the MGCL could have similar anti-takeover effects.

Indemnification and Limitation of Directors’ and Officers’ Liability

The MGCL permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our charter contains such a provision that eliminates such liability to the maximum extent permitted by Maryland law.

The MGCL requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or are threatened to be made a party by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under the MGCL, a Maryland corporation may not indemnify a director or officer for an adverse judgment in a suit by or in the right of the corporation or if the director or officer was adjudged liable on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses.

In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of:

•	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

•

a written undertaking by the director or on the director’s behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director did not meet the standard of conduct.

Our charter and bylaws obligate us, to the fullest extent permitted by Maryland law in effect from time to time, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:

•	any present or former director or officer who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity; or

•

any individual who, while a director or officer of our company and at our request, serves or has served another corporation, REIT, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, REIT, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity.

Our charter and bylaws also permit us, with the approval of our board of directors, to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and to any employee or agent of our company or a predecessor of our company.

In addition, we have entered into indemnification agreements with each of our directors and executive officers that provide for indemnification to the maximum extent permitted by Maryland law.

Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Ownership Limit

Subject to certain exceptions, our charter provides that no person (other than a person who has been granted an exception) may actually or constructively own more than 9.8% of the aggregate of the outstanding shares of our common stock by value or by number of shares, whichever is more restrictive, or 9.8% of the aggregate of the outstanding shares of such class or series of our preferred stock by value or by number of shares, whichever is more restrictive. In addition, pursuant to the articles supplementary setting forth the terms of the Series A Preferred Stock, no person may own, or be deemed to own by virtue of the attribution provisions of the Internal Revenue Code, more than 9.8% (by value or number of shares, whichever is more restrictive) of our Series A Preferred Stock. For more information regarding these ownership restrictions and the constructive ownership rules, see “Restrictions on Ownership and Transfer.”

REIT Qualification

Our charter provides that our board of directors may revoke or otherwise terminate our REIT election, without approval of our stockholders, if it determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.

DESCRIPTION OF PREFERRED STOCK

The following description sets forth certain general terms of the preferred shares to which any prospectus supplement may relate. This description and the description contained in any prospectus supplement are not complete and are in all respects subject to and qualified in their entirety by reference to our charter, the applicable articles supplementary that describe the terms of the related class or series of preferred shares, and our bylaws, each of which we will make available upon request.

General

Our charter provides that we may issue up to 50,000,000 shares of our preferred stock, $0.01 par value per share. Our charter authorizes our board of directors to increase or decrease the number of authorized shares without stockholder approval.

Outstanding Preferred Stock

As of March 27, 2013, 10,400,000 shares of our preferred stock have been designated as Series A Preferred Stock, of which 10,080,000 shares were issued and outstanding.

Our Series A Preferred Stock ranks senior to our common shares with respect to the payment of dividends and distribution of assets upon liquidation, dissolution or winding up of our affairs. Dividends on our Series A Preferred Stock are cumulative and payable quarterly on or about the 15th day of each January, April, July and October at the rate of 8.50% per annum of its liquidation preference, which is equivalent to $2.125 per annum per share. If we liquidate, dissolve or windup, holders of our Series A Preferred Stock will have the right to receive $25.00 per share, plus an amount per share equal to accrued and unpaid dividends (whether or not earned or declared) to, but not including, the date of payment, before any payments are made to holders of our common stock or other junior securities. On and after March 20, 2017, we may, at our option, redeem our Series A Preferred Stock, in whole, at any time, or in part, from time to time, for cash at a redemption price of $25.00 per share, plus any accrued and unpaid dividends (whether or not declared) to, but not including, the date of redemption. In addition, upon certain changes of control of the company, holders of our Series A Preferred Shares will have the right (unless we have elected to exercise our special optional redemption right to redeem your Series A Preferred Stock) to convert some or all their Series A Preferred Stock into shares of our common stock at the conversion rate described in the articles supplementary setting forth the terms of the Series A Preferred Stock. Except in certain limited circumstances, holders of our Series A Preferred Shares have no voting rights.

Future Series of Preferred Stock

The following description sets forth certain general terms of the preferred stock to which any prospectus supplement may relate. This description and the description contained in any prospectus supplement are not complete and are in all respects subject to and qualified in their entirety by reference to our charter, the applicable articles supplementary that describe the terms of the related class or series of preferred stock, and our bylaws, each of which we will make available upon request.

Subject to the limitations prescribed by Maryland law and our charter and bylaws, our board of directors is authorized to establish the number of shares constituting each series of preferred stock and to fix the designations and powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, including such provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and such other subjects or matters as may be fixed by resolution of the board of directors or duly authorized committee thereof.

The prospectus supplement relating to the series of preferred stock offered thereby will describe the specific terms of such securities, including:

•	the title and stated value of such preferred stock;

•	the number of shares of such preferred stock offered, the liquidation preference per share and the offering price of such shares;

•	the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to such preferred stock;

•	whether dividends shall be cumulative or non-cumulative and, if cumulative, the date from which dividends on such preferred stock shall accumulate;

•	the procedures for any auction and remarketing, if any, for such preferred stock;

•	the provisions for a sinking fund, if any, for such preferred stock;

•

the provisions for redemption, if applicable, of such preferred stock, including any restrictions on the repurchase or redemption of such preferred stock by the Company while there is an arrearage in the payment of dividends or sinking fund installments, if applicable;

•	any listing of such preferred stock on any securities exchange;

•

the terms and conditions, if applicable, upon which shares of such preferred stock will be convertible into shares of our common stock, including the conversion price (or manner of calculation thereof) and conversion period;

•	a discussion of federal income tax considerations applicable to such preferred stock;

•

any limitations on issuance of any series of preferred stock ranking senior to or on a parity with such series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

•

in addition to those limitations described herein, any other limitations on actual and constructive ownership and restrictions on transfer, in each case as may be appropriate to preserve our status as a REIT; and

•	any other specific terms, preferences, rights, limitations or restrictions of such preferred stock.

Restrictions on Ownership

With certain exceptions, our charter provides that no person may own, actually or constructively, more than 9.8% of the aggregate of the outstanding shares of our common stock by value or by number of shares, whichever is more restrictive, or 9.8% of the aggregate of the outstanding shares of any class or series of our preferred stock by value or by number of shares, whichever is more restrictive. For more information regarding these ownership restrictions and certain other restrictions intended to protect our qualification as a REIT, see “Restrictions on Ownership and Transfer.”

Transfer Agent and Registrar

The transfer agent and registrar for our shares of preferred stock is American Stock Transfer & Trust Company.

Certain Provisions of Maryland Law and Our Charter and Bylaws

See “Description of Common Stock—Certain Provisions of Maryland Law and Our Charter and Bylaws.”

DESCRIPTION OF DEPOSITARY SHARES

General

We may issue receipts for depositary shares, each of which will represent a fractional interest of a share of a particular series of preferred stock, as specified in the applicable prospectus supplement. Preferred stock of each series represented by depositary shares will be deposited under a separate deposit agreement among us, the depositary named therein and the holders from time to time of the depositary receipts. Subject to the terms of the applicable deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest of a share of a particular series of preferred stock represented by the depositary shares evidenced by such depositary receipt, to all the rights and preferences of the preferred stock represented by such depositary shares (including dividend, voting, conversion, redemption and liquidation rights).

The depositary shares will be evidenced by depositary receipts issued pursuant to the applicable deposit agreement. Immediately following the issuance and delivery of the shares of preferred stock by us to a preferred share depositary, we will cause such preferred shares depositary to issue, on our behalf, the depositary receipts. Copies of the applicable form of deposit agreement and depositary receipt may be obtained from us upon request, and the statements made hereunder relating to the deposit agreement and the depositary receipts to be issued thereunder are summaries of certain provisions thereof and do not purport to be complete and are subject to, and qualified in their entirety by reference to, all of the provisions of the applicable deposit agreement and related depositary receipts.

Dividends and Other Distributions

The preferred share depositary will distribute all cash dividends or other cash distributions received in respect of the shares of preferred stock to the record holders of depositary receipts evidencing the related depositary shares in proportion to the number of such depositary receipts owned by such holders, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the preferred shares depositary.

In the event of a distribution other than in cash, the preferred shares depositary will distribute property received by it to the record holders of depositary receipts entitled thereto, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the preferred shares depositary, unless the preferred shares depositary determines that it is not feasible to make such distribution, in which case the preferred shares depositary may, with our approval, sell such property and distribute the net proceeds from such sale to such holders.

No distribution will be made in respect of any depositary share to the extent that it represents any shares of preferred stock converted into other securities.

Withdrawal of Shares

Upon surrender of the depositary receipts at the corporate trust office of the applicable preferred shares depositary (unless the related depositary shares have previously been called for redemption or converted into other securities), the holders thereof will be entitled to delivery at such office, to or upon such holder’s order, of the number of whole or fractional shares of preferred stock and any money or other property represented by the depositary shares evidenced by such depositary receipts. Holders of depositary receipts will be entitled to receive whole or fractional shares of preferred stock on the basis of the proportion of preferred shares represented by each depositary share as specified in the applicable prospectus supplement, but holders of such preferred shares will not thereafter be entitled to receive depositary shares therefor. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of shares of preferred stock to be withdrawn, the preferred shares depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares.

Redemption of Depositary Shares

Whenever we redeem shares of preferred stock held by the preferred shares depositary, the preferred shares depositary will redeem as of the same redemption date the number of depositary shares representing shares of preferred stock so redeemed, provided we shall have paid in full to the preferred shares depositary the redemption price of the preferred shares to be redeemed plus an amount equal to any accrued and unpaid dividends thereon to the date fixed for redemption. The redemption price per depositary share will be equal to the corresponding proportion of the redemption price and any other amounts per share payable with respect to the preferred shares. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected pro rata (as nearly as may be practicable without creating fractional depositary shares) or by any other equitable method determined by us that will not result in a violation of the ownership restrictions in our charter.

From and after the date fixed for redemption, all dividends in respect of the preferred shares so called for redemption will cease to accrue, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary receipts evidencing the depositary shares so called for redemption will cease, except the right to receive any moneys payable upon such redemption and any money or other property to which the holders of such depositary receipts were entitled upon such redemption and surrender thereof to the preferred shares depositary.

Voting of the Shares of Preferred Stock

Upon receipt of notice of any meeting at which the holders of the applicable shares of preferred stock are entitled to vote, the preferred shares depositary will mail the information contained in such notice of meeting to the record holders of the depositary receipts evidencing the depositary shares which represent such shares of preferred stock. Each record holder of depositary receipts evidencing depositary shares on the record date (which will be the same date as the record date for the preferred shares) will be entitled to instruct the preferred shares depositary as to the exercise of the voting rights pertaining to the amount of preferred shares represented by such holder’s depositary shares. The preferred shares depositary will vote the amount of preferred shares represented by such depositary shares in accordance with such instructions, and we will agree to take all reasonable action which may be deemed necessary by the preferred shares depositary in order to enable the preferred shares depositary to do so. The preferred shares depositary will abstain from voting the amount of preferred shares represented by such depositary shares to the extent it does not receive specific instructions from the holders of depositary receipts evidencing such depositary shares. The preferred shares depositary shall not be responsible for any failure to carry out any instruction to vote, or for the manner or effect of any such vote made, as long as any such action or non-action is in good faith and does not result from negligence or willful misconduct of the preferred shares depositary.

Liquidation Preference

In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, the holders of each depositary receipt will be entitled to the fraction of the liquidation preference accorded each shares of preferred stock represented by the depositary shares evidenced by such depositary receipt, as set forth in the applicable prospectus supplement.

Conversion of Preferred Shares

The depositary shares, as such, are not convertible into common stock or any of our other securities or property. Nevertheless, if so specified in the applicable prospectus supplement relating to an offering of depositary shares, the depositary receipts may be surrendered by holders thereof to the preferred shares depositary with written instructions to the preferred shares depositary to instruct us to cause conversion of the preferred shares represented by the depositary shares evidenced by such depositary receipts into whole common shares, other preferred shares, and we agree that upon receipt of such instructions and any amounts payable in respect thereof, we will cause the conversion thereof utilizing the same procedures as those provided for delivery of shares of preferred stock to effect such conversion. If the depositary shares evidenced by a depositary receipt are to be converted in part only, a new depositary receipt or receipts will be issued for any depositary shares not to be converted. No fractional shares common stock will be issued upon conversion, and if such conversion would result in a fractional share being issued, an amount will be paid in cash by us equal to the value of the fractional interest based upon the closing price of the common stock on the last business day prior to the conversion.

Amendment and Termination of Deposit Agreement

The form of depositary receipt evidencing the depositary shares which represent the preferred stock and any provision of the deposit agreement may at any time be amended by agreement between us and the preferred shares depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary receipts or that would be materially and adversely inconsistent with the rights granted to the holders of the related preferred shares will not be effective unless such amendment has been approved by the existing holders of at least two-thirds of the applicable depositary shares evidenced by the applicable depositary receipts then outstanding. No amendment shall impair the right, subject to certain exceptions in the deposit agreement, of any holder of depositary receipts to surrender any depositary receipt with instructions to deliver to the holder the related preferred shares and all money and other property, if any, represented thereby, except in order to comply with law. Every holder of an outstanding depositary receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold such receipt, to consent and agree to such amendment and to be bound by the deposit agreement as amended thereby.

The deposit agreement may be terminated by us upon not less than 30 days’ prior written notice to the preferred shares depositary if (i) such termination is necessary to preserve our status as a REIT or (ii) a majority of each series of preferred shares affected by such termination consents to such termination, whereupon the preferred shares depositary shall deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by such holder, such number of whole or fractional preferred shares as are represented by the depositary shares evidenced by such depositary receipts together with any other property held by the preferred shares depositary with respect to such depositary receipts. We have agreed that if the deposit agreement is terminated to preserve our status as a REIT, then we will use our best efforts to list the preferred stock issued upon surrender of the related depositary shares on a national securities exchange. In addition, the deposit agreement will automatically terminate if (i) all outstanding depositary shares shall have been redeemed, (ii) there shall have been a final distribution in respect of the related preferred shares in connection with our liquidation, dissolution or winding up and such distribution shall have been distributed to the holders of depositary receipts evidencing the depositary shares representing such preferred shares or (iii) each related share of preferred stock shall have been converted into our securities not so represented by depositary shares.

Charges of Preferred Shares Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the deposit agreement. In addition, we will pay the fees and expenses of the preferred shares depositary in connection with the performance of its duties under the deposit agreement. However, holders of depositary receipts will pay the fees and expenses of the preferred shares depositary for any duties requested by such holders to be performed which are outside of those expressly provided for in the deposit agreement.

Resignation and Removal of Depositary

The preferred shares depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the preferred shares depositary, any such resignation or removal to take effect upon the appointment of a successor preferred shares depositary. A successor preferred shares depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and that meets certain combined capital and surplus requirements.

Miscellaneous

The preferred shares depositary will forward to holders of depositary receipts any reports and communications from the Company which are received by the preferred shares depositary with respect to the related preferred shares.

Neither the preferred shares depositary nor we will be liable if it is prevented from or delayed in, by law or any circumstances beyond its control, performing its obligations under the deposit agreement. The obligations of us and the preferred shares depositary under the deposit agreement will be limited to performing their duties thereunder in good faith and without negligence (in the case of any action or inaction in the voting of preferred shares represented by the depositary shares), gross negligence or willful misconduct, and we and the preferred shares depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary receipts, depositary shares or preferred shares represented thereby unless satisfactory indemnity is furnished. We and the preferred shares depositary may rely on written advice of counsel or accountants, or information provided by persons presenting preferred shares represented thereby for deposit, holders of depositary receipts or other persons believed in good faith to be competent to give such information, and on documents believed in good faith to be genuine and signed by a proper party.

In the event the preferred shares depositary shall receive conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and us, on the other hand, the preferred shares depositary shall be entitled to act on such claims, requests or instructions received from us.

Restrictions on Ownership

With certain exceptions, our charter provides that no person may own, actually or constructively, more than 9.8% of the aggregate of the outstanding shares of our common stock by value or by number of shares, whichever is more restrictive, or 9.8% of the aggregate of the outstanding shares of any class or series of our preferred stock by value or by number of shares, whichever is more restrictive. Holders of our depositary shares will be subject to the same restrictions as holders of our preferred stock. For more information regarding these ownership restrictions and certain other restrictions intended to protect our qualification as a REIT, see “Restrictions on Ownership and Transfer.”

DESCRIPTION OF WARRANTS

We may offer by means of this prospectus warrants for the purchase of any of the types of securities offered by this prospectus. We may issue warrants separately or together with any other securities offered by means of this prospectus, and the warrants may be attached to or separate from such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent specified therein or the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The applicable prospectus supplement will describe the following terms, where applicable, of the warrants in respect of which this prospectus is being delivered:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the currencies in which the price or prices of such warrants may be payable;

•	the price or prices at which and currency or currencies in which the securities purchasable upon exercise of such warrants may be purchased;

•	the designation, amount and terms of the securities purchasable upon exercise of such warrants;

•	the designation and terms of the other securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date on and after which such warrants and the securities purchasable upon exercise of such warrants will be separately transferable;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	the minimum or maximum amount of such warrants which may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	a discussion of material federal income tax considerations; and

•	any other material terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Restrictions on Ownership

With certain exceptions, our charter provides that no person may own, actually or constructively, more than 9.8% of the aggregate of the outstanding shares of our common stock by value or by number of shares, whichever is more restrictive, or 9.8% of the aggregate of the outstanding shares of any class or series of our preferred stock by value or by number of shares, whichever is more restrictive. Holders of warrants to purchase our common stock or our preferred stock will, upon exercise of the warrant, be subject to these ownership limits. Such limits could restrict the warrant holder’s ability to exercise the warrants it holds. For more information regarding these ownership restrictions and certain other restrictions intended to protect our qualification as a REIT, see “Restrictions on Ownership and Transfer.”

DESCRIPTION OF RIGHTS

We may issue rights to our stockholders for the purchase of shares of common stock. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent, all as set forth in the prospectus supplement relating to the particular issue of rights. The rights agent will act solely as our agent in connection with the certificates relating to the rights of such series and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The rights agreement and the rights certificates relating to each series of rights will be filed with the SEC and incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

The applicable prospectus supplement will describe the terms of the rights to be issued, including the following, where applicable:

•	the date for determining the stockholders entitled to the rights distribution;

•	the aggregate number of shares common stock purchasable upon exercise of such rights and the exercise price;

•	the aggregate number of rights being issued;

•	the date, if any, on and after which such rights may be transferable separately;

•	the date on which the right to exercise such rights shall commence and the date on which such right shall expire;

•	any special U.S. federal income tax consequences; and

•	any other terms of such rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of such rights.

Restrictions on Ownership

With certain exceptions, our charter provides that no person may own, actually or constructively, more than 9.8% of the aggregate of the outstanding shares of our common stock by value or by number of shares, whichever is more restrictive, or 9.8% of the aggregate of the outstanding shares of any class or series of our preferred stock by value or by number of shares, whichever is more restrictive. Holders of rights purchase our common stock will, upon exercise of the rights, be subject to these ownership limits. Such limits could restrict the rights holder’s ability to exercise the rights it holds. For more information regarding these ownership restrictions and certain other restrictions intended to protect our qualification as a REIT, see “Restrictions on Ownership and Transfer.”

DESCRIPTION OF DEBT SECURITIES

The following description sets forth certain general terms and provisions of the senior debt securities that may be offered by means of this prospectus. The particular terms of the debt securities being offered and the extent to which the general provisions described below apply will be described in a prospectus supplement relating to the debt securities.

Any senior debt securities offered by means of this prospectus will be issued under a senior indenture, as amended or supplemented from time to time, which we refer to as the “Indenture,” between us and such trustee as we may appoint. A form of the Indenture has been filed as an exhibit to the Registration Statement of which this prospectus is a part and will be available for inspection at the corporate trust office of the Trustee (as defined below) or as described above under “Where To Find Additional Information” and “Incorporation of Certain Information by Reference.”

The Indenture is and will be subject to and governed by the Trust Indenture Act of 1939. The description of the Indenture set forth below assumes that we have entered into the Indenture. We will execute and deliver the Indenture when and if we issue debt securities. The statements made in this prospectus relating to the Indenture and the debt securities to be issued under the Indenture are summaries of some provisions of the Indenture and such debt securities. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the Indenture and such debt securities. Unless otherwise specified, capitalized terms used but not defined in this prospectus have the meanings set forth in the Indenture.

General

The debt securities offered by means of this prospectus will be our direct obligations. Senior debt securities will rank equally in right of payment with our other senior unsecured and unsubordinated debt that may be outstanding from time to time, and will rank senior in right of payment to all of any subordinated debt securities that may be outstanding from time to time.

The Indenture provides that debt securities may be issued without limit as to aggregate principal amount, in one or more series, in each case as may be authorized from time to time by us or as established in one or more indentures supplemental to the Indenture. All debt securities of one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of the holders of the debt securities of such series, for issuances of additional debt securities of such series.

The Indenture provides that there may be more than one trustee thereunder, each with respect to one or more series of debt securities (each, a “Trustee”). Any Trustee under the Indenture may resign or be removed with respect to one or more series of debt securities, and a successor Trustee will be appointed by us to act with respect to such series. If two or more persons are acting as Trustee with respect to different series of debt securities, each such Trustee will be a trustee of a trust under the Indenture separate and apart from the trust administered by any other Trustee thereunder, and, except as otherwise indicated herein or therein, any action described to be taken by the Trustee may be taken by each such Trustee with respect to, and only with respect to, the one or more series of debt securities for which it is Trustee under the Indenture.

The prospectus supplement relating to any series of debt securities being offered will contain information on the specific terms of those debt securities, including, without limitation:

•	the principal amount offered;

•	the title of the securities of the series;

•	any limit upon the aggregate principal amount of the securities of the series which may be authenticated and delivered under the Indenture;

•	the date or dates on which the principal of the securities is payable;

•

the rate or rates (which may be fixed or variable) at which the securities of the series shall bear interest, if any, the date or dates from which such interest shall accrue, the interest payment dates on which such interest shall be payable and the regular record date for the interest payable on any interest payment date;

•	the person to whom any interest shall be payable;

•

the place or places where the principal of (and premium, if any) and interest on securities of the series shall be payable, any securities of that series may be surrendered for conversion or exchange and notices and demands to or upon us in respect of the securities of that series and the Indenture may be served;

•	the basis upon which any interest shall be calculated if other than that of a 360-day year consisting of twelve 30-day months;

•

the period or periods within which, the price or prices at which, the currency or currency unit in which, and the terms and conditions upon which securities of the series may be redeemed, in whole or in part, at our option, if we have such an option;

•

the terms, if any, upon which the securities of the series may be convertible into or exchanged for any of our capital stock or other securities or property (including cash or any combination thereof) and the terms and conditions upon which such conversion or exchange may be effected, including, without limitation, the initial conversion or exchange price or rate (or manner of calculation thereof), the portion that is convertible or exchangeable or the method by which any such portion shall be determined, the conversion or exchange period, provisions as to whether conversion or exchange will be at the option of the holders or at our option, the events requiring an adjustment of the conversion or exchange price, and provisions affecting conversion or exchange in the event of the redemption of such securities;

•

if such debt securities are convertible, any limitation on the ownership or transferability of our common stock or other equity securities into which such debt securities are convertible in connection with the preservation of our status as a REIT;

•

our obligation, if any, to redeem or purchase securities of the series pursuant to any sinking fund or analogous provisions or at the option of a holder thereof and the period or periods within which, the price or prices at which, the currency or currency unit in which, and the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•

whether securities of the series are to be issued in registered form or bearer form or both, and if in bearer form, whether coupons will be attached to them and whether securities of the series in bearer form may be exchanged for securities of the series issued in registered form, and the circumstances under which and the places at which any such exchanges, if permitted, may be made;

•

if the securities of the series are to be issued in bearer form or as one or more global notes representing securities of the series in bearer form, whether certain provisions for the payment of additional interest or tax redemptions shall apply; whether interest with respect to any portion of temporary securities of the series in bearer form payable with respect to any interest payment date prior to the exchange of such temporary securities in bearer form for definitive securities of a series in bearer form shall be paid to any clearing organization with respect to the portion of such temporary securities in bearer form held for its account and, in such event, the terms and conditions (including any certification requirements) upon which any such interest payment received by a clearing organization will be credited to the persons entitled to interest payable on such interest payment date; and the terms upon which a temporary securities in bearer form may be exchanged for one or more definitive securities of the series in bearer form;

•	if other than denominations of $1,000 or any integral multiple thereof, the denominations in which securities of the series shall be issuable;

•	if other than the Trustee, the identity of each security registrar and/or paying agent;

•

the percentage of the principal amount at which such debt securities will be issued and, if other than the principal amount thereof, the portion of the principal amount of securities of the series which shall be payable upon declaration of acceleration of the maturity thereof pursuant to the Indenture;

•

any Events of Default and covenants of Colony Financial, Inc. with respect to the securities of that series, whether or not such Events of Default or covenants are consistent with the Events of Default or covenants set forth in the Indenture;

•

if other than the currency of the United States of America, the currency or currency unit in which payment of the principal of (and premium, if any) or interest, if any, on the securities of that series shall be made or in which securities of that series shall be denominated and the particular provisions applicable thereto;

•

if the principal of (and premium, if any) and interest, if any, on the securities of that series are to be payable, at the election of Colony Financial, Inc. or a holder thereof, in a currency or currency unit other than that in which such securities are denominated or stated to be payable, the period or periods within which, and the terms and conditions upon which, such election may be made, and the time and manner of determining the exchange rate between the currency or currency unit in which such securities are denominated or stated to be payable and the currency or currency unit in which such securities are to be so payable;

•

if the amount of payments or principal of (and premium, if any) or interest, if any, on the securities of the series may be determined with reference to an index based on a currency or currency unit other than that in which securities are denominated or stated to be payable or any other index, the manner in which such amounts shall be determined;

•	whether such securities will be secured or unsecured and if secured, the nature of the collateral securing the debt securities;

•	whether and to what extent the securities of each series will be guaranteed and the identity of the guarantors;

•	the terms and conditions, if any, upon which such securities may be subordinated to our other debt;

•	whether such securities will be issued in certificated or book-entry form;

•	the applicability, if any, of the defeasance and covenant defeasance provisions of the Indenture;

•

whether and under what circumstances we will pay any additional amounts on such debt securities in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem such debt securities in lieu of making such payment;

•	if securities are to be issued upon the exercise of warrants, the time, manner and place for authentication and delivery; and

•	any other terms of the series (which terms shall not be inconsistent with the provisions of the Indenture).

The debt securities may be issued in one or more series with the same or various maturities.

The terms of the debt securities do not afford holders of the debt securities protection in the event of a highly leveraged transaction involving Colony Financial, Inc. that may adversely affect holders of the debt securities.

Conversion and Exchange Rights

The prospectus supplement will describe, if applicable, the terms on which you may convert the debt securities into or exchange them for other debt securities, preferred stock, common stock or other securities or property (including cash or any combination thereof). The conversion or exchange may be mandatory or may be at your option. The prospectus supplement will describe how the amount of debt securities, number of shares of preferred stock or common stock, or the amount of other securities or property to be received upon conversion or exchange would be calculated.

Transfer and Exchange

The debt securities of a series may be issued in either registered form (“Registered Securities”) or global form. See “Book-Entry Securities.” Registered Securities may be separated into smaller denominations or combined into larger denominations, as long as the total principal amount is not changed. This is called an “exchange.”

In accordance with the Indenture, you may transfer or exchange debt securities of a series at the office of the Trustee. The Trustee will act as our agent for registering Registered Securities in the names of holders and transferring debt securities. We may designate someone else to perform these functions. Whoever maintains the list of registered holders is called the “Security Registrar.” The Security Registrar also will perform transfers.

You will not be required to pay a service charge to transfer or exchange debt securities, but you may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange will be made only if the Security Registrar is satisfied with your proof of ownership.

If we designate additional transfer agents, we will name them in the applicable prospectus supplement. We may cancel the designation of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

If we redeem less than all of the debt securities of a redeemable series, we may block the transfer or exchange of Registered Securities during the period beginning 15 days before the day of the selection for redemption of such Registered Securities and ending on the day of the mailing of the relevant notice of redemption in order to freeze the list of holders to prepare the mailing. We may also decline to register transfers or exchanges of debt securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security being partially redeemed (Section 3.5 of the Indenture).

If the offered debt securities are redeemable, we will describe the procedures for redemption in the applicable prospectus supplement.

In this “Transfer and Exchange” section of this prospectus, “you” means direct holders and not indirect holders of debt securities.

Merger and Consolidation

Subject to any terms or conditions specified in the applicable prospectus supplement, so long as any debt securities of any series remain outstanding, we may not merge, consolidate or convey, transfer or lease our properties and assets substantially as an entirety and we will not permit any person to consolidate with or merge into us or convey, transfer or lease its properties and assets substantially as an entirety to us unless:

•

the successor person is Colony Financial, Inc. or another corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia that assumes our obligations on the debt securities and under the Indenture;

•	immediately after giving effect to such transaction, we or the successor person would not be in default under the Indenture; and

•

we have delivered to the Trustee an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture.

Certain of our Covenants

In addition to any covenants of Colony Financial, Inc. with respect to a particular series of debt securities as may be described in the applicable prospectus supplement, we will be subject to the following covenants:

Corporate Existence. Except as described above under “Merger and Consolidation,” we will be required to do or cause to be done all things necessary to preserve and keep in full force and effect our corporate existence, rights (by articles of incorporation, bylaws and statute) and franchises. However, we will not be required to preserve any right or franchise if we determine that its preservation is no longer desirable in the conduct of our business and that its loss is not disadvantageous in any material respect to the holders of the debt securities.

Maintenance of Properties. We will be required to cause all properties owned by us or any Subsidiary or used or held for use in the conduct of our business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will be required to cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, as in our judgment may be necessary so that the business carried on in connection with these properties may be conducted at all times. However, we will not be prevented from discontinuing the maintenance of any properties if such discontinuance is, in our judgment, desirable in the conduct of our business or the business of any Subsidiary and is not disadvantageous in any material respect to holders of the debt securities.

Payment of Taxes and Other Claims. We will be required to pay or discharge, or cause to be paid or discharged, before they become delinquent:

•	all material taxes, assessments and governmental charges levied or imposed upon us or any Subsidiary or upon our income, profits or property or the income, profits or property of any Subsidiary; and

•	all material lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon our property or the property of any Subsidiary

Except as described above, or as otherwise described in the applicable prospectus supplement, the Indenture does not contain any provisions that would afford holders of the debt securities protection in the event of:

•	a highly leveraged or similar transaction involving us;

•	a change in control or a change in our management; or

•	a reorganization, restructuring, merger or similar transaction involving us that may adversely affect the holders of the debt securities.

In addition, subject to the limitations set forth above and in the applicable prospectus supplement, we may, in the future, enter into certain transactions such as the sale of our properties and assets substantially as an entirety or a merger or consolidation with another entity that could increase the amount of our indebtedness or otherwise adversely affect our financial condition or results of operations, which may have an adverse effect on our ability to service our indebtedness, including the debt securities. We have no present intention of engaging in a highly leveraged or similar transaction involving us.

Events of Default

Unless otherwise provided in the applicable prospectus supplement, an Event of Default with respect to the debt securities is defined in the Indenture as being:

(i)	default for 30 days in the payment of any installment of interest on the debt securities;

(ii)	default in the payment of any principal of the debt securities;

(iii)	default by Colony Financial, Inc. in the performance of any other covenants or agreements in the Indenture contained therein for the benefit of the debt securities which shall not have been remedied for a period of 90 days after written notice of such default to us by the Trustee or to us and the Trustee by the holders of at least 25% in aggregate principal amount of the debt securities;

(iv)	certain events of bankruptcy, insolvency or reorganization of Colony Financial, Inc.; or

(v)	any other Event of Default specified for a series in the applicable prospectus supplement.

Unless otherwise provided in the applicable prospectus supplement, the Indenture provides that if an Event of Default under clause (i), (ii), (iii) or (v) above shall have occurred and be continuing, either the Trustee or the holders of not less than 25% in principal amount of the debt securities may declare the principal of all the debt securities, together with any accrued interest, to be due and payable immediately.

Unless otherwise provided in the applicable prospectus supplement, if an Event of Default under clause (iv) above shall have occurred and be continuing, then the principal of all the debt securities, together with any accrued interest, will be due and payable immediately without any declaration or other act on the part of the Trustee or any holder of a debt security. Upon certain conditions such declaration (including a declaration caused by a default in the payment of principal or interest, the payment for which has subsequently been provided) may be annulled by the holders of a majority in principal amount of the debt securities.

In addition, subject to any terms or conditions specified in the applicable prospectus supplement, prior to the declaration of the acceleration of the maturity of the debt securities, past defaults may be waived by the holders of a majority in principal amount of the debt securities, except a default in the payment of principal of or interest on any debt security or in respect of a covenant or provision of the Indenture which cannot be modified or amended without the approval of the holder of each debt security.

The Indenture contains a provision entitling the Trustee, subject to the duty of the Trustee during default to act with the required standard of care, to be indemnified by the holders of debt securities issued thereunder before proceeding to exercise any right or power under the Indenture at the request of the holders of such debt securities.

The Indenture also provides that the holders of a majority in principal amount of the outstanding securities of a particular series issued thereunder and affected (each series voting as a separate class) may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the debt securities of such series.

The Indenture contains a covenant that Colony Financial, Inc. will file annually with the Trustee a certificate as to the absence of any default or specifying any default that exists.

Satisfaction and Discharge

The Indenture provides that, if the provisions of the relevant Article of the Indenture are made applicable to the debt securities of (or within) any series pursuant to such Indenture, the Indenture will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of debt securities, as expressly provided for in the Indenture) as to all debt securities of such series when:

•	either:

•

all such debt securities theretofore authenticated and delivered (except lost, stolen or destroyed debt securities that have been replaced or paid) have been delivered to the Trustee for cancellation, or

•	with respect to all such debt securities not theretofore delivered to the Trustee for cancellation, Colony Financial, Inc. has deposited or caused to be deposited with the Trustee funds or

Government Obligations (as defined in the Indenture), or any combination thereof, in an amount sufficient to pay and discharge the entire indebtedness on such debt securities not theretofore delivered to the Trustee for cancellation, for unpaid principal and interest to maturity;

•	Colony Financial, Inc. has paid all other sums payable by it under the Indenture with respect to such series;

•

Colony Financial, Inc. has delivered to the Trustee an officers’ certificate and an opinion of counsel each stating that all conditions precedent under the Indenture to the satisfaction and discharge of the Indenture with respect to such series have been complied with; and

•

if such debt securities are not due and payable within one year of the date of such deposit, Colony Financial, Inc. has delivered to the Trustee an opinion of counsel to the effect that the holders of the debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount and in the same manner and at the same times, as would have been the case if such deposit, defeasance and discharge had not occurred.

Defeasance and Covenant Defeasance

The Indenture provides that, if the provisions of the relevant Article of the Indenture are made applicable to the debt securities of (or within) any series pursuant to the Indenture, Colony Financial, Inc. may elect either (1) to effect a “defeasance,” in which case it will be discharged from any and all obligations with respect to such debt securities (except for the obligations to register the transfer or exchange of such debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of such debt securities and to hold moneys for payment in trust), or (2) to effect a “covenant defeasance,” in which case it will be released from its obligations with respect to the covenants described under “— Certain of our Covenants” or, if provided pursuant to the Indenture, its obligations with respect to any other covenant, and any omission to comply with such obligations will not constitute a default or an Event of Default with respect to such debt securities. Such defeasance or covenant defeasance shall be effected upon the irrevocable deposit by Colony Financial, Inc. with the applicable trustee, in trust, of an amount, in such currency or currencies in which such debt securities are payable at their stated maturity, or Government Obligations (as described below), or both, applicable to such debt securities which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) and interest on such debt securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor.

Such a trust may be established only if, among other things, Colony Financial, Inc. has delivered to the applicable trustee an opinion of counsel (as specified in the Indenture) to the effect that the holders of such debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred.

The Indenture defines “Government Obligations” to mean securities that are (i) direct obligations of the government which issued the currency in which the Securities of a particular series are payable or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the government that issued the currency in which the Securities of such series are payable, the payment of which is unconditionally guaranteed by such government, which, in either case, are full faith and credit obligations of such government payable in such currency and are not callable or redeemable at the option of the issuer thereof.

Unless otherwise provided in the applicable supplemental indenture relating to any series of debt securities, if after Colony Financial, Inc. has deposited funds or Government Obligations to effect defeasance or covenant defeasance with respect to debt securities of any series the holder of a debt security of such series is entitled to, and does, elect pursuant to the Indenture or the terms of such debt security to receive payment in a currency other than that in which such deposit has been made in respect of such debt security, the indebtedness represented by such debt security and any coupons appertaining thereto shall be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of (and premium, if any) and interest, if any, on such debt security as they become due out of the proceeds yielded by converting the amount or other property so deposited in respect of such debt security into the currency in which such debt security becomes payable as a result of such election based on the applicable market exchange rate. Unless otherwise provided in the applicable prospectus supplement, all payments of principal of (and premium, if any) and interest on any debt security that is payable in a foreign currency that ceases to be used by its government of issuance shall be made in U.S. dollars. If Colony Financial, Inc. effects a covenant defeasance with respect to any debt securities and such debt securities are declared due and payable because of the occurrence of an Event of Default, the amount in such currency in which such debt securities are payable, and Government Obligations on deposit with the applicable trustee, will be sufficient to pay amounts due on such debt securities at the time of their stated maturity but may not be sufficient to pay amounts due on such debt securities at the time of the acceleration resulting from such Event of Default. Colony Financial, Inc., however, would remain liable to make payment of such amounts due at the time of acceleration.

The applicable prospectus supplement may further describe the provisions, if any, permitting such defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within a particular series.

Modification and Waiver

Unless otherwise specified in the applicable prospectus supplement, modifications and amendments of the Indenture will be permitted only with the consent of the holders of not less than a majority in principal amount of all outstanding debt securities issued under the Indenture which are affected by such modification or amendment. However, no such modification or amendment may, without the consent of the holder of each such debt security affected by the modification or amendment:

•

change the stated maturity of the principal of, or any installment of interest on, any debt security or reduce the principal amount thereof or the rate of interest thereon, or change the coin or currency in which any debt security or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment after the stated maturity thereof;

•	reduce the percentage in principal amount of outstanding debt securities necessary to waive compliance with certain provisions of the Indenture or to waive certain defaults; or

•

modify any of the provisions relating to supplemental indentures requiring the consent of holders or relating to the waiver of past defaults or relating to the waiver of certain covenants, except to increase the percentage of outstanding debt securities required for such actions or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each debt security.

Unless otherwise specified in the applicable prospectus supplement, modifications and amendments of the Indenture may be made by us and the respective trustee without the consent of any holder of debt securities for any of the following purposes:

•	to evidence the succession of another person as obligor under the Indenture;

•	to add to our covenants for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon us in the Indenture;

•	to add events of default with respect to any or all series of debt securities;

•

to add or change any of the provisions of the Indenture to such extent as necessary to permit or facilitate the issuance of debt securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons;

•

to change or eliminate any of the provisions of the Indenture, provided that any such change or elimination shall become effective only when there are no debt securities outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision;

•	to establish the form or terms of debt securities of any series;

•	to add guarantees with respect to the debt securities;

•	to secure the debt securities;

•

to evidence and provide for the acceptance of appointment of a successor trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the Indenture as necessary to provide for or facilitate the administration of the trusts under the Indenture by more than one trustee;

•

to cure any ambiguity, to correct or supplement any provision in the Indenture which may be defective or inconsistent with any other provision in the Indenture, or to make any other provisions with respect to matters or questions arising under the Indenture which shall not be inconsistent with the provisions of the Indenture;

•	to add to the conditions, limitations and restrictions on the authorized amount, form, terms or purposes of issue, authentication and delivery of debt securities;

•

to supplement any of the provisions of the Indenture to the extent necessary to permit or facilitate the defeasance and discharge of any series of debt securities if such action does not adversely affect the interests of the holders of the debt securities of such series and any related coupons or any other series of debt securities in any material respect;

•	to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act of 1939; or

•

to add or modify any other provision in the Indenture with respect to matters or questions arising under the Indenture which we and the trustee may deem necessary or desirable and which does not materially and adversely affect the legal rights under the Indenture of any holder of debt securities of any series.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depository identified in the applicable prospectus supplement relating to such series. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. The specific terms of the depository arrangement with respect to a series of debt securities will be described in the applicable prospectus supplement relating to such series.

RESTRICTIONS ON OWNERSHIP AND TRANSFER

In order for us to qualify as a REIT under the Internal Revenue Code, shares of our stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of the outstanding shares of stock (after taking into account options to acquire shares of common stock) may be owned, directly, indirectly or through attribution, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities) at any time during the last half of a taxable year (other than the first year for which an election to be a REIT has been made).

In order to assist us in complying with the limitations on the concentration of ownership of REIT stock imposed by the Internal Revenue Code, our charter generally prohibits any person (other than a person who has been granted an exception) from actually or constructively owning more than 9.8% of the aggregate of the outstanding shares of our common stock by value or by number of shares, whichever is more restrictive, or 9.8% of the aggregate of the outstanding shares of such class or series of our preferred stock by value or by number of shares, whichever is more restrictive. In addition, pursuant to the articles supplementary setting forth the terms of the Series A Preferred Stock, no person may own, or be deemed to own by virtue of the attribution provisions of the Internal Revenue Code, more than 9.8% (by value or number of shares, whichever is more restrictive) of our Series A Preferred Stock. However, our charter permits exceptions to be made for stockholders provided our board of directors determines such exceptions will not jeopardize our qualification as a REIT.

Our charter also prohibits any person from (1) beneficially or constructively owning shares of our capital stock that would result in our being “closely held” under Section 856(h) of the Code, (2) transferring shares of our capital stock if such transfer would result in our being beneficially owned by fewer than 100 persons (determined without reference to any rules of attribution), (3) beneficially or constructively owning shares of our capital stock that would result in our owning (directly or indirectly) 10% or more of the interest in a tenant of our real property if income derived from such tenant for our taxable year would result in more than a de minimis amount of non-qualifying income for purposes of the REIT tests and (4) beneficially or constructively owning shares of our capital stock that would cause us otherwise to fail to qualify as a REIT. Any person who acquires or attempts or intends to acquire beneficial ownership of shares of our capital stock that will or may violate any of the foregoing restrictions on transferability and ownership is required to give notice immediately to us and provide us with such other information as we may request in order to determine the effect of such transfers on our qualification as a REIT. The foregoing restrictions on transferability and ownership will not apply if our board of directors determines that it is no longer in our best interest to attempt to qualify, or to qualify, or to continue to qualify, as a REIT. In addition, our board of directors may determine that compliance with the foregoing restrictions is no longer required for our qualification as a REIT.

Our board of directors, in its sole discretion, may exempt a person from the above ownership limits and any of the restrictions described above. However, our board of directors may not grant an exemption to any person unless our board of directors obtains such representation, covenant and understandings as our board of directors may deem appropriate in order to determine that granting the exemption would not result in our losing our qualification as a REIT. As a condition of granting the exemption, our board of directors may require a ruling from the IRS or an opinion of counsel in either case in form and substance satisfactory to our board of directors, in its sole discretion in order to determine or ensure our qualification as a REIT.

In addition, our board of directors from time to time may increase the ownership limits. However, the ownership limits may not be increased if, after giving effect to such increase, five or fewer individuals could own or constructively own in the aggregate, more than 49.9% in value of the shares then outstanding.

However, if any transfer of our shares of stock occurs which, if effective, would result in any person beneficially or constructively owning shares of stock in excess, or in violation, of the above transfer or ownership limitations, known as a prohibited owner, then that number of shares of stock, the beneficial or constructive ownership of which otherwise would cause such person to violate the transfer or ownership limitations (rounded up to the nearest whole share), will be automatically transferred to a charitable trust for the exclusive benefit of a charitable beneficiary, and the prohibited owner will not acquire any rights in such shares. This automatic transfer will be considered effective as of the close of business on the business day before the violative transfer.

If the transfer to the charitable trust would not be effective for any reason to prevent the violation of the above transfer or ownership limitations, then the transfer of that number of shares of stock that otherwise would cause any person to violate the above limitations will be void. Shares of stock held in the charitable trust will continue to constitute issued and outstanding shares of our stock. The prohibited owner will not benefit economically from ownership of any shares of stock held in the charitable trust, will have no rights to dividends or other distributions and will not possess any rights to vote or other rights attributable to the shares of stock held in the charitable trust. The trustee of the charitable trust will be designated by us and must be unaffiliated with us or any prohibited owner and will have all voting rights and rights to dividends or other distributions with respect to shares of stock held in the charitable trust, and these rights will be exercised for the exclusive benefit of the trust’s charitable beneficiary. Any dividend or other distribution paid before our discovery that shares of stock have been transferred to the trustee will be paid by the recipient of such dividend or distribution to the trustee upon demand, and any dividend or other distribution authorized but unpaid will be paid when due to the trustee. Any dividend or distribution so paid to the trustee will be held in trust for the trust’s charitable beneficiary. Subject to Maryland law, effective as of the date that such shares of stock have been transferred to the charitable trust, the trustee, in its sole discretion, will have the authority to:

•	rescind as void any vote cast by a prohibited owner prior to our discovery that such shares have been transferred to the charitable trust; and

•	recast such vote in accordance with the desires of the trustee acting for the benefit of the trust’s charitable beneficiary.

However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast such vote.

Within 20 days of receiving notice from us that shares of stock have been transferred to the charitable trust, and unless we buy the shares first as described below, the trustee will sell the shares of stock held in the charitable trust to a person, designated by the trustee, whose ownership of the shares will not violate the ownership limitations in our charter. Upon the sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the prohibited owner and to the charitable beneficiary. The prohibited owner will receive the lesser of:

•

the price paid by the prohibited owner for the shares or, if the prohibited owner did not give value for the shares in connection with the event causing the shares to be held in the charitable trust (for example, in the case of a gift or devise), the market price of the shares on the day of the event causing the shares to be held in the charitable trust; and

•	the price per share received by the trustee from the sale or other disposition of the shares held in the charitable trust (less any commission and other expenses of a sale).

The trustee may reduce the amount payable to the prohibited owner by the amount of dividends and distributions paid to the prohibited owner and owed by the prohibited owner to the trustee. Any net sale proceeds in excess of the amount payable to the prohibited owner will be paid immediately to the charitable beneficiary. If, before our discovery that shares of stock have been transferred to the charitable trust, such shares are sold by a prohibited owner, then:

•	such shares will be deemed to have been sold on behalf of the charitable trust; and

•

to the extent that the prohibited owner received an amount for such shares that exceeds the amount that the prohibited owner was entitled to receive as described above, the excess must be paid to the trustee upon demand.

In addition, shares of stock held in the charitable trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of:

•	the price per share in the transaction that resulted in such transfer to the charitable trust (or, in the case of a gift or devise, the market price at the time of the gift or devise); and

•	the market price on the date we, or our designee, accept such offer.

We may reduce the amount payable to the prohibited owner by the amount of dividends and distributions paid to the prohibited owner and owed by the prohibited owner to the trustee. We may pay the amount of such reduction to the trustee for the benefit of the charitable beneficiary. We will have the right to accept the offer until the trustee has sold the shares of stock held in the charitable trust. Upon such a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the prohibited owner and any dividends or other distributions held by the trustee will be paid to the charitable beneficiary.

All certificates representing shares of our capital stock bear a legend referring to the restrictions described above.

Every owner of more than 5% (or such lower percentage as required by the Internal Revenue Code or the regulations promulgated thereunder) in value of the outstanding shares of our capital stock within 30 days after the end of each taxable year, will be required to give written notice to us stating the name and address of such owner, the number of shares of each class and series of shares of our stock that the owner beneficially owns and a description of the manner in which the shares are held. Each owner shall provide to us such additional information as we may request in order to determine the effect, if any, of the owner’s beneficial ownership on our qualification as a REIT and to ensure compliance with our ownership limitations. In addition, each stockholder shall upon demand be required to provide to us such information as we may request, in good faith, in order to determine our qualification as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

Our ownership limitations could delay, defer or prevent a transaction or a change in control of us that might involve a premium price for holders of our common stock or might otherwise be in the best interest of our stockholders.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a discussion of the material U.S. federal income tax considerations relating to our qualification and taxation as a REIT and the acquisition, holding, and disposition of our common stock, preferred stock, and depositary shares (for purposes of this section only, collectively referred to as the “securities”). As used in this section, references to the terms “Company,” “we,” “our,” and “us” mean only Colony Financial, Inc. and not its subsidiaries or other lower-tier entities, except as otherwise indicated. This summary is based upon the Internal Revenue Code, the regulations promulgated by the U.S. Treasury Department (the “Treasury Regulations”), rulings and other administrative interpretations and practices of the Internal Revenue Service (the “IRS”) (including administrative interpretations and practices expressed in private letter rulings which are binding on the IRS only with respect to the particular taxpayers who requested and received those rulings), and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. We have not sought and will not seek an advance ruling from the IRS regarding any matter discussed in this section. The summary is also based upon the assumption that we have operated and will operate the Company and its subsidiaries and affiliated entities in accordance with their applicable organizational documents. This summary is for general information only, and does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular investor in light of its investment or tax circumstances, or to investors subject to special tax rules, including:

•	broker-dealers;

•	financial institutions;

•	holders who receive our securities through the exercise of employee stock options or otherwise as compensation;

•	insurance companies;

•	non-U.S. holders (as defined below), except to the extent discussed below in “—Taxation of Holders of Our Securities—Taxation of Non-U.S. Holders;”

•	persons holding 10% or more (by vote or value) of our securities;

•	persons holding our stock as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;

•	persons holding our securities on behalf of other persons as nominees;

•	persons holding our securities through a partnership or similar pass-through entity;

•	persons subject to the alternative minimum tax provisions of the Internal Revenue Code;

•	REITs;

•	regulated investment companies, or RICs;

•	subchapter S corporations;

•	tax-exempt organizations, except to the extent discussed below in “—Taxation of Holders of our Securities—Taxation of Tax-Exempt U.S. Holders”

•	trusts and estates; or

•	U.S. expatriates.

This summary assumes that holders of our securities will hold the securities as a capital asset, which generally means as property held for investment.

The U.S. federal income tax treatment of us as a REIT and of holders of our securities depends in some instances on determinations of fact and interpretations of complex provisions of U.S. federal income tax law for which no clear precedent or authority may be available. In addition, the tax consequences to any particular holder of our securities will depend on the holder’s particular tax circumstances. You are urged to consult your tax advisor regarding the U.S. federal, state, local, and foreign income and other tax consequences to you in light of your particular investment or tax circumstances of acquiring, holding, exchanging, or otherwise disposing of our securities.

Taxation of Colony Financial, Inc.

We elected to be taxed as a REIT, commencing with our initial taxable year ended December 31, 2009, upon the filing of our U.S. federal income tax return for such year. We believe that we have been organized and operated in such a manner as to qualify for taxation as a REIT, and we expect to continue to operate in such manner.

The law firm of Hogan Lovells US LLP has acted as our tax counsel in connection with this prospectus. We have received an opinion of Hogan Lovells US LLP to the effect that, commencing with our taxable year ended December 31, 2009, we have been organized and have operated in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code, and that our current and proposed method of operation will enable us to continue meet the requirements for qualification and taxation as a REIT. It must be emphasized that the opinion of Hogan Lovells US LLP is based on various assumptions relating to our organization and operation, and is conditioned upon factual representations and covenants made by our management regarding our organization, the nature and value of our assets (which, based on the types of assets we own, can fluctuate rapidly, significantly and unpredictably), the types of income we earn in each taxable year (which, based on the types of assets we own, can fluctuate rapidly, significantly and unpredictably), the past, the present and future conduct of our business operations, and other items regarding our ability to meet the various requirements for qualification as a REIT, and assumes that such representations and covenants are accurate and complete and that we will take no action inconsistent with our qualification as a REIT. While we intend to operate so that we will qualify as a REIT, and have made specific factual representations about our future performance to Hogan Lovells US LLP, given the highly complex nature of the rules governing REITs, the ongoing importance and subjectivity of factual determinations, and the possibility of future changes in our circumstances, no assurance has been given or can be given by Hogan Lovells US LLP or by us that we will qualify as a REIT for any particular year. The opinion is expressed only as of the date issued. Hogan Lovells US LLP will have no obligation to advise us or our holders of securities of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions. Hogan Lovells US LLP’s opinion does not foreclose the possibility that we may have to utilize one or more of the REIT savings provisions discussed below, which could require us to pay an excise or penalty tax (which could be significant in amount) in order to maintain our REIT qualification.

Qualification and taxation as a REIT depends on our ability to meet on a continuing basis, through actual operating results, distribution levels, and diversity of ownership by holders of our securities and asset ownership, various qualification requirements imposed upon REITs by the Internal Revenue Code, the compliance with which will not be reviewed by Hogan Lovells US LLP. In addition, our ability to qualify as a REIT may depend in part upon the operating results, organizational structure and entity classification for U.S. federal income tax purposes of certain entities in which we invest, which entities will not have been reviewed by Hogan Lovells US LLP. Our ability to qualify as a REIT also requires that we satisfy certain asset tests, some of which depend upon the fair market values of assets that we own directly or indirectly. Such values may not be susceptible to a precise determination, whether for past, current, or future periods, and based upon the types of assets that we own and intend to own, such values can vary rapidly, significantly and unpredictably. Accordingly, no assurance can be given that the actual results of our operations for any taxable year will satisfy such requirements for qualification and taxation as a REIT. Similarly, the income we earn from our assets may not be earned when or in the proportions anticipated. For example, we may encounter situations in which a relatively small investment generates a higher than expected return in a particular year (or vice versa).

Taxation of REITs in General

As indicated above, our qualification and taxation as a REIT depends upon our ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Internal Revenue Code. The material qualification requirements are summarized below under “—Requirements for Qualification as a REIT.” While we intend to operate so that we qualify as a REIT, no assurance can be given that the IRS will not challenge our qualification, or that we have been or will be able to operate in accordance with the REIT requirements in the future. See “—Requirements for Qualification as a REIT—Failure to Qualify as a REIT.”

Provided that we qualify as a REIT, we will be entitled at the REIT level to a deduction from our taxable income for dividends that we pay and, therefore, will not be subject to U.S. federal corporate income tax at the REIT level on our taxable income that is currently distributed to holders of our securities. This treatment substantially eliminates the “double taxation” at the REIT and stockholder levels that generally results from investment in a corporation. In general, income generated by a REIT is taxed only at the stockholder level upon a distribution of dividends by the REIT to its stockholders. By contrast, we do and will pay U.S. federal and state corporate income tax on the net taxable income of our “taxable REIT subsidiaries.” Due to the nature of the assets in which we invest, we expect our taxable REIT subsidiaries will have a material amount of assets and net taxable income.

Most holders who are individual U.S. holders (as defined below) are taxed on corporate dividends at a maximum rate of 20% (the same as long-term capital gains). With limited exceptions, however, dividends received by individual U.S. holders from us or from other entities that are taxed as REITs will continue to be taxed at rates applicable to ordinary income, which will be as high as 39.6%. See “—Taxation of Holders of Our Securities—Taxation of Taxable U.S. Holders—Distributions Generally.”

Any net operating losses, foreign tax credits and other tax attributes of a REIT generally do not pass through to holders of our securities, subject to special rules for certain items such as the capital gains that we recognize. See “—Taxation of Holders of Our Securities.”

Even if we qualify for taxation as a REIT, we will be subject to U.S. federal income tax in the following circumstances:

•

We will be taxed at regular U.S. federal corporate rates on any undistributed “REIT taxable income,” including undistributed net capital gains, for any taxable year. REIT taxable income is the taxable income of the REIT subject to specified adjustments, including a deduction for dividends paid.

•	We (or holders of our securities) may be subject to the “alternative minimum tax” on our items of tax preference, if any.

•

If we have net income from prohibited transactions, which are, in general, sales or other dispositions of inventory or property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax. See “—Requirements for Qualification as a REIT—Gross Income Tests—Income from Prohibited Transactions,” and “—Requirements for Qualification as a REIT—Gross Income Tests—Income from Foreclosure Property,” below.

•

If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or certain leasehold terminations as “foreclosure property,” we may thereby avoid (a) the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction); and (b) the inclusion of any income from such property not qualifying for purposes of the gross income tests discussed below. Income from the sale or operation of the property may be subject to U.S. federal corporate income tax at the highest applicable rate (currently 35%). See “—Requirements for Qualification as a REIT—Gross Income Tests—Income from Foreclosure Property.”

•

We will generally be subject to tax on the portion of any “excess inclusion income” derived from an investment in residual interests in certain mortgage loan securitization structures (i.e., a “taxable mortgage pool” or a residual interest in a real estate mortgage investment conduit, or REMIC) to the extent that our securities are held by specified types of tax-exempt organizations known as “disqualified organizations” that are not subject to tax on unrelated business taxable income. See “—Requirements for Qualification as a REIT—Taxable Mortgage Pools and Excess Inclusion Income.”

•

If we fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but our failure is due to reasonable cause and not due to willful neglect and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be subject to a 100% tax on an amount equal to (a) the greater of (1) the amount by which we fail the 75% gross income test or (2) the amount by which we fail the 95% gross income test, as the case may be, multiplied by (b) a fraction intended to reflect our profitability.

•

If we violate the asset tests (other than certain de minimis violations) or other requirements applicable to REITs, as described below, but our failure is due to reasonable cause and not due to willful neglect and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to at least $50,000 per failure, and, in the case of certain asset test failures, will be determined as the amount of net income generated by the assets in question multiplied by the highest corporate tax rate (currently 35%) if that amount exceeds $50,000 per failure.

•

If we fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year, (b) 95% of our REIT capital gain net income for such year, and (c) any undistributed taxable income from prior periods (or the required distribution), we will be subject to a non-deductible 4% excise tax on the excess of the required distribution over the sum of (1) the amounts that we actually distributed (taking into account excess distributions from prior years), plus (2) retained amounts upon which we paid income tax at the corporate level.

•

We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of holders of our securities, as described below in “—Requirements for Qualification as a REIT.”

•	We will be subject to a 100% penalty tax on amounts we receive (or on certain expenses deducted by a TRS) if certain arrangements between us and any TRSs we may own do not reflect arm’s length terms.

•

If we acquire any appreciated asset from a corporation that is not a REIT (i.e., a corporation taxable under subchapter C of the Internal Revenue Code) in a transaction in which the adjusted tax basis of the assets in our hands is determined by reference to the adjusted tax basis of the assets in the hands of the subchapter C corporation, we will be subject to tax on such appreciation at the highest

•

Corporate income tax rate then applicable if we subsequently recognize gain on a disposition of such asset during the 10-year period (5-year period for assets sold in 2012 or 2013) beginning on the day the asset of a non-REIT C corporation is transferred to us in a carry-over basis transaction. The results described in the preceding sentence could occur if we failed to qualify as a REIT (and, thus, were treated as a subchapter C corporation) for a prior year and then re-qualified as a REIT in a later year, in which case the appreciation would be measured as of the beginning of the year in which we first re-qualify as a REIT.

•

We may elect to retain and pay U.S. federal income tax on our net long-term capital gain. In that case, a holder of our securities would include its proportionate share of our undistributed long-term capital gain (to the extent we make a timely designation of such gain to the holder) in its income, would be deemed to have paid the tax we paid on such gain, and would be allowed a credit for its proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the holder’s tax basis in our securities.

•	The earnings of any subsidiaries that are subchapter C corporations, including any TRSs, are subject to U.S. federal and state corporate income tax.

Notwithstanding our qualification as a REIT, we and our subsidiaries may be subject to a variety of taxes, including payroll taxes and state, local, and foreign income, property and other taxes on our assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification as a REIT

The Internal Revenue Code defines a REIT as a corporation, trust or association:

(1)	that is managed by one or more trustees or directors;

(2)	the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

(3)	that would be taxable as a domestic corporation but for sections 856 through 859 of the Internal Revenue Code;

(4)	that is neither a financial institution nor an insurance company subject to applicable provisions of the Internal Revenue Code;

(5)	the beneficial ownership of which is held by 100 or more persons;

(6)	during the last half of each taxable year not more than 50% in value of the outstanding shares of which is owned directly or indirectly by five or fewer “individuals” (as defined in the Internal Revenue Code to include certain entities and as determined by applying certain attribution rules);

(7)	that makes an election to be taxable as a REIT, or has made this election for a previous taxable year which has not been revoked or terminated, and satisfies all of the relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT qualification;

(8)	that uses a calendar year for U.S. federal income tax purposes;

(9)	that meets other tests described below, including with respect to the nature of its income and assets; and

(10)	that has no earnings and profits from any non-REIT taxable year at the close of any taxable year.

The Internal Revenue Code provides that conditions (1), (2), (3) and (4) must be met during the entire taxable year, and condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. Conditions (5) and (6) need not be satisfied during a corporation’s initial tax year as a REIT (which, in our case, was 2009). Our charter provides restrictions regarding the ownership and transfers of our stock, which are intended to assist us in satisfying the stock ownership requirements described in conditions (5) and (6) above. For purposes of condition (6), an “individual” generally includes a supplemental unemployment compensation benefit plan, a private foundation or a portion of a trust permanently set aside or used exclusively for charitable purposes. However, a trust that is a qualified trust under Internal Revenue Code Section 401(a) generally is not considered an individual, and beneficiaries of a qualified trust are treated as holding shares of a REIT in proportion to their actual interests in the trust for purposes of condition (6) above.

To monitor compliance with the stock ownership requirements, we are generally required to maintain records regarding the actual ownership of our stock. To do so, we must demand written statements each year from the record holders of significant percentages of our stock pursuant to which the record holders must disclose the actual owners of the stock (i.e., the persons required to include in gross income the dividends paid by us). We must maintain a list of those persons failing or refusing to comply with this demand as part of our records. We could be subject to monetary penalties if we fail to comply with these record-keeping requirements. A stockholder that fails or refuses to comply with the demand is required by Treasury Regulations to submit a statement with its tax return disclosing the actual ownership of our stock and other information.

For purposes of condition (8), we have adopted December 31 as our year end, and thereby satisfy this requirement.

Relief from Violations; Reasonable Cause

The Internal Revenue Code provides relief from violations of the REIT gross income requirements, as described below under “—Requirements for Qualification as a REIT—Gross Income Tests,” in cases where a violation is due to reasonable cause and not to willful neglect, and other requirements are met, including the payment of a penalty tax that is based upon the magnitude of the violation. In addition, certain provisions of the Internal Revenue Code extend similar relief in the case of certain violations of the REIT asset requirements (see “—Requirements for Qualification as a REIT—Asset Tests” below) and other REIT requirements, again provided that the violation is due to reasonable cause and not willful neglect, and other conditions are met, including the payment of a penalty tax. If we did not have reasonable cause for a failure, we would fail to qualify as a REIT. Whether we would have reasonable cause for any such failure cannot be known with certainty because the determination of whether reasonable cause exists depends on the facts and circumstances at the time and we cannot provide any assurance that we in fact would have reasonable cause for a particular failure or that the IRS would not successfully challenge our view that a failure was due to reasonable cause. Moreover, we may be unable to actually rectify a failure and restore asset test compliance within the required timeframe due to the inability to transfer or otherwise dispose of assets, including as a result of restrictions on transfer imposed by our lenders or undertakings with our co-investors and/or the inability to acquire additional qualifying assets due to transaction risks, access to additional capital or other considerations. If we fail to satisfy any of the various REIT requirements, there can be no assurance that these relief provisions would be available to enable us to maintain our qualification as a REIT, and, if such relief provisions are available, the amount of any resultant penalty tax could be substantial.

Effect of Subsidiary Entities

Ownership of Partnership Interests. In the case of a REIT that is a partner in an entity that is treated as a partnership for U.S. federal income tax purposes, Treasury Regulations provide that the REIT is deemed to own its proportionate share of the partnership’s assets, and to earn its proportionate share of the partnership’s income, for purposes of the asset and gross income tests applicable to REITs, as described below. A REIT’s proportionate share of a partnership’s assets and income is based on the REIT’s pro rata share of the capital interests in the partnership. However, solely for purposes of the 10% value test, described below, the determination of a REIT’s interest in partnership assets is based on the REIT’s proportionate interest in the equity and certain debt securities issued by the partnership. In addition, the assets and gross income of the partnership are deemed to retain the same character in the hands of the REIT. Thus, our proportionate share of the assets and items of income of any of our subsidiary partnerships are treated as our assets and items of income for purposes of applying the REIT requirements.

Any investment in partnerships involves special tax considerations, including the possibility of a challenge by the IRS of the status of any subsidiary partnership as a partnership, as opposed to an association taxable as a corporation, for U.S. federal income tax purposes. If any of these entities were treated as an association for U.S. federal income tax purposes, it would be taxable as a corporation and therefore could be subject to an entity-level tax on its income. In such a situation, the character of our assets and items of gross income would change and could preclude us from satisfying the REIT asset tests or the gross income tests as discussed in “—Requirements for Qualification as a REIT —Asset Tests” and “—Requirements for Qualification as a REIT —Gross Income Tests,” and in turn could prevent us from qualifying as a REIT, unless we are eligible for relief from the violation pursuant to relief provisions. See “—Requirements for Qualification as a REIT—Gross Income Tests,” “Requirements for Qualification as a REIT—Asset Tests” and “—Requirements for Qualification as a REIT—Failure to Qualify as a REIT,” below, for discussion of the effect of failure to satisfy the REIT tests for a taxable year, and of the relief provisions. In addition, any change in the status of any subsidiary partnership for tax purposes might be treated as a taxable event, in which case we could have taxable income that is subject to the REIT distribution requirements without receiving any cash.

Under the Internal Revenue Code and the Treasury Regulations, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for tax purposes so that the contributing partner is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution, and the adjusted tax basis of such property at the time of contribution (a “book-tax difference”). Such allocations are solely for U.S. federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners.

To the extent that any of our subsidiary partnerships acquire appreciated (or depreciated) properties by way of capital contributions from its partners, allocations would need to be made in a manner consistent with these requirements. Where a partner contributes cash to a partnership at a time that the partnership holds appreciated (or depreciated) property, the Treasury Regulations provide for a similar allocation of these items to the other (i.e., non-contributing) partners. These rules may apply to a contribution that we make to any subsidiary partnerships of the cash proceeds received in offerings of our securities. As a result, the partners of our subsidiary partnerships, including us, could be allocated greater or lesser amounts of depreciation and taxable income in respect of a partnership’s properties than would be the case if all of the partnership’s assets (including any contributed assets) had a tax basis equal to their fair market values at the time of any contributions to that partnership. This could cause us to recognize, over a period of time, taxable income in excess of cash flow from the partnership, which might adversely affect our ability to comply with the REIT distribution requirements discussed below and result in a greater portion of our distribution being taxable as a dividend.

Ownership of Disregarded Subsidiaries. If a REIT owns a corporate subsidiary that is a “qualified REIT subsidiary,” or QRS, that subsidiary is generally disregarded for U.S. federal income tax purposes, and all assets, liabilities and items of income, deduction and credit of the subsidiary are treated as assets, liabilities and items of income, deduction and credit of the REIT itself, including for purposes of the gross income and asset tests applicable to REITs, as described below. A QRS is any corporation, other than a TRS that is directly or indirectly wholly owned by a REIT. Other entities that are wholly owned by us, including single member limited liability companies that have not elected to be taxed as corporations for U.S. federal income tax purposes, are also generally disregarded as separate entities for U.S. federal income tax purposes, including for purposes of the REIT income and asset tests. Disregarded subsidiaries, along with any partnerships in which we hold an equity interest, are sometimes referred to herein as “pass-through subsidiaries.”

In the event that a disregarded subsidiary ceases to be wholly owned by us (for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of ours) the subsidiary’s separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, the subsidiary would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the securities of another corporation unless it is a TRS or a QRS. See “—Requirements for Qualification as a REIT—Gross Income Tests” and “—Requirements for Qualification as a REIT—Asset Tests.”

Ownership of Taxable REIT Subsidiaries. In general, a REIT may jointly elect with a subsidiary corporation, whether or not wholly owned, to treat such subsidiary corporation as a taxable REIT subsidiary. The separate existence of a TRS or other taxable corporation is not ignored for U.S. federal income tax purposes. Accordingly, a TRS or other taxable corporation generally would be subject to corporate income tax on its earnings, which may reduce the cash flow generated by us and our subsidiaries in the aggregate, and may reduce our ability to make distributions.

A REIT is not treated as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by a taxable subsidiary to a REIT is an asset in the hands of the REIT, and the REIT generally treats the dividends paid to it from such taxable subsidiary, if any, as income. This treatment can affect the income and asset test calculations that apply to the REIT. Because a REIT does not include the assets and income of TRSs or other taxable subsidiary corporations in determining the REIT’s compliance with the REIT requirements, such entities may be used by the REIT to undertake indirectly certain activities that the REIT rules might otherwise preclude the REIT from doing directly or through pass-through subsidiaries. If dividends are paid to us by one or more domestic TRSs we may own, then a portion of the dividends that we distribute to holders of our securities who are taxed at individual rates currently may be eligible for taxation at preferential qualified dividend income tax rates rather than at ordinary income rates. See “—Requirements for Qualification as a REIT—Annual Distribution Requirements” and “—Taxation of Holders of Our Securities—Taxation of Taxable U.S. Holders.”

We have acquired equity interests in several hotel properties as a result of foreclosure proceedings. We have leased such properties to a subsidiary of a TRS, which has contracted with a hotel management company to manage the hotel properties. A TRS may not directly or indirectly manage or operate a lodging facility or health care facility or, generally, provide to another person, under a franchise, license or otherwise, rights to any brand name under which any lodging facility or health care facility is operated. Although a TRS may not operate or manage a lodging facility, it may lease or own such a facility so long as the facility is a “qualified lodging facility” and is operated on behalf of the TRS by an “eligible independent contractor.” A “qualified lodging facility” is, generally, a hotel at which no authorized gambling activities are conducted, and includes the customary amenities and facilities operated as part of, or associated with, the hotel. “Customary amenities” must be customary for other properties of a comparable size and class owned by other owners unrelated to the REIT. An “eligible independent contractor” is an independent contractor that, at the time a management agreement is entered into with a TRS to operate a “qualified lodging facility,” is actively engaged in the trade or business of operating “qualified lodging facilities” for a person or persons unrelated to either the TRS or any REITs with which the TRS is affiliated. A hotel management company that otherwise would qualify as an “eligible independent contractor” with regard to a TRS of a REIT will not so qualify if the hotel management company and/or one or more actual or constructive owners of 10% or more of the hotel management company actually or constructively own more than 35% of the REIT, or one or more actual or constructive owners of more than 35% of the hotel management company own 35% or more of the REIT (determined with respect to a REIT whose shares are regularly traded on an established securities market by taking into account only the shares held by persons owning, directly or indirectly, more than 5% of the outstanding shares of the REIT and, if the stock of the eligible independent contractor is publicly traded, 5% of the publicly traded stock of the eligible independent contractor).

We have taken and we continue to take all steps reasonably practicable to ensure that no TRS will engage in “operating” or “managing” our hotel properties and that the hotel management company engaged to operate and manage our hotel properties qualifies and will continue to qualify as an “eligible independent contractor” with regard to our TRS. In that regard, constructive ownership under Section 318 of the Internal Revenue Code resulting, for example, from relationships between the hotel management company engaged to operate and manage the hotel properties and the REIT’s other shareholders could impact the hotel management company’s ability to satisfy the applicable ownership limit. Because of the broad scope of the attribution rules of Section 318 of the Internal Revenue Code, it is possible that not all prohibited relationships will be identified and avoided. The existence of such a relationship would disqualify a hotel management company as an eligible independent contractor, which could in turn disqualify us as a REIT.

In addition to the restrictions discussed above with respect to lodging and health care facilities, current restrictions imposed on TRSs are intended to ensure that such entities will be subject to appropriate levels of U.S. federal income taxation. First, a TRS may not deduct interest paid or accrued by a TRS to its parent REIT to the extent that such payments exceed, generally, 50% of the TRS’s adjusted taxable income for that year (although the TRS may carry forward to, and deduct in, a succeeding year the disallowed interest amount if the 50% test is satisfied in that year). In addition, the rules impose a 100% excise tax on transactions between a TRS and its parent REIT or the REIT’s tenants that are not conducted on an arm’s length basis. We intend that all of our transactions with our TRSs, if any, will be conducted on an arm’s length basis.

We hold a significant amount of assets in one or more TRSs, but are subject to the limitation that securities in TRSs may not represent more than 25% of our assets. There can be no assurance that we have met or will be able to continue to comply with the 25% limitation.

In general, we intend that loans that we originate or buy with an intention of selling in a manner that might expose us to a 100% tax on “prohibited transactions” will be originated or sold by a TRS. It is possible that the TRS (or other entities in which we own a direct or indirect interest) through which any sales of securities are made may be treated as a dealer for U.S. federal income tax purposes. As a dealer, a TRS generally would mark all the securities it holds on the last day of each taxable year to their market value, and may recognize ordinary income or loss on such loans with respect to such taxable year as if they had been sold for that value on that day. In addition, a TRS may further elect to be subject to the mark-to-market regime described above in the event that the TRS is properly classified as a “trader” as opposed to a “dealer” for U.S. federal income tax purposes.

Ownership of Subsidiary REITs. We own an indirect interest in one subsidiary REIT. We believe that the subsidiary REIT is organized and has operated and will continue to operate in a manner to permit it to qualify for taxation as a REIT for U.S. federal income tax purposes from and after the effective date of its REIT election. However, if the subsidiary REIT fails to qualify as a REIT, then (i) the subsidiary REIT would become subject to regular U.S. corporate income tax, as described herein (see “—Requirements for Qualification as a REIT—Failure to Qualify as a REIT” below), and (ii) our equity interest in such subsidiary REIT would cease to be a qualifying real estate asset for purposes of the 75% asset test and would become subject to the 5% asset test, the 10% voting stock asset test, and the 10% value asset test generally applicable to our ownership in corporations other than REITs, QRSs and TRSs. See “—Requirements for Qualification as a REIT—Asset Tests” below. If the subsidiary REIT fails to qualify as a REIT, it is possible that we would not meet the 10% voting stock test and the 10% value test with respect to our indirect interest in such entity, in which event we would fail to qualify as a REIT, unless we could avail our self of certain relief provisions.

Ownership of Taxable Mortgage Pools. An entity, or a portion of an entity, may be classified as a taxable mortgage pool, or TMP, under the Internal Revenue Code if:

•	substantially all of its assets consist of debt obligations or interests in debt obligations;

•	more than 50% of those debt obligations are real estate mortgages or interests in real estate mortgages as of specified testing dates;

•	the entity has issued debt obligations that have two or more maturities; and

•	the payments required to be made by the entity on its debt obligations (liabilities) “bear a relationship” to the payments to be received by the entity on the debt obligations that it holds as assets.

Under Treasury Regulations, if less than 80% of the assets of an entity (or a portion of an entity) consist of debt obligations, these debt obligations are considered not to comprise “substantially all” of its assets, and therefore the entity would not be treated as a TMP. We, directly or through entities in which we own an interest, may enter into financing and securitization arrangements that give rise to TMPs.

A TMP generally is treated as a corporation for U.S. federal income tax purposes. However, special rules apply to a REIT, a portion of a REIT, or a QRS that is a TMP. If a REIT owns directly, or indirectly through one or more QRSs or other entities that are disregarded as a separate entity for U.S. federal income tax purposes, 100% of the equity interests in the TMP, the TMP will be a QRS and, therefore, ignored as an entity separate from the REIT for U.S. federal income tax purposes and would not generally affect the tax qualification of the REIT. It is possible that, based on future financing structures or investments, we would have a QRS that is a TMP or a subsidiary that is a REIT and a TMP or a separate corporation that is taxable as a corporation.

Gross Income Tests

To qualify as a REIT, we must satisfy two gross income requirements on an annual basis. First, at least 75% of our gross income for each taxable year, excluding gross income from sales of inventory or dealer property in “prohibited transactions,” must be derived from investments relating to real property or mortgages on real property, including:

1.	interest income derived from mortgage loans secured by real property (including certain types of MBSs);

2.	“rents from real property;”

3.	dividends or other distributions on, and gain from the sale of, shares in other REITs;

4.	gain from the sale of real property or mortgages on real property, in either case, not held for sale to customers; and

5.	income attributable to temporary investments of new capital in stocks and debt instruments during the one-year period following our receipt of new capital that we raise through equity offerings or issuance of debt obligations with at least a five-year term.

Second, at least 95% of our gross income in each taxable year, excluding gross income from prohibited transactions, must be derived from some combination of income that qualifies under the 75% gross income test described in 1 through 4 above, as well as (a) other dividends, (b) interest, and (c) gain from the sale or disposition of stock or securities, in either case, not held for sale to customers.

For purposes of either or both of the 75% and 95% gross income tests, certain foreign currency income is disregarded for purposes of determining gross income. In addition, income and gain from certain hedging transactions will be disregarded as gross income for purposes of both the 75% and 95% gross income tests. See “—Requirements for Qualification as a REIT—Gross Income Tests—Income from Hedging Transactions.”

Interest Income. Interest income constitutes qualifying mortgage interest for purposes of the 75% gross income test to the extent that the obligation upon which such interest is paid is secured by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we acquired or originated the mortgage loan, the interest income will be apportioned between the real property and the other collateral, and our income from the arrangement will qualify for purposes of the 75% gross income test only to the extent that the interest is allocable to the real property. We may invest in loans secured by real property that is under construction or being significantly improved, in which case the loan value of the real property is the fair market value of the land plus the reasonably estimated cost of the improvements or developments (other than personal property) which will secure the loan and which are to be constructed from the proceeds of the loan.

Although the issue is not free from doubt, we may be required to treat a portion of the gross income derived from a mortgage loan that is acquired (or modified in a manner that is treated as an acquisition of a new loan for U.S. federal income tax purposes) at a time when the fair market value of the real property securing the loan is less than the loan’s face amount and there are other assets securing the loan, as nonqualifying for the 75% gross income test even if our acquisition price for the loan (that is, the fair market value of the loan) is less than the value of the real property securing the loan. Until there is clarification of how interest income related to such loans should be treated for purposes of the 75% gross income test, we intend to measure our compliance with the 75% gross income test by treating a portion of the gross interest income as nonqualifying for such test. The amount of interest income from such a loan that we intend to treat as qualifying will equal the product of the interest income from such loan recognized during the year multiplied by a fraction the numerator of which is the fair market value of the real property securing the loan (measured as required pursuant to the applicable Treasury regulations and related guidance) and the denominator of which is the highest unpaid principal balance of such loan during the portion of the taxable year that we own the loan. Generally, the assets that serve as collateral for the loans we own are not susceptible to precise valuation and we cannot provide any assurance that the IRS would not successfully challenge our valuations for these purposes. Even if a loan is not secured by real property, or is undersecured, the income that it generates may nonetheless qualify for purposes of the 95% gross income test.

To the extent that the terms of a loan provide for contingent interest that is based on the cash proceeds realized upon the sale of the property securing the loan (a “shared appreciation provision”), income attributable to the participation feature will be treated as gain from sale of the underlying property, which generally will be qualifying income for purposes of both the 75% and 95% gross income tests provided that the property is considered real property and is not held as inventory or dealer property in the hands of the borrower or us.

To the extent that we derive interest income from a mortgage loan, or income from the rental of real property where all or a portion of the amount of interest or rental income payable is contingent, such income generally will qualify for purposes of the gross income tests only if it is based upon the gross receipts or sales of the borrower or lessee, and no part is based on the net income or profits of the borrower or lessee, a tenant or subtenant of the borrower or lessee, or any other person. However, where the borrower or lessee derives substantially all of its income from leasing substantially all of its interest in the property to tenants or subtenants, to the extent that the rental income derived by the borrower or lessee, as the case may be, would qualify as rents from real property had we earned the income directly, such income will qualify for purposes of the gross income tests.

Any amount includable in our gross income with respect to a regular or residual interest in a REMIC generally is treated as interest on an obligation secured by a mortgage on real property. If, however, less than 95% of the assets of a REMIC consists of real estate assets (determined as if we held such assets), we will be treated as receiving directly our proportionate share of the income of the REMIC for purposes of determining the amount which is treated as interest on an obligation secured by a mortgage on real property. See below under “—Requirements for Qualification as a REIT—Asset Tests” for a discussion of the effect of investments in REMICs and other types of securities on our qualification as a REIT.

Among the assets we hold and may continue to hold are certain mezzanine loans secured by equity interests in a pass-through entity that directly or indirectly owns real property, rather than a direct mortgage on the real property. The IRS has issued Revenue Procedure 2003-65, which provides a safe harbor applicable to mezzanine loans. Under the Revenue Procedure, if a mezzanine loan meets each of the requirements contained in the Revenue Procedure, (1) the mezzanine loan will be treated by the IRS as a real estate asset for purposes of the asset tests described below, and (2) interest derived from the mezzanine loan will be treated as qualifying mortgage interest for purposes of the 75% gross income test. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. We believe that we have and intend to continue to structure any investments in mezzanine loans in a manner that allows us to comply with the applicable REIT qualification requirements. Certain components of the safe harbor relate to valuations of the underlying real property and the value of the pass-through entity’s other assets. Generally, the assets that serve as collateral for the loans we own are not susceptible to precise valuation and therefore we cannot provide any assurance that the IRS would not successfully challenge our valuations for these purposes. To the extent that any of our mezzanine loans do not meet all of the requirements for reliance on the safe harbor set forth in the Revenue Procedure, there can be no assurance that the IRS will not challenge the tax treatment of these loans. To the extent we make mezzanine loans that do not qualify as real estate assets, the interest income with respect to such loans will not be qualifying income for the 75% gross income test.

We hold certain participation interests, including B Notes, in mortgage loans and mezzanine loans. Such interests in an underlying loan are created by virtue of a participation or similar agreement to which the originator of the loan is a party, along with one or more participants. The borrower on the underlying loan is typically not a party to the participation agreement. The performance of this investment depends upon the performance of the underlying loan, and if the underlying borrower defaults, the participant typically has no recourse against the originator of the loan. The originator often retains a senior position in the underlying loan, and grants junior participations which absorb losses first in the event of a default by the borrower. We believe that our participation interests will qualify as real estate assets for purposes of the REIT asset tests described below, and that the interest that we will derive from such investments will be treated as qualifying mortgage interest for purposes of the 75% gross income test. The appropriate treatment of participation interests for U.S. federal income tax purposes is not entirely certain, however, and no assurance can be given that the IRS will not challenge our treatment of our participation interests. In the event of a determination that such participation interests do not qualify as real estate assets, or that the income that we will derive from such participation interests does not qualify as mortgage interest for purposes of the REIT asset and gross income tests, we could be subject to a penalty tax, or could fail to qualify as a REIT. See “—Taxation of REITs in General,” “—Requirements for Qualification as a REIT—Asset Tests” and “—Requirements for Qualification as a REIT—Failure to Qualify as a REIT.”

We may invest in agency securities that are pass-through certificates. We expect that the agency securities will be treated either as interests in a grantor trust or as interests in a REMIC for U.S. federal income tax purposes and that all interest income from our agency securities will be qualifying income for the 95% gross income test. In the case of agency securities treated as interests in grantor trusts, we would be treated as owning an undivided beneficial ownership interest in the mortgage loans held by the grantor trust. The interest on such mortgage loans would be qualifying income for purposes of the 75% gross income test to the extent that the obligation is secured by real property, as discussed above. In the case of agency securities treated as interests in a REMIC, income derived from REMIC interests will generally be treated as qualifying income for purposes of the 75% and 95% gross income tests. As discussed above, if less than 95% of the assets of the REMIC are real estate assets, however, then only a proportionate part of our interest in the REMIC and income derived from the interest will qualify for purposes of the 75% gross income test. In addition, some REMIC securitizations include imbedded interest swap or cap contracts or other derivative instruments that potentially could produce non-qualifying income for the holder of the related REMIC securities. We expect that substantially all of our income from agency securities will be qualifying income for purposes of the REIT gross income tests.

Fee Income. We may receive various fees in connection with our operations. The fees generally will be qualifying income for purposes of both the 75% and 95% gross income tests if they are received in consideration for entering into an agreement to make a loan secured by real property and the fees are not determined by income and profits. Other fees are not qualifying income for purposes of either the 75% or the 95% gross income tests. Any fees earned by a TRS will not be included for purposes of determining whether we have satisfied the gross income tests.

Dividend Income and Gains from the Sale of Stock in Corporations. We may receive distributions from TRSs or other corporations that are not REITs or QRSs. These distributions generally are treated as dividend income to the extent of the earnings and profits of the distributing corporation. Distributions in excess of a corporations current and accumulated “earnings and profits” (as calculated for U.S. federal income tax purposes) generally will be treated as gain from the sale of stock to the extent that such distributions exceed our tax basis in such stock. Such distributions and gain will generally constitute qualifying income for purposes of the 95% gross income test, but not for purposes of the 75% gross income test. We own (and likely will own in the future) stock in certain corporations that we do not control. If those corporations pay dividends or engage in transactions that cause us to recognize significant amounts of income that is non-qualifying for the 75% gross income test, we could fail to qualify as a REIT, unless a cure is available. See “—Failure to Satisfy Gross Income Tests.” Any dividends that we receive from a REIT will be qualifying income for purposes of both the 95% and 75% gross income tests.

Income from Hedging Transactions. From time to time we may enter into hedging transactions with respect to one or more of our assets or liabilities. Any such hedging transactions could take a variety of forms, including the use of derivative instruments such as interest rate swap or cap agreements, option agreements, and futures or forward contracts. Income of a REIT, including income from a pass-through subsidiary, arising from “clearly identified” hedging transactions that are entered into to manage the risk of interest rate or price changes with respect to borrowings, including gain from the disposition of such hedging transactions, to the extent the hedging transactions hedge indebtedness incurred, or to be incurred, by the REIT to acquire or carry real estate assets, will not be treated as gross income for purposes of either the 95% or 75% gross income tests. Income of a REIT arising from hedging transactions that are entered into to manage the risk of currency fluctuations with respect to any item of income or gain satisfying the 75% and 95% gross income tests will not be treated as gross income for purposes of either the 95% gross income test or the 75% gross income test provided that the transaction is “clearly identified.” In general, for a hedging transaction to be “clearly identified,” (1) it must be identified as a hedging transaction before the end of the day on which it is acquired, originated, or entered into; and (2) the items of risks being hedged must be identified “substantially contemporaneously” with entering into the hedging transaction (generally not more than 25 days after entering into the hedging transaction). To the extent that we hedge with other types of financial instruments or in other situations, the resultant income will be treated as income that does not qualify under the 95% or 75% gross income tests unless the hedge meets certain requirements and we elect to integrate it with a specified asset and to treat the integrated position as a synthetic debt instrument. We believe that we have and intend to continue to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT but there can be no assurance we will be successful in this regard.

Rents from Real Property. Rents received by us will qualify as “rents from real property” in satisfying the gross income requirements described above only if the following conditions are met:

•

First, if rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as rents from real property.

•

Second, the amount of rent must not be based in whole or in part on the income or profits of any person. Amounts received as rent, however, generally will not be excluded from rents from real property solely by reason of being based on fixed percentages of gross receipts or sales.

•

Third, rents we receive from a “related party tenant” will not qualify as rents from real property in satisfying the gross income tests unless the tenant is a TRS, at least 90% of the property is leased to unrelated tenants, and the rent paid by the TRS is substantially comparable to rent paid by the unrelated tenants for comparable space. Amounts attributable to certain rental increases charged to a controlled TRS can fail to qualify even if the above conditions are met. A tenant is a related party tenant if the REIT, or an actual or constructive owner of 10% or more of the REIT, actually or constructively holds 10% or more of the tenant.

•

Fourth, for rents to qualify as rents from real property for the purpose of satisfying the gross income tests, we generally must not operate or manage the property or furnish or render services to the tenants of such property, other than through an “independent contractor” who is adequately compensated and from whom we derive no revenue. However, we may provide services directly to tenants if the services are “usually or customarily rendered” in connection with the rental of space for occupancy only and which are not otherwise considered to be provided for the tenants’ convenience. In addition, we may provide a minimal amount of “non-customary” services to tenants of our properties, other than through an independent contractor, as long as our income from the services does not exceed 1% of our total gross income from the property. For purposes of this test, we are deemed to have received income from non-customary services in an amount equal to at least 150% of the direct cost of providing the services. Moreover, we are generally permitted to provide services to tenants or others through a TRS without disqualifying the rental income received from tenants for purposes of the income tests.

Unless we determine that the resulting non-qualifying income under any of the following circumstances, taken together with all other non-qualifying income earned by us in the taxable year, will not jeopardize our qualification as a REIT, we currently do not and we do not intend to:

•

derive rental income attributable to personal property other than personal property leased in connection with the lease of real property, the amount of which is less than 15% of the total rent received under the lease;

•	rent any property to a related party tenant, including a TRS;

•

charge rent for any property that is based in whole or in part on the income or profits of any person, except by reason of being based on a fixed percentage or percentages of receipts or sales, as described above; or

•	directly perform services considered to be non-customary or provided for the tenant’s convenience.

With respect to our hotel properties, in order for the rent paid pursuant to the hotel leases to constitute “rents from real property,” the leases must be respected as true leases for U.S. federal income tax purposes. Accordingly, the leases cannot be treated as service contracts, joint ventures or some other type of arrangement. The determination of whether the leases are true leases for U.S. federal income tax purposes depends upon an analysis of all the surrounding facts and circumstances. In making such a determination, courts have considered a variety of factors, including the following:

•	the intent of the parties;

•	the form of the agreement;

•

the degree of control over the property that is retained by the property owner (for example, whether the lessee has substantial control over the operation of the property or whether the lessee was required simply to use its best efforts to perform its obligations under the agreement); and

•

the extent to which the property owner retains the risk of loss with respect to the property (for example, whether the lessee bears the risk of increases in operating expenses or the risk of damage to the property) or the potential for economic gain with respect to the property.

In addition, Section 7701(e) of the Internal Revenue Code provides that a contract that purports to be a service contract or a partnership agreement is treated instead as a lease of property if the contract is properly treated as such, taking into account all relevant factors. Since the determination of whether a service contract should be treated as a lease is inherently factual, the presence or absence of any single factor may not be dispositive in every case.

We have structured our hotel leases and we currently intend to structure future leases, if any, to qualify as true leases for U.S. federal income tax purposes. For example, with respect to the leases, generally:

•	the property owning entity and the lessee intend for their relationship to be that of a lessor and lessee, and such relationship will be documented by a lease agreement;

•	the lessee has the right to exclusive possession and use and quiet enjoyment of the hotels covered by the lease during the term of the lease;

•

the lessee bears the cost of, and is responsible for, day-to-day maintenance and repair of the hotels other than the cost of certain capital expenditures, and dictates through the hotel managers, who work for the lessee during the terms of the lease, how the hotels are operated and maintained;

•

the lessee bears all of the costs and expenses of operating the hotels, including the cost of any inventory used in their operation, during the term of the lease, other than the cost of certain furniture, fixtures and equipment, and certain capital expenditures;

•	the lessee benefits from any savings and bears the burdens of any increases in the costs of operating the hotels during the term of the lease;

•

in the event of damage or destruction to a hotel, the lessee will be at economic risk because it will bear the economic burden of the loss in income from operation of the hotels subject to the right, in certain circumstances, to terminate the lease if the lessor does not restore the hotel to its prior condition;

•

the lessee generally indemnifies the lessor against all liabilities imposed on the lessor during the term of the lease by reason of (A) injury to persons or damage to property occurring at the hotels or (B) the lessee’s use, management, maintenance or repair of the hotels;

•	the lessee is obligated to pay, at a minimum, substantial base rent for the period of use of the hotels under the lease;

•

the lessee stands to incur substantial losses or reap substantial gains depending on how successfully it, through the hotel managers, who work for the lessees during the terms of the leases, operates the hotels;

•

the lease enables the tenant to derive a meaningful profit, after expenses and taking into account the risks associated with the lease, from the operation of the hotels during the term of its leases; and

•

upon termination of the lease, the applicable hotel will be expected to have a remaining useful life equal to at least 20% of its expected useful life on the date the lease is entered into, and a fair market value equal to at least 20% of its fair market value on the date the lease was entered into.

If, however, a lease were recharacterized as a service contract or partnership agreement, rather than a true lease, or disregarded altogether for tax purposes, all or part of the payments that the lessor receives from the lessee would not be considered rent and would not otherwise satisfy the various requirements for qualification as “rents from real property.”

As indicated above, “rents from real property” must not be based in whole or in part on the income or profits of any person. We structured our hotel leases, and we currently intend to structure future leases, if any, such that the leases provide for periodic payments of a specified base rent plus, to the extent that it exceeds the base rent, additional rent which is calculated based upon the gross sales of the hotels subject to the lease, plus certain other amounts. Payments made pursuant to these leases should qualify as “rents from real property” since they are generally based on either fixed dollar amounts or on specified percentages of gross sales fixed at the time the leases were entered into. The foregoing assumes that the leases will not be renegotiated during their term in a manner that has the effect of basing either the percentage rent or base rent on income or profits.

The foregoing also assumes that the leases are not in reality used as a means of basing rent on income or profits. More generally, the rent payable under the leases will not qualify as “rents from real property” if, considering the leases and all the surrounding circumstances, the arrangement does not conform with normal business practice. It is our intention to not renegotiate the percentages used to determine the percentage rent during the terms of the leases in a manner that has the effect of basing rent on income or profits. In addition, we structured our hotel leases, and we currently intend to structure future leases, if any, to ensure that the rental provisions and other terms of the leases conform with normal business practice and are not intended to be used as a means of basing rent on income or profits.

We lease certain items of personal property to our TRS lessees in connection with the hotel leases. Under the Internal Revenue Code, if a lease provides for the rental of both real and personal property and the portion of the rent attributable to personal property is 15% or less of the total rent due under the lease, then all rent paid pursuant to such lease qualifies as “rents from real property.” If, however, a lease provides for the rental of both real and personal property, and the portion of the rent attributable to personal property exceeds 15% of the total rent due under the lease, then no portion of the rent that is attributable to personal property will qualify as “rents from real property.” The amount of rent attributable to personal property is the amount which bears the same ratio to total rent for the taxable year as the average of the fair market value of the personal property at the beginning and end of the year bears to the average of the aggregate fair market value of both the real and personal property at the beginning and end of such year. We believe that, with respect to our hotel leases, either the amount of rent attributable to personal property does not exceed 15% of the total rent due under the lease (determined under the law in effect for the applicable period), or, if the rent attributable to personal property constitutes non-qualifying income, such amounts, when taken together with all other non-qualifying income earned by us, does not jeopardize our qualification as a REIT.

Income from Prohibited Transactions. Net income that we derive from a prohibited transaction is excluded from gross income solely for purposes of the gross income tests and subject to a 100% tax. Any foreign currency gain (as defined in Section 988(b)(2) of the Internal Revenue Code) in connection with a prohibited transaction will be taken into account in determining the amount of income subject to the 100% tax. The term “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property, as discussed below) that is held primarily for sale to customers in the ordinary course of a trade or business by us, or by a borrower that has issued a shared appreciation mortgage or similar debt instrument to us. We believe that no material asset that we own (or are treated as owning) will be treated as, or as having been, held for sale to customers, and that a sale of any such asset will not be treated as having been in the ordinary course of our business. Whether property is held “primarily for sale to customers in the ordinary course of a trade or business” depends on the particular facts and circumstances. No assurance can be given that any property that we sell will not be treated as property held for sale to customers, or that we can comply with certain safe-harbor provisions of the Internal Revenue Code that would prevent such treatment. The 100% tax does not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be subject to tax in the hands of the corporation at regular corporate rates. We intend to continue to structure our activities to avoid transactions that would result in a material amount of prohibited transactions tax.

Income from Foreclosure Property. We generally will be subject to tax at the maximum corporate rate (currently 35%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that constitutes qualifying income for purposes of the 75% gross income test. Foreclosure property is real property and any personal property incident to such real property (1) that we acquire as the result of having bid in the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after a default (or upon imminent default) on a lease of the property or a mortgage loan held by us and secured by the property, (2) for which we acquired the related loan or lease at a time when default was not imminent or anticipated, and (3) with respect to which we made a proper election to treat the property as foreclosure property. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property. We expect to make the foreclosure property election with respect to property we acquire through foreclosure if the election is available (which may not be the case with respect to acquired “distressed loans”) and the income related to such property that otherwise would be nonqualifying for purposes of the REIT gross income tests is material.

Cash/Income Differences/Phantom Income. Due to the nature of the assets in which we will invest, we may be required to recognize taxable income from those assets in advance of our receipt of cash flow on or proceeds from disposition of such assets, and may be required to report taxable income in early periods that exceeds the economic income ultimately realized on such assets.

We have acquired and may continue to acquire debt instruments in the secondary market for less than their face amount. The amount of such discount generally will be treated as “market discount” for U.S. federal income tax purposes. We may elect to include in taxable income accrued market discount as it accrues rather than as it is realized for economic purposes, resulting in phantom income. Principal payments on certain loans are made monthly, and consequently accrued market discount may have to be included in income each month as if the debt instrument were assured of ultimately being collected in full. If we collect less on the debt instrument than our purchase price plus the market discount we had previously reported as income, we may not be able to benefit from any offsetting loss deductions.

Some of the MBSs that we acquire may have been issued with original issue discount. In general, we will be required to accrue original issue discount based on the constant yield to maturity of the MBS, and to treat it as taxable income in accordance with applicable U.S. federal income tax rules even though smaller or no cash payments are received on such debt instrument. As in the case of the market discount discussed in the preceding paragraph, the constant yield in question will be determined and we will be taxed based on the assumption that all future payments due on MBS in question will be made, with consequences similar to those described in the previous paragraph, if all payments on the MBS are not made.

In addition, pursuant to our investment strategy, we have acquired and may continue to acquire distressed debt investments that are subsequently modified by agreement with the borrower. If the amendments to the outstanding debt are “significant modifications” under the applicable Treasury Regulations, the modified debt may be considered to have been reissued to us in a debt-for-debt exchange with the borrower. In that event, we may be required to recognize income to the extent the principal amount of the modified debt exceeds our adjusted tax basis in the unmodified debt, and would hold the modified loan with a cost basis equal to its principal amount for U.S. federal tax purposes. To the extent that such modifications are made with respect to a debt instrument held by a TRS treated as a dealer as described above, such a TRS would be required at the end of each taxable year, including the taxable year in which such modification was made, to mark the modified debt instrument to its fair market value as if the debt instrument were sold. In that case, the TRS would recognize a loss at the end of the taxable year in which the modifications were made to the extent the fair market value of such debt instrument were less than its principal amount after the modification.

In addition, in the event that any debt instruments or MBSs acquired by us are delinquent as to mandatory principal and interest payments, or in the event payments with respect to a particular debt instrument are not made when due, we may nonetheless be required to continue to recognize the unpaid interest as taxable income. Similarly, we may be required to accrue interest income with respect to subordinate mortgage-backed securities at the stated rate regardless of whether corresponding cash payments are received.

Finally, we may be required under the terms of indebtedness that we incur to private lenders or pursuant to the Legacy Loans Program to use cash received from interest payments to make principal payments on that indebtedness, with the effect of recognizing income but not having a corresponding amount of cash available for distribution to holders of our securities.

Due to each of these potential timing differences between income recognition or expense deduction and cash receipts or disbursements, there is a significant risk that we may have substantial taxable income in excess of cash available for distribution. In that event, we may need to borrow funds or take other action to satisfy the REIT distribution requirements for the taxable year in which this “phantom income” is recognized. See “—Requirements for Qualification as a REIT—Annual Distribution Requirements.”

Failure to Satisfy the Gross Income Tests. We have monitored and intend to continue to monitor our sources of income, including any non-qualifying income received by us, and to manage our assets so as to ensure our compliance with the gross income tests. If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may still qualify as a REIT for such year if we are entitled to relief under applicable provisions of the Internal Revenue Code. These relief provisions will be generally available if (1) our failure to meet these tests was due to reasonable cause and not due to willful neglect and (2) following our identification of the failure to meet the 75% or 95% gross income test for any taxable year, we file a schedule with the IRS setting forth a description of each item of our gross income that satisfies the gross income tests for purposes of the 75% or 95% gross income test for such taxable year in accordance with Treasury Regulations. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. As discussed above under “—Taxation of REITs in General,” even where these relief provisions apply, the Internal Revenue Code imposes a tax based upon the profit attributable to the amount by which we fail to satisfy the particular gross income test, which could be significant in amount.

Asset Tests

At the close of each calendar quarter, we must satisfy the following six tests relating to the nature of our assets:

(1)

at least 75% of the value of our total assets must be represented by some combination of “real estate assets,” cash, cash items, U.S. government securities, and, under some circumstances, stock or debt instruments purchased with new capital. For this purpose, real estate assets include interests in real property, such as land, buildings, leasehold interests in real property, stock of other corporations that qualify as REITs, and some types of MBSs and mortgage loans. A regular or residual interest in a REMIC is generally treated as a real estate asset. If, however, less than 95% of the assets of a REMIC consists of real estate assets (determined as if we held such assets), we will be treated as owning our proportionate share of the assets of the REMIC. Assets that do not qualify for purposes of the 75% asset test are subject to the additional asset tests described below;

(2)	not more than 25% of our total assets may be represented by securities other than those described in (1) above;

(3)	except for securities described in (1) above and securities in TRSs or QRSs, the value of any one issuer’s securities owned by us may not exceed 5% of the value of our total assets;

(4)	except for securities described in (1) above and securities in TRSs or QRSs we may not own more than 10% of any one issuer’s outstanding voting securities;

(5)	except for securities described in (1) above, securities in TRSs or QRSs, and certain types of indebtedness that are not treated as securities for purposes of this test, as discussed below, we may not own more than 10% of the total value of the outstanding securities of any one issuer; and

(6)	not more than 25% of our total assets may be represented by securities of one or more TRSs.

The 5% and 10% asset tests do not apply to securities of TRSs and QRSs. The 10% value test does not apply to certain “straight debt” and other excluded securities, as described in the Internal Revenue Code, including (1) loans to individuals or estates, (2) obligations to pay rents from real property, (3) rental agreements described in Section 467 of the Internal Revenue Code (generally, obligations related to deferred rental payments, other than with respect to transactions with related party tenants), (4) securities issued by other REITs, (5) certain securities issued by a state, the District of Columbia, a foreign government, or a political subdivision of any of the foregoing, or the Commonwealth of Puerto Rico, and (6) any other arrangement as determined by the IRS. In addition, (a) a REIT’s interest as a partner in a partnership is not considered a security for purposes of the 10% value test; (b) any debt instrument issued by a partnership (other than straight debt or other excluded security) will not be considered a security issued by the partnership if at least 75% of the partnership’s gross income is derived from sources that would qualify for the 75% gross income test; and (c) any debt instrument issued by a partnership (other than straight debt or other excluded security) will not be considered a security issued by a partnership to the extent of the REIT’s interest as a partner in the partnership.

For purposes of the 10% value test, “straight debt” means a written unconditional promise to pay on demand or on a specified date a sum certain in money if (1) the debt is not convertible, directly or indirectly, into stock, (2) the interest rate and interest payment dates are not contingent on profits, the borrower’s discretion, or similar factors other than certain contingencies relating to the timing and amount of principal and interest payments, as described in the Internal Revenue Code, and (3) in the case of an issuer which is a corporation or a partnership, securities that otherwise would be considered straight debt will not be so considered if we, and any of our “controlled TRSs” (as defined in the Internal Revenue Code), hold securities of the corporate or partnership issuer which (a) are not straight debt or other excluded securities (prior to the application of this rule), and (b) have an aggregate value greater than 1% of the issuer’s outstanding securities (including, for the purposes of a partnership issuer, our interest as a partner in the partnership).

As discussed above, we intend to invest in agency securities that are either pass-through certificates or collateralized mortgage obligations. We expect that the agency securities will be treated either as interests in grantor trusts or as interests in REMICs for U.S. federal income tax purposes. In the case of agency securities treated as interests in grantor trusts, we would be treated as owning an undivided beneficial ownership interest in the mortgage loans held by the grantor trust. Such mortgage loans will generally qualify as real estate assets to the extent that they are secured by real property. We expect that substantially all of our agency securities treated as interests in grantor trust will qualify as real estate assets. In the case of agency securities treated as interests in a REMIC, such interests will generally qualify as real estate assets and income derived from REMIC interests will generally be treated as qualifying income for purposes of the REIT income tests described above. If less than 95% of the assets of a REMIC are real estate assets, however, then only a proportionate part of our interest in the REMIC and income derived from the interest will qualify for purposes of the REIT asset and income tests.

If we hold a “residual interest” in a REMIC from which we derive “excess inclusion income,” we will be required to either distribute the excess inclusion income or pay tax on it (or a combination of the two), even though we may not receive the income in cash. To the extent that distributed excess inclusion income is allocable to a particular stockholder, the income (1) would not be allowed to be offset by any net operating losses otherwise available to the stockholder, (2) would be subject to tax as unrelated business taxable income in the hands of most types of stockholders that are otherwise generally exempt from U.S. federal income tax, and (3) would result in the application of U.S. federal income tax withholding at the maximum rate (30%), without reduction pursuant to any otherwise applicable income tax treaty or other exemption, to the extent allocable to most types of non-U.S. stockholders. Moreover, any excess inclusion income that we receive that is allocable to specified categories of tax-exempt investors which are not subject to unrelated business income tax, such as government entities or charitable remainder trusts, may be subject to corporate-level income tax in our hands, whether or not it is distributed. See “—Requirements for Qualification as a REIT—Taxable Mortgage Pools and Excess Inclusion Income.”

To the extent that we hold mortgage participations or MBSs that do not represent REMIC interests, such assets may not qualify as real estate assets, and the income generated from them might not qualify for purposes of either or both of the REIT income requirements, depending upon the circumstances and the specific structure of the investment.

A real estate mortgage loan that we own generally will be treated as a real estate asset for purposes of the 75% asset test if, on the date that we acquire or originate the mortgage loan, the value of the real property securing the loan is equal to or greater than the principal amount of the loan. Existing IRS guidance provides that certain rules described above that are applicable to the gross income tests may apply to determine what portion of a mortgage loan will be treated as a real estate asset if the mortgage loan is secured both by real property and other assets. Pursuant to Revenue Procedure 2011-16, the IRS has announced that it will not challenge a REIT’s treatment of a loan as a real estate asset in its entirety to the extent that the value of the loan is equal to or less than the value of the real property securing the loan at the relevant testing date. However, there are uncertainties regarding the application of the principles of Revenue Procedure 2011-16, particularly relating to the proper asset test treatment of loans acquired at a discount that increase in value during periods following the acquisition. There can be no assurance that later interpretations of or any clarifications to this Revenue Procedure will be consistent with how we currently are applying it to our REIT compliance analysis.

As discussed above, certain of our mezzanine loans may qualify for the safe harbor in Revenue Procedure 2003-65 pursuant to which certain loans secured by a first priority security interest in ownership interests in a partnership or limited liability company will be treated as qualifying assets for purposes of the 75% asset test and the 10% vote or value test. See “—Requirements for Qualification as a REIT—Gross Income Tests.” We may make some mezzanine loans that do not qualify for that safe harbor and that do not qualify as “straight debt” securities or for one of the other exclusions from the definition of “securities” for purposes of the 10% asset test. We intend to make such investments in such a manner as not to fail the asset tests described above.

We generally do not and will not obtain independent appraisals to support our conclusions concerning the values of some or all of our assets. Moreover, values of some assets that we own may not be susceptible to a precise determination, and such values can change rapidly, significantly and unpredictably. There can be no assurance that the IRS will not disagree with our determinations as to value and the IRS could assert that a different value is applicable, in which case we might not satisfy the 75% asset test and the other asset tests and could fail to qualify as a REIT. Furthermore, the proper classification of an instrument as debt or equity for U.S. federal income tax purposes may be uncertain in some circumstances, which could adversely affect the application of the REIT asset requirements to certain of our investments. Accordingly, there can be no assurance that the IRS will not contend that our interests in our subsidiaries or in the securities of other issuers will not cause a violation of the REIT asset tests.

We may enter into repurchase agreements under which we will normally sell certain of our assets to a counterparty and simultaneously enter into an agreement to repurchase the sold assets. We believe that we will be treated for U.S. federal income tax purposes as the owner of the assets that are the subject of any such repurchase agreement and the repurchase agreement will be treated as a secured lending transaction notwithstanding that we may transfer record ownership of the assets to the counterparty during the term of the agreement. It is possible, however, that the IRS could assert that we did not own the assets during the term of the repurchase agreement, in which case we could fail to qualify as a REIT.

Failure to Satisfy the Asset Tests. The asset tests must be satisfied not only on the last day of the calendar quarter in which we, directly or through pass-through subsidiaries, acquire securities in the applicable issuer, but also on the last day of the calendar quarter in which we increase our ownership of securities in such issuer, including as a result of increasing our interest in pass-through subsidiaries. After initially meeting the asset tests at the close of any quarter, we will not lose our qualification as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values (including a failure caused solely by change in the foreign currency exchange rate used to value a foreign asset), but a change in value of existing assets coupled with an acquisition of new assets could cause us to fail the asset tests. Our business involves regularly acquiring new assets and, accordingly, we generally would not expect to benefit from this rule for purposes of our 75% asset test compliance or the 25% TRS value limitation. If we fail to satisfy the asset tests because we acquire assets during a quarter, we can cure this failure by disposing of sufficient non-qualifying assets or acquiring sufficient qualifying assets within 30 days after the close of that quarter. We intend to continue to maintain adequate records of value of our assets to ensure compliance with the asset tests and to take any available action within 30 days after the close of any quarter as may be required to cure any noncompliance with the asset tests. Although we plan to take steps to ensure that we satisfy such tests for any quarter with respect to which testing is to occur, there can be no assurance that such steps will always be successful. If we fail to timely cure any noncompliance with the asset tests, we would cease to qualify as a REIT, unless we satisfy certain relief provisions.

The failure to satisfy the 5% asset test, or the 10% vote or value asset tests can be remedied even after the 30-day cure period under certain circumstances. Specifically, if we fail these asset tests at the end of any quarter and such failure is not cured within 30 days thereafter, we may dispose of sufficient assets (generally within six months after the last day of the quarter in which our identification of the failure to satisfy these asset tests occurred) to cure such a violation that does not exceed the lesser of 1% of our assets at the end of the relevant quarter or $10,000,000. If we fail any of the other asset tests or our failure of the 5% and 10% asset tests is in excess of the de minimis amount described above, as long as such failure was due to reasonable cause and not willful neglect, we are permitted to avoid disqualification as a REIT, after the 30-day cure period, by taking steps including the disposing of sufficient assets to meet the asset test (generally within six months after the last day of the quarter in which our identification of the failure to satisfy the REIT asset test occurred), paying a tax equal to the greater of $50,000 or the highest corporate income tax rate (currently 35%) of the net income generated by the non-qualifying assets during the period in which we failed to satisfy the asset test, and filing in accordance with applicable Treasury Regulations a schedule with the IRS that describes the assets. We intend to take advantage of any and all relief provisions that are available to us to cure any violation of the asset tests applicable to REITs. In certain circumstances, utilization of such provisions could result in us being required to pay an excise or penalty tax, which could be significant in amount.

Annual Distribution Requirements

In order to qualify as a REIT, we are required to distribute dividends, other than capital gain dividends, to holders of our securities in an amount at least equal to:

•

the sum of: (1) 90% of our “REIT taxable income,” computed without regard to our net capital gains and the deduction for dividends paid, and (2) 90% of our net income, if any, (after tax) from foreclosure property; minus

•	the sum of specified items of “non-cash income.”

For purposes of this test, “non-cash income” means income attributable to leveled stepped rents, original issue discount included in our taxable income without the receipt of a corresponding payment, cancellation of indebtedness or a like kind exchange that is later determined to be taxable.

We generally must make dividend distributions in the taxable year to which they relate. Dividend distributions may be made in the following year in two circumstances. First, if we declare a dividend in October, November, or December of any year with a record date in one of these months and pay the dividend on or before January 31 of the following year. Such distributions are treated as both paid by us and received by each stockholder on December 31 of the year in which they are declared. Second, distributions may be made in the following year if they are declared before we timely file our tax return for the year and if made with or before the first regular dividend payment after such declaration. These distributions are taxable to our stockholders in the year in which paid, even though the distributions relate to our prior taxable year for purposes of the 90% distribution requirement.

In order for distributions to be counted as satisfying the annual distribution requirement for REITs, and to provide us with a REIT-level tax deduction, the distributions must not be “preferential dividends.” A dividend is not a preferential dividend if the distribution is (1) pro rata among all outstanding shares of stock within a particular class, and (2) in accordance with the preferences among different classes of stock as set forth in our organizational documents.

To the extent that we distribute at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be subject to tax at ordinary corporate tax rates on the retained portion. We may elect to retain, rather than distribute, our net long-term capital gains and pay tax on such gains. In this case, we could elect for our stockholders to include their proportionate share of such undistributed long-term capital gains in income, and to receive a corresponding credit for their share of the tax that we paid. Our stockholders would then increase their adjusted basis of their stock by the difference between (1) the amounts of capital gain dividends that we designated and that they included in their taxable income, minus (2) the tax that we paid on their behalf with respect to that income.

To the extent that we may have available net operating losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. Such losses, however, (1) will generally not affect the character, in the hands of our stockholders, of any distributions that are actually made as ordinary dividends or capital gains and (2) cannot be passed through or used by our stockholders. See “—Taxation of Holders of Our Securities—Taxation of Taxable U.S. Holders—Distributions Generally.”

If we fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year, (b) 95% of our REIT capital gain net income for such year, and (c) any undistributed taxable income from prior periods, we would be subject to a non-deductible 4% excise tax on the excess of such required distribution over the sum of (x) the amounts actually distributed, and (y) the amounts of income we retained and on which we paid corporate income tax.

In addition, if we were to recognize “built-in-gain” (as defined below) on the disposition of any assets acquired from a “C” corporation in a transaction in which our basis in the assets was determined by reference to the “C” corporation’s basis (for instance, if the assets were acquired in a tax-free reorganization), we would be required to distribute at least 90% of the built-in-gain net of the tax we would pay on such gain. “Built-in-gain” is the excess of (a) the fair market value of the asset (measured at the time of acquisition) over (b) the basis of the asset (measured at the time of acquisition). The results described in this paragraph also could occur if we failed to qualify as a REIT (and, thus, were treated as a subchapter C corporation) for a prior year and then re-qualified as a REIT in a later year, in which case the “built-in gain” would be measured as of the beginning of the year in which we first re-qualify as a REIT.

It is possible that, from time to time, we may not have sufficient cash to meet the distribution requirements due to timing differences between our actual receipt of cash, including receipt of distributions from our subsidiaries and our inclusion of items in income for U.S. federal income tax purposes. In the event that such timing differences occur, in order to meet the distribution requirements, it might be necessary for us to arrange for short-term, or possibly long-term, borrowings, or to pay dividends in the form of taxable in-kind distributions of property. Alternatively, we may declare a taxable dividend payable in cash or stock at the election of each stockholder, where the aggregate amount of cash to be distributed in such dividend may be subject to limitation. The terms of our credit facility (or other debt we incur in the future) may limit our ability to pay distributions to our shareholders, which could in turn adversely impact our ability to meet the REIT distribution requirements, eliminate our entire U.S. federal income tax liability or maintain our REIT qualification.

We may be able to rectify a failure to meet the distribution requirements for a year by paying “deficiency dividends” to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. In this case, we may be able to avoid losing REIT qualification or being taxed on amounts distributed as deficiency dividends. We will be required to pay interest and a penalty based on the amount of any deduction taken for deficiency dividends.

Record-Keeping Requirements

We are required to maintain records and request on an annual basis information from specified stockholders. These requirements are designed to assist us in determining the actual ownership of our outstanding stock and maintaining our qualifications as a REIT. Failure to comply could result in monetary fines.

Foreign Investments

We and our subsidiaries hold, and may acquire additional, investments in foreign countries, requiring us to pay taxes to foreign countries. Taxes that we pay in foreign jurisdictions may not be passed through to, or used by, our stockholders as a foreign tax credit or otherwise. We could be subject to U.S. federal income tax rules intended to prevent or minimize the value of the deferral of the recognition by us of passive-type income of foreign entities in which we own a direct or indirect interest. As a result, we could be required to recognize taxable income for U.S. federal income tax purposes prior to receiving cash distributions with respect to that income or, in certain circumstances, pay an interest charge on U.S. federal income tax that we are deemed to have deferred. Our foreign investments might also generate foreign currency gains and losses. Certain foreign currency gains may be excluded from gross income for purposes of one or both of the gross income tests, as discussed above. See above under “—Requirements for Qualification as a REIT—Gross Income Tests.”

Taxable Mortgage Pools and Excess Inclusion Income

If we have an investment in an arrangement that is classified as a “taxable mortgage pool,” that TMP arrangement will be subject to tax as a separate corporation unless we own 100% of the equity in such TMP arrangement. Whether an arrangement is or is not a TMP may not be susceptible to precise determination. If an investment in which we own an interest is characterized as a TMP and thus a separate corporation, we will satisfy the 100% ownership requirement only if we own all classes of securities that for tax purposes are characterized as equity, which is often an uncertain factual issue. Accordingly, if an investment in which we own an interest is characterized as a TMP and thus a separate corporation, we may be unable to comply with the REIT asset tests that restrict our ability to own most corporations. A portion of the REIT’s income from a TMP arrangement that is not taxed as a separate corporation, which might be non-cash accrued income, could be treated as “excess inclusion income.” The manner in which excess inclusion income is calculated is not clear under current law. However, as required by IRS guidance, we intend to make such determinations based on what we believe to be a reasonable method. Under the IRS guidance, a REIT’s excess inclusion income, including any excess inclusion income from a residual interest in a REMIC, must be allocated among its stockholders in proportion to dividends paid. A REIT is required to notify stockholders of the amount of “excess inclusion income” allocated to them. A stockholder’s share of excess inclusion income:

•	cannot be offset by any net operating losses otherwise available to the stockholder;

•	in the case of a stockholder that is a REIT, a RIC or a common trust fund or other pass through entity, is considered excess inclusion income of such entity;

•	is subject to tax as unrelated business taxable income in the hands of most types of stockholders that are otherwise generally exempt from federal income tax;

•

results in the application of U.S. federal income tax withholding at the maximum rate (30%), without reduction for any otherwise applicable income tax treaty or other exemption, to the extent allocable to most types of non-U.S. stockholders; and

•

is taxable (at the highest corporate tax rate, currently 35%) to the REIT, rather than its stockholders, to the extent allocable to the REIT’s stock held in record name by disqualified organizations (generally, tax-exempt entities not subject to unrelated business income tax, including governmental organizations).

Tax-exempt investors, RIC or REIT investors, non-U.S. investors and taxpayers with net operating losses should carefully consider the tax consequences described above, and are urged to consult their tax advisors.

Failure to Qualify as a REIT

If we fail to satisfy one or more requirements for REIT qualification other than the gross income or asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. Relief provisions are available for failures of the gross income tests and asset tests, as described above in “—Requirements for Qualification as a REIT—Gross Income Tests” and “—Requirements for Qualification as a REIT—Asset Tests.”

If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions described above do not apply, we would be subject to tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. We cannot deduct distributions to stockholders in any year in which we are not a REIT, nor would we be required to make distributions in such a year. In this situation, all distributions to stockholders, to the extent of current and accumulated earnings and profits, will be taxable as regular corporate dividends, which means that stockholders taxed as individuals currently would receive qualified dividend income that would be taxed at capital gains rates, and corporate stockholders generally would be entitled to a dividends received deduction with respect to such dividends. Unless we are entitled to relief under specific statutory provisions, we would also be disqualified from re-electing to be taxed as a REIT for the four taxable years following the year during which we lost qualification. It is not possible to state whether, in all circumstances, we would be entitled to this statutory relief. We intend to take advantage of any and all relief provisions that are available to us to cure any violation of the requirements applicable to REITs.

Taxation of Holders of Our Securities

Taxation of Taxable U.S. Holders

This section summarizes the taxation of U.S. holders that are not tax-exempt organizations. For these purposes, a U.S. holder is a beneficial owner of our securities that for U.S. federal income tax purposes is:

•	a citizen or resident of the U.S.;

•

a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the U.S. or of a political subdivision thereof (including the District of Columbia);

•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•

any trust if (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (2) it has a valid election in place to be treated as a U.S. person.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our securities, the U.S. federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. A partner of a partnership holding our securities should consult its own tax advisor regarding the U.S. federal income tax consequences to the partner of the acquisition, ownership and disposition of our securities by the partnership.

Distributions Generally. So long as we qualify as a REIT, the distributions that we make to our taxable U.S. holders out of current or accumulated earnings and profits that we do not designate as capital gain dividends or as qualified dividend income will generally be taken into account by U.S. holders as ordinary income and will not be eligible for the dividends received deduction for corporations. In determining the extent to which a distribution with respect to our securities constitutes a dividend for U.S. federal income tax purposes, our earnings and profits will be allocated first to distributions with respect to our preferred stock, if any, and then to our common stock. Dividends received from REITs are generally not eligible to be taxed at the preferential qualified dividend income rates currently available to individual U.S. holders who receive dividends from taxable subchapter C corporations.

Distributions to Holders of Depositary Shares. Owners of depositary shares will be treated for U.S. federal income tax purposes as if they were owners of the underlying preferred stock represented by such depositary shares. Accordingly, such owners will be entitled to take into account, for U.S. federal income tax purposes, income and deductions to which they would be entitled if they were direct holders of the underlying preferred shares. In addition, (1) no gain or loss will be recognized for U.S. federal income tax purposes upon the withdrawal of certificates evidencing the underlying preferred stock in exchange for depositary receipts, (2) the tax basis of each share of the underlying preferred stock to an exchanging owner of depositary shares will, upon such exchange, be the same as the aggregate tax basis of the depositary shares exchanged therefore, and (3) the holding period for the underlying preferred stock in the hands of an exchanging owner of depositary shares will include the period during which such person owned such depositary shares. For a discussion of the treatment of dividends and other distributions with respect to the preferred stock. See “—Taxation of Holders of Our Securities—Taxation of Taxable U.S. Holders—Distributions Generally.”

Capital Gain Dividends. We may elect to designate distributions of our net capital gain as “capital gain dividends.” Distributions that we designate as capital gain dividends will generally be taxed to U.S. holders as long-term capital gains without regard to the period for which the U.S. holder that receives such distribution has held its securities. Designations made by us will only be effective to the extent that they comply with Revenue Ruling 89-81, which requires that distributions made to different classes of shares be composed proportionately of dividends of a particular type. If we designate any portion of a dividend as a capital gain dividend, a U.S. holder will receive an IRS Form 1099-DIV indicating the amount that will be taxable to the U.S. stockholder as capital gain. Corporate U.S. holders may be required to treat up to 20% of some capital gain dividends as ordinary income. Recipients of capital gain dividends from us that are taxed at corporate income tax rates will be taxed at the normal corporate income tax rates on these dividends.

We may elect to retain and pay taxes on some or all of our net long term capital gains, in which case U.S. holders will be treated as having received, solely for U.S. federal income tax purposes, our undistributed capital gains as well as a corresponding credit or refund, as the case may be, for taxes that we paid on such undistributed capital gains. See “—Requirements for Qualification as a REIT—Annual Distribution Requirements.”

We will classify portions of any designated capital gain dividend or undistributed capital gain as either:

•

a long-term capital gain distribution, which would be taxable to non-corporate U.S. holders at a maximum rate of 20%, and taxable to U.S. stockholders that are corporations at a maximum rate of 35%; or

•	an “unrecaptured Section 1250 gain” distribution, which would be taxable to non-corporate U.S. holders at a maximum rate of 25%, to the extent of previously claimed depreciation deductions.

Distributions from us in excess of our current and accumulated earnings and profits will not be taxable to a U.S. holder to the extent that they do not exceed the adjusted basis of the U.S. holder’s securities in respect of which the distributions were made. Rather, the distribution will reduce the adjusted basis of these securities. To the extent that such distributions exceed the adjusted basis of a U.S. holder’s securities, the U.S. holder generally must include such distributions in income as long-term capital gain, or short-term capital gain if the securities have been held for one year or less. In addition, any dividend that we declare in October, November or December of any year and that is payable to a U.S. holder of record on a specified date in any such month will be treated as both paid by us and received by the U.S. holder on December 31 of such year, provided that we actually pay the dividend before the end of January of the following calendar year.

To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. See “—Taxation of Colony Financial, Inc.” and “—Requirements for Qualification as a REIT—Annual Distribution Requirements.” Such losses, however, are not passed through to U.S. stockholders and do not offset income of U.S. holders from other sources, nor would such losses affect the character of any distributions that we make, which are generally subject to tax in the hands of U.S. holders to the extent that we have current or accumulated earnings and profits.

If excess inclusion income from a TMP or REMIC residual interest is allocated to any U.S. holder, that income will be taxable in the hands of the U.S. holder and would not be offset by any net operating losses of the U.S. holder that would otherwise be available. See “—Requirements for Qualification as a REIT—Taxable Mortgage Pools and Excess Inclusion Income.” As required by IRS guidance, we intend to notify our U.S. holders if a portion of a dividend paid by us is attributable to excess inclusion income.

Qualified Dividend Income. With respect to U.S. holders who are taxed at the rates applicable to individuals, we may elect to designate a portion of our distributions paid to such U.S. holders as “qualified dividend income.” A portion of a distribution that is properly designated as qualified dividend income is taxable to non-corporate U.S. holders as capital gain, provided that the U.S. holder has held the securities with respect to which the distribution is made for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which such security became ex-dividend with respect to the relevant distribution. The maximum amount of our distributions eligible to be designated as qualified dividend income for a taxable year is equal to the sum of:

•	the qualified dividend income received by us during such taxable year from non-REIT corporations (including any TRS in which we may own an interest);

•

the excess of any “undistributed” REIT taxable income recognized during the immediately preceding year over the U.S. federal income tax paid by us with respect to such undistributed REIT taxable income; and

•

the excess of any income recognized during the immediately preceding year attributable to the sale of a built-in-gain asset that was acquired in a carry-over basis transaction from a non-REIT “C” corporation over the U.S. federal income tax paid by us with respect to such built-in gain.

Generally, dividends that we receive will be treated as qualified dividend income for purposes of the first bullet above if (A) the dividends are received from (i) a U.S. corporation (other than a REIT or a RIC), (ii) any of our TRSs, or (iii) a “qualifying foreign corporation,” and (B) specified holding period requirements and other requirements are met. A foreign corporation (other than a “foreign personal holding company,” a “foreign investment company,” or “passive foreign investment company”) will be a “qualifying foreign corporation” if it is incorporated in a possession of the United States, the corporation is eligible for benefits of an income tax treaty with the United States that the Secretary of Treasury determines is satisfactory, or the stock of the foreign corporation on which the dividend is paid is readily tradable on an established securities market in the United States. If we designate any portion of a dividend as qualified dividend income, a U.S. stockholder will receive an IRS Form 1099-DIV indicating the amount that will be taxable to the holder as qualified dividend income.

Passive Activity Losses and Investment Interest Limitations. Distributions made by us and gain arising from the sale or exchange by a U.S. holder of our securities will not be treated as passive activity income. As a result,

U.S. holders will not be able to apply any “passive losses” against income or gain relating to our securities. Distributions made by us, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation. A U.S. holder that elects to treat capital gain dividends, capital gains from the disposition of securities, or qualified dividend income as investment income for purposes of the investment interest limitation will be taxed at ordinary income rates on such amounts. We intend to notify U.S. holders regarding the portions of distributions for each year that constitute ordinary income, return of capital and capital gain.

Dispositions of Our Securities. In general, a U.S. holder will realize gain or loss upon the sale, redemption or other taxable disposition of our securities in an amount equal to the difference between the sum of the fair market value of any property and the amount of cash received in such disposition and the U.S. holder’s adjusted tax basis in the securities at the time of the disposition. In general, a U.S. holder’s adjusted basis will equal the U.S. holder’s acquisition cost, increased by the excess for net capital gains deemed distributed to the U.S. holder (discussed above) less tax deemed paid on it and reduced by returns on capital. In general, capital gains recognized by individuals and other non-corporate U.S. holders upon the sale or disposition of securities will be subject to a maximum federal income tax rate of 20%, if our securities are held for more than one year, and will be taxed at ordinary income rates (of up to 39.6%) if the security is held for one year or less. The IRS has the authority to prescribe, but has not yet prescribed, Treasury regulations that would apply a capital gain tax rate of 25% (which is higher than the long-term capital gain tax rates for non-corporate U.S. holder) to a portion of capital gain realized by a non-corporate U.S. holder on the sale of the Company’s securities that would correspond to the REIT’s “unrecaptured Section 1250 gain.” Gains recognized by U.S. holders that are corporations are subject to federal income tax at a maximum rate of 35%, whether or not such gains are classified as long-term capital gains.

Capital losses recognized by a U.S. holder upon the disposition of our securities that were held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income of the U.S. holder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of securities by a U.S. holder who has held the shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions that we make that are required to be treated by the U.S. holder as long-term capital gain.

If an investor recognizes a loss upon a subsequent disposition of our securities in an amount that exceeds a prescribed threshold, it is possible that the provisions of Treasury Regulations involving “reportable transactions” could apply, with a resulting requirement to separately disclose the loss-generating transaction to the IRS. These regulations, though directed towards “tax shelters,” are broadly written, and apply to transactions that would not typically be considered tax shelters. The Internal Revenue Code imposes significant penalties for failure to comply with these requirements. You should consult your tax advisors concerning any possible disclosure obligation with respect to the receipt or disposition of our securities, or transactions that we might undertake directly or indirectly. Moreover, you should be aware that we and other participants in the transactions in which we are involved (including their advisors) might be subject to disclosure or other requirements pursuant to these regulations.

Expansion of Medicare Tax. The Health Care and Reconciliation Act of 2010 requires that, in certain circumstances, certain U.S. stockholders that are individuals, estates, and trusts pay a 3.8% tax on “net investment income,” which includes, among other things, dividends on and gains from the sale or other disposition of REIT shares. Prospective investors should consult their own tax advisors regarding this legislation.

Legislation Relating To Foreign Accounts. The Foreign Account Tax Compliance Act (“FATCA”), which was enacted in 2010, imposes a 30% withholding tax on certain types of payments made to “foreign financial institutions” and certain other non-U.S. entities unless certain due diligence, reporting, withholding, and certification obligations requirements are satisfied. Prospective investors are advised to consult their own tax advisors regarding this legislation. See “—Information Reporting and Backup Withholding Tax Applicable to Holders of our Securities—U.S. Holders—Withholding on Payments in Respect of Certain Foreign Accounts.”

Redemption of Preferred Stock and Depositary Shares. Whenever we redeem any preferred stock or depositary shares, the treatment accorded to any redemption by us for cash (as distinguished from a sale, exchange or other disposition) of our preferred stock or depositary shares to a holder of such securities can only be determined on the basis of the particular facts as to each holder at the time of redemption. In general, a holder of our preferred stock or depositary shares will recognize capital gain or loss measured by the difference between the amount received by the holder of such securities upon the redemption and such holder’s adjusted tax basis in the shares redeemed (provided the preferred shares are held as a capital asset) if such redemption (i) results in a “complete termination” of the holder’s interest in all classes of our stock under Section 302(b)(3) of the Code, or (ii) is “not essentially equivalent to a dividend” with respect to the holder of the preferred stock under Section 302(b)(1) of the Code. In applying these tests, there must be taken into account not only the shares being redeemed, but also such holder’s ownership of other classes and series of our securities and any options (including stock purchase rights) to acquire any of the foregoing. The holder of our preferred stock or depositary shares also must take into account any such securities (including options) which are considered to be owned by such holder by reason of the constructive ownership rules set forth in Sections 318 and 302(c) of the Code. If the holder of preferred stock or depositary shares owns (actually or constructively) none of our voting stock, or owns an insubstantial amount of our voting stock, based upon current law, it is probable that the redemption of securities from such a holder would be considered to be “not essentially equivalent to a dividend.” However, whether a distribution is “not essentially equivalent to a dividend” depends on all of the facts and circumstances, and a holder of our preferred stock or depositary shares intending to rely on any of these tests at the time of redemption should consult its tax advisor to determine their application to its particular situation. If the redemption does not meet any of the tests under Section 302 of the Code, then the redemption proceeds received from our preferred stock or depositary shares will be treated as a distribution on our shares as described under “—Taxation of Holders of Our Securities—Taxation of Taxable U.S. Holders—Distributions Generally,” and “—Taxation of Holders of Our Securities—Taxation of Non-U.S. Holders—Distributions Generally.”

If the redemption of a holder’s preferred stock or depositary shares is taxed as a dividend, the adjusted basis of such holder’s redeemed securities will be transferred to any other securities held by the holder. If the holder owns no other securities, under certain circumstances, such basis may be transferred to a related person, or it may be lost entirely. With respect to a redemption of our preferred stock or depositary shares that is treated as a distribution with respect to our securities, which is not otherwise taxable as a dividend, the IRS has proposed Treasury regulations that would require any basis reduction associated with such a redemption to be applied on a share-by-share basis which could result in taxable gain with respect to some securities, even though the holder’s aggregate basis for the securities would be sufficient to absorb the entire amount of the redemption distribution (in excess of any amount of such distribution treated as a dividend). Additionally, these proposed Treasury regulations would not permit the transfer of basis in the redeemed shares of the preferred stock to the remaining securities held (directly or indirectly) by the redeemed holder. Instead, the unrecovered basis in our preferred or depositary shares would be treated as a deferred loss to be recognized when certain conditions are satisfied. These proposed Treasury regulations would be effective for transactions that occur after the date the regulations are published as final Treasury regulations. There can, however, be no assurance as to whether, when, and in what particular form such proposed Treasury regulations will ultimately be finalized.

Conversion of Our Preferred Stock into Common Stock. Except as provided below, a U.S. holder generally will not recognize gain or loss upon the conversion of our preferred stock into our common stock. Except as provided below, a U.S. holder’s basis and holding period in the common stock received upon conversion generally will be the same as those of the converted preferred stock (but the basis will be reduced by the portion of adjusted tax basis allocated to any fractional share of common stock exchanged for cash). Any common stock received in a conversion that is attributable to accumulated and unpaid dividends on the converted preferred stock will be treated as a distribution on our securities as described above in “—Taxation of Holders of Our Securities—Taxation of Taxable U.S. Holders—Distributions Generally.” Cash received upon conversion in lieu of a fractional share of common stock generally will be treated as a payment in a taxable exchange for such fractional share of common stock, and gain or loss will be recognized on the receipt of cash in an amount equal to the difference between the amount of cash received and the adjusted tax basis allocable to the fractional share of common stock deemed exchanged. This gain or loss will be long-term capital gain or loss if the U.S. holder has held the preferred stock for more than one year. See “—Taxation of Holders of Our Securities—Taxation of Taxable U.S. Holders—Dispositions of Our Securities.” U.S. holders should consult with their tax advisor regarding the U.S. federal income tax consequences of any transaction by which such holder exchanges common stock received on a conversion of preferred stock for cash or other property.

Taxation of Tax-Exempt U.S. Holders

U.S. tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. Such entities, however, may be subject to taxation on their unrelated business taxable income, or UBTI. While some investments in real estate may generate UBTI, the IRS has ruled that dividend distributions from a REIT to a tax-exempt entity generally do not constitute UBTI. Based on that ruling, and provided that (1) a U.S. tax-exempt holder has not held our securities as “debt financed property” within the meaning of the Internal Revenue Code (i.e., where the acquisition or holding of the property is financed through a borrowing by the U.S. tax-exempt holder), (2) our securities are not otherwise used in an unrelated trade or business, and (3) we do not hold an asset that gives rise to “excess inclusion income,” distributions that we make and income from the sale of our securities generally should not give rise to UBTI to a U.S. tax-exempt holder.

To the extent that we are (or a part of us, or a disregarded subsidiary of ours is) a TMP, or if we hold residual interests in a REMIC, a portion of the dividends paid to a U.S. tax-exempt holder that is allocable to excess inclusion income may be treated as UBTI. If, however, excess inclusion income is allocable to some categories of U.S. tax-exempt holders that are not subject to UBTI, we might be subject to corporate level tax on such income, and, in that case, may reduce the amount of distributions to those holders whose ownership gave rise to the tax. See “—Requirements for Qualification as a REIT—Taxable Mortgage Pools and Excess Inclusion Income.” As required by IRS guidance, we intend to notify our tax-exempt U.S. holders if a portion of a dividend paid by us is attributable to excess inclusion income.

Tax-exempt U.S. holders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from federal income taxation under sections 501(c)(7), (c)(9), (c)(1 7) or (c)(20) of the Internal Revenue Code, respectively, or single parent title-holding corporations exempt under Section 501(c)(2) whose income is payable to any of the aforementioned tax-exempt organizations, are subject to different UBTI rules, which generally require such holders to characterize distributions from us as UBTI unless the organization is able to properly claim a deduction for amounts set aside or placed in reserve for certain purposes so as to offset the income generated by its investment in our securities. These holders should consult with their own tax advisors concerning these set aside and reserve requirements.

In certain circumstances, a pension trust (1) that is described in Section 401(a) of the Internal Revenue Code, (2) is tax exempt under Section 501(a) of the Internal Revenue Code, and (3) that owns more than 10% of our securities could be required to treat a percentage of the dividends as UBTI, if we are a “pension-held REIT.” We will not be a pension-held REIT unless:

•

either (i) one pension trust owns more than 25% of the value of our securities, or (ii) one or more pension trusts, each individually holding more than 10% of the value of our securities, collectively owns more than 50% of the value of our securities; and

•

we would not have qualified as a REIT but for the fact that Section 856(h)(3) of the Internal Revenue Code provides that stock owned by such trusts shall be treated, for purposes of the requirement that not more than 50% of the value of the interests of a REIT is owned, directly or indirectly, by five or fewer “individuals” (as defined in the Internal Revenue Code to include certain entities), as owned by the beneficiaries of such trusts.

Certain restrictions on ownership and transfer of our common stock and preferred stock contained in our charter generally should prevent a person from owning more than 10% of the value of our common stock or preferred stock, and thus we are not likely to become a pension-held REIT.

Tax-exempt U.S. holders are urged to consult their tax advisors regarding the U.S. federal, state, local and foreign income and other tax consequences of owning our securities.

Taxation of Non-U.S. Holders

The following is a summary of certain U.S. federal income tax consequences of the acquisition, ownership and disposition of our securities applicable to non-U.S. holders. For purposes of this summary, “non-U.S. holder” is a beneficial owner of our securities that is not a U.S. holder (as defined above under “—Taxation of Holders of Our Securities—Taxation of Taxable U.S. Holders”) or an entity that is treated as a partnership for U.S. federal income tax purposes. The following discussion is based on current law, and is for general information only. It addresses only selected, and not all, aspects of U.S. federal income taxation.

Distributions Generally. As described in the discussion below, distributions paid by us with respect to our securities will be treated for U.S. federal income tax purposes as:

•	ordinary income dividends;

•	return of capital distributions; or

•	long-term capital gain.

This discussion assumes that our common stock will continue to be considered regularly traded on an established securities market for purposes of the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA, provisions described below. If our common stock is no longer regularly traded on an established securities market, the tax considerations described below would materially differ.

Ordinary Income Dividends. A distribution paid by us to a non-U.S. holder will be treated as an ordinary income dividend if the distribution is payable out of our earnings and profits and:

•	not attributable to our net capital gain; or

•

the distribution is attributable to our net capital gain from the sale of “U.S. real property interests,” or USRPIs, and the non-U.S. holder owns 5% or less of the value of the applicable class or series of our securities at all times during the one-year period ending on the date of distribution.

In general, non-U.S. holders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our securities. In cases where the dividend income from a non-U.S. holder’s investment in our securities is, or is treated as, effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business, the non-U.S. holder generally will be subject to U.S. federal income tax at graduated rates, in the same manner as U.S. holders are taxed with respect to such dividends. Such income must generally be reported on a U.S. federal income tax return filed by or on behalf of the non-U.S. holder. The income may also be subject to the 30% branch profits tax in the case of a non-U.S. holder that is a corporation.

Generally, we will withhold and remit to the IRS 30% of dividend distributions (including distributions that may later be determined to have been made in excess of current and accumulated earnings and profits) that could not be treated as capital gain distributions with respect to the non-U.S. holder (and that are not deemed to be capital gain dividends for purposes of FIRPTA withholding rules described below) unless:

•	a lower treaty rate applies and the non-U.S. holder files an IRS Form W-8BEN evidencing eligibility for that reduced treaty rate with us; or

•	the non-U.S. holder files an IRS Form W-8ECI with us claiming that the distribution is income effectively connected with the non-U.S. holder’s trade or business.

Reduced treaty rates and other exemptions are not available to the extent that income is attributable to excess inclusion income allocable to the non-U.S. holder. Accordingly, we will withhold at a rate of 30% on any portion of a dividend that is paid to a non-U.S. holder and attributable to that holder’s share of our excess inclusion income. See “—Requirements for Qualification as a REIT—Taxable Mortgage Pools and Excess Inclusion Income.” As required by IRS guidance, we intend to notify our non-U.S. holders if a portion of a dividend paid by us is attributable to excess inclusion income.

Return of Capital Distributions. Unless (A) our securities constitute a USRPI or (B) either (1) the non-U.S. holder’s investment in our securities is effectively connected with a U.S. trade or business conducted by such non-U.S. holder (in which case the non-U.S. holder will be subject to the same treatment as U.S. holders with respect to such gain) or (2) the non-U.S. holder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a “tax home” in the U.S. (in which case the non-U.S. holder will be subject to a 30% tax on the individual’s net capital gain for the year), distributions that we make which are not dividends out of our earnings and profits will not be subject to U.S. federal income tax. If we cannot determine at the time a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to dividends. The non-U.S. holder may seek a refund from the IRS of any amounts withheld if it subsequently is determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits. If our securities constitutes a USRPI, as described below, distributions that we make in excess of the sum of (1) the non-U.S. holder’s proportionate share of our earnings and profits, and (2) the non-U.S. holder’s basis in its securities, will be taxed under FIRPTA at the rate of tax, including any applicable capital gains rates, that would apply to a U.S. holder of the same type (e.g., an individual or a corporation, as the case may be), and the collection of the tax will be enforced by a refundable withholding tax at a rate of 10% of the amount by which the distribution exceeds the holder’s share of our earnings and profits.

Capital Gain Dividends. A distribution paid by us to a non-U.S. holder will be treated as long-term capital gain if the distribution is paid out of our current or accumulated earnings and profits and:

•	the distribution is attributable to our net capital gain (other than from the sale of USRPIs) and we timely designate the distribution as a capital gain dividend; or

•

the distribution is attributable to our net capital gain from the sale of USRPIs and the non-U.S. holder owns more than 5% of the applicable class or series of our securities at any point during the one-year period ending on the date on which the distribution is paid.

Long-term capital gain that a non-U.S. holder is deemed to receive from a capital gain dividend that is not attributable to the sale of USRPIs generally will not be subject to U.S. federal income tax in the hands of the non-U.S. holder unless:

•

the non-U.S. holder’s investment in our securities is effectively connected with a U.S. trade or business of the non-U.S. holder, in which case the non-U.S. holder will be subject to the same treatment as U.S. holders with respect to any gain, except that a non-U.S. holder that is a corporation also may be subject to the 30% branch profits tax; or

•

the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States in which case the nonresident alien individual will be subject to a 30% tax on his capital gains.

Under FIRPTA, distributions that are attributable to net capital gain from the sales by us of USRPIs and paid to a non-U.S. holder that owns more than 5% of the value of the applicable class or series of our securities at any time during the one-year period ending on the date on which the distribution is paid will be subject to U.S. tax as income effectively connected with a U.S. trade or business. The FIRPTA tax will apply to these distributions whether or not the distribution is designated as a capital gain dividend, such distributions may also be subject to a 30% branch profits tax.

Any distribution paid by us that is treated as a capital gain dividend or that could be treated as a capital gain dividend with respect to a particular non-U.S. holder will be subject to special withholding rules under FIRPTA. We will withhold and remit to the IRS 35% of any distribution that could be treated as a capital gain dividend with respect to the non-U.S. holder, to the extent that the distribution is attributable to the sale by us of USRPIs. The amount withheld is creditable against the non-U.S. holder’s U.S. federal income tax liability or refundable when the non-U.S. holder properly and timely files a tax return with the IRS.

Undistributed Capital Gain. Although the law is not entirely clear on the matter, it appears that amounts designated by us as undistributed capital gains in respect of our securities held by non-U.S. holders generally should be treated in the same manner as actual distributions by us of capital gain dividends. Under this approach, the non-U.S. holder would be able to offset as a credit against their U.S. federal income tax liability resulting therefrom their proportionate share of the tax paid by us on the undistributed capital gains treated as long-term capital gains to the non-U.S. holder, and generally receive from the IRS a refund to the extent their proportionate share of the tax paid by us were to exceed the non-U.S. holder’s actual U.S. federal income tax liability on such long-term capital gain. If we were to designate any portion of our net capital gain as undistributed capital gain, a non-U.S. holder should consult its tax advisors regarding taxation of such undistributed capital gain.

Dispositions of Our Securities. Unless our securities constitute a USRPI, a sale of our securities by a non-U.S. holder generally will not be subject to U.S. federal income taxation under FIRPTA. Generally, with respect to any particular holder, our securities will constitute a USRPI only if each of the following three statements is true:

•

Fifty percent or more of our assets on any of certain testing dates during a prescribed testing period consist of interests in real property located within the United States, excluding for this purpose, interests in real property solely in a capacity as creditor;

•

We are not a “domestically-controlled qualified investment entity.” A domestically-controlled qualified investment entity includes a REIT, less than 50% of value of which is held directly or indirectly by non-U.S. holders at all times during a specified testing period. Although we believe that we are and will remain a domestically-controlled REIT, because our common stock is publicly traded we cannot make any assurance that we are or will remain a domestically-controlled qualified investment entity; and

•

Either (a) the applicable class or series of our securities is not “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market; or (b) the applicable class or series of our securities is “regularly traded” on an established securities market and the selling non-U.S. stockholder has held over 5% of the applicable class or series of our securities any time during the five-year period ending on the date of the sale.

Specific wash sales rules applicable to sales of stock in a domestically-controlled REIT could result in gain recognition, taxable under FIRPTA, upon the sale of our securities even if we are a domestically-controlled qualified investment entity. These rules would apply if a non-U.S. holder (1) disposes of our securities within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been taxable to such non-U.S. holder as gain from the sale or exchange of a USRPI, and (2) acquires, or enters into a contract or option to acquire, other shares of our securities during the 61-day period that begins 30 days prior to such ex-dividend date.

If gain on the sale of our securities was subject to taxation under FIRPTA, the non-U.S. holder would be required to file a U.S. federal income tax return and would be subject to the same treatment as a U.S. holder with respect to such gain, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals, and the purchaser of the securities could be required to withhold 10% of the purchase price and remit such amount to the IRS.

Gain from the sale of our securities that would not otherwise be subject to FIRPTA will nonetheless be taxable in the United States to a non-U.S. holder in two cases: (1) if the non-U.S. holder’s investment in our securities is effectively connected with a U.S. trade or business conducted by such non-U.S. holder, the non-U.S. holder will be subject to the same treatment as a U.S. holder with respect to such gain, or (2) if the non-U.S. holder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, the nonresident alien individual will be subject to a 30% tax on the individual’s capital gain.

Legislation Relating to Payments to Certain Foreign Entities. FATCA imposes a 30% withholding tax on certain types of payments made to “foreign financial institutions” and certain other non-U.S. entities unless certain due diligence, reporting, withholding, and certification obligations requirements are satisfied. Prospective investors are advised to consult their own tax advisors regarding this legislation. See “—Information Reporting and Backup Withholding Tax Applicable to Holders of Our Securities—Non-U.S. Holders—Withholding on Payments to Certain Foreign Entities.”

Conversion of Our Preferred Stock into Common Stock. Except as provided below, a non-U.S. holder generally will not recognize gain or loss upon the conversion of our preferred stock into our common stock, provided our preferred stock does not constitute a USRPI. Even if our preferred stock does constitute a USRPI, provided our common stock also constitutes a USRPI, a non-U.S. holder generally will not recognize gain or loss upon a conversion of our preferred stock into our common stock provided certain reporting requirements are satisfied. Except as provided below, a non-U.S. holder’s basis and holding period in the common stock received upon conversion will be the same as those of the converted preferred stock (but the basis will be reduced by the portion of adjusted tax basis allocated to any fractional share of common stock exchanged for cash). Any common stock received in a conversion that is attributable to accumulated and unpaid dividends on the converted preferred shares will be treated as a distribution on our stock as described under “—Taxation of Holders of our Securities—Taxation of Non-U.S. Holders—Ordinary Income Dividends.” Cash received upon conversion in lieu of a fractional share of common stock generally will be treated as a payment in a taxable exchange for such fractional share of common stock as described under “—Taxation of Holders of our Securities—Taxation of Non-U.S. Holders—Dispositions of Our Stock.” Non-U.S. holders should consult with their tax advisor regarding the U.S. federal income tax consequences of any transaction by which such holder exchanges common stock received on a conversion of preferred stock for cash or other property.

Information Reporting and Backup Withholding Tax Applicable to Holders of Our Securities

U.S. Holders

Generally. In general, information reporting requirements will apply to payments of distributions on our securities and payments of the proceeds of the sale of our securities to some holders, unless an exception applies. Further, the payor will be required to withhold backup withholding tax (currently at a rate of 28%), if:

•	the payee fails to furnish a taxpayer identification number, or TIN, to the payor or to establish an exemption from backup withholding;

•	the IRS notifies the payor that the TIN furnished by the payee is incorrect;

•	there has been a notified payee under-reporting with respect to interest, dividends or original issue discount described in Section 3406(c) of the Internal Revenue Code; or

•	there has been a failure of the payee to certify under the penalty of perjury that the payee is not subject to backup withholding under the Internal Revenue Code.

Some holders of our securities, including corporations, financial institutions and certain tax-exempt organizations, may be exempt from backup withholding. Any amounts withheld under the backup withholding rules from a payment to a holder of our securities will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle the holder to a refund, provided that the required information is furnished to the IRS. A U.S. holder that does not provide us with a correct taxpayer identification number may also be subject to penalties imposed by the IRS.

Withholding on Payments in Respect of Certain Foreign Accounts. Under the HIRE Act, certain payments made to “foreign financial institutions” and “non-financial foreign entities” may be subject to withholding at a rate of 30%. U.S. holders should consult their tax advisors regarding the effect, if any, of this legislation on their ownership and disposition of their securities. See “—Information Reporting and Backup Withholding Tax Applicable to Holders of Our Securities—Non-U.S. Holders—Withholding on Payments to Certain Foreign Entities” below.

Non-U.S. Holders

Generally. Generally, information reporting will apply to payments of distributions on our securities, and backup withholding, currently at a rate of 28%, may apply, unless the payee certifies that it is not a U.S. person or otherwise establishes an exemption.

The proceeds from a disposition by a non-U.S. holder of securities to or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, if the broker is a U.S. person, a controlled foreign corporation for U.S. federal income tax purposes, a foreign person 50% or more of whose gross income from all sources for specified periods is from activities that are effectively connected with a U.S. trade or business, a foreign partnership if partners who hold more than 50% of the interest in the partnership are U.S. persons, or a foreign partnership that is engaged in the conduct of a trade or business in the United States, then information reporting generally will apply as though the payment were made through a U.S. office of a U.S. or foreign broker. Generally, backup withholding does not apply in such a case.

Generally, non-U.S. holders will satisfy the information reporting requirements by providing a proper IRS withholding certificate (such as the Form W-8BEN). In the absence of a proper withholding certificate, applicable Treasury Regulations provide presumptions regarding the status of non-U.S. holders when payments to the non-U.S. holders cannot be reliably associated with appropriate documentation provided to the payor. If a non-U.S. holder fails to comply with the information reporting requirement, payments to such person may be subject to the full withholding tax even if such person might have been eligible for a reduced rate of withholding or no withholding under an applicable income tax treaty. Any payment subject to a withholding tax will not be again subject to backup withholding. Because the application of these Treasury Regulations varies depending on the holder’s particular circumstances, a non-U.S. holder is advised to consult its tax advisor regarding the information reporting requirements applicable to it.

Withholding on Payments to Certain Foreign Entities. FATCA, which was enacted in 2010, imposes a 30% withholding tax on certain types of payments made to “foreign financial institutions” and certain other non-U.S. entities unless certain due diligence, reporting, withholding, and certification obligations requirements are satisfied.

The Treasury Department and the IRS have issued final regulations under FATCA. As a general matter, FATCA imposes a 30% withholding tax on dividends on, and gross proceeds from the sale or other disposition of, our shares if paid to a foreign entity unless either (i) the foreign entity is a “foreign financial institution” that undertakes certain due diligence, reporting, withholding, and certification obligations, or in the case of a foreign financial institution that is a resident in a jurisdiction that has entered into an intergovernmental agreement to implement FATCA, the entity complies with the diligence and reporting requirements of such agreement, (ii) the foreign entity is not a “foreign financial institution” and identifies certain of its U.S. investors, or (iii) the foreign entity otherwise is exempted under FATCA. Under delayed effective dates provided for in the regulations, the required withholding would not begin until January 1, 2014 with respect to dividends on our shares, and January 1, 2017 with respect to gross proceeds from a sale or other disposition of our shares.

If withholding is required under FATCA on a payment related to our shares, investors that otherwise would not be subject to withholding (or that otherwise would be entitled to a reduced rate of withholding) generally will be required to seek a refund or credit from the IRS to obtain the benefit of such exemption or reduction (provided that such benefit is available). Prospective investors should consult their tax advisors regarding the effect of FATCA in their particular circumstances.

Other Tax Considerations

Treatment of Depositary Shares

Owners of depositary shares will be treated for U.S. federal income tax purposes as if they were owners of the preferred stock represented by such depositary shares. Accordingly, such owners will be entitled to take into account, for U.S. federal income tax purposes, income and deductions to which they would be entitled if they were holders of such preferred stock. In addition, (i) no gain or loss will be recognized for U.S. federal income tax purposes upon the withdrawal of preferred stock to an exchange owner of depositary shares, (ii) the tax basis of each share of preferred stock to an exchanging owner of depositary shares will, upon such exchange, be the same as the aggregate tax basis of the depositary shares exchanged therefor, and (iii) the holding period for preferred stock in the hands of an exchanging owner of depositary shares will include the period during which such person owned such depositary shares.

Legislative or Other Actions Affecting REITs

The present U.S. federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial or administrative action at any time. The REIT rules are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department which may result in statutory changes as well as revisions to regulations and interpretations. Changes to the federal tax laws and interpretations thereof could adversely affect an investment in our securities.

State, Local and Foreign Taxes

We and our subsidiaries and holders of our securities may be subject to state, local or foreign taxation in various jurisdictions, including those in which we or they transact business, own property or reside. We may own properties located in numerous jurisdictions, and may be required to file tax returns in some or all of those jurisdictions. Our state, local or foreign tax treatment and that of our holders may not conform to the federal income tax treatment discussed above. We may pay foreign property taxes, and dispositions of foreign property or operations involving, or investments in, foreign property may give rise to foreign income or other tax liability in amounts that could be substantial. Any foreign taxes that we incur do not pass through to holders as a credit against their U.S. federal income tax liability. Prospective investors should consult their tax advisors regarding the application and effect of state, local and foreign income and other tax laws on an investment in our securities.

Tax Shelter Reporting

If a holder of our securities recognizes a loss as a result of a transaction with respect to our securities of at least (i) $2 million or more in a single taxable year or $4 million or more in a combination of taxable years, for a holder that is an individual, S corporation, trust, or a partnership with at least one non-corporate partner, or (ii) $10 million or more in a single taxable year or $20 million or more in a combination of taxable years, for a holder that is either a corporation or a partnership with only corporate partners, such holder may be required to file a disclosure statement with the IRS on Form 8886. Direct holders of portfolio securities are in many cases exempt from this reporting requirement, but holders of REIT securities currently are not excepted. The fact that a loss is reportable under these Treasury Regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. Holders of our securities should consult their tax advisors to determine the applicability of these Treasury Regulations in light of their individual circumstances.

BOOK-ENTRY SECURITIES

We may issue the securities offered by means of this prospectus in whole or in part in book-entry form, meaning that beneficial owners of the securities will not receive certificates representing their ownership interests in the securities, except in the event the book-entry system for the securities is discontinued. If securities are issued in book entry form, they will be evidenced by one or more global securities that will be deposited with, or on behalf of, a depository identified in the applicable prospectus supplement relating to the securities. The Depository Trust Company is expected to serve as depository. Unless and until it is exchanged in whole or in part for the individual securities represented thereby, a global security may not be transferred except as a whole by the depository for the global security to a nominee of such depository or by a nominee of such depository to such depository or another nominee of such depository or by the depository or any nominee of such depository to a successor depository or a nominee of such successor. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. The specific terms of the depository arrangement with respect to a class or series of securities that differ from the terms described here will be described in the applicable prospectus supplement.

Unless otherwise indicated in the applicable prospectus supplement, we anticipate that the following provisions will apply to depository arrangements.

Upon the issuance of a global security, the depository for the global security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual securities represented by such global security to the accounts of persons that have accounts with such depository, who are called “participants.” Such accounts shall be designated by the underwriters, dealers or agents with respect to the securities or by us if the securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to the depository’s participants or persons that may hold interests through such participants. Ownership of beneficial interests in the global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable depository or its nominee (with respect to beneficial interests of participants) and records of the participants (with respect to beneficial interests of persons who hold through participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to own, pledge or transfer beneficial interest in a global security.

So long as the depository for a global security or its nominee is the registered owner of such global security, such depository or nominee, as the case may be, will be considered the sole owner or holder of the securities represented by such global security for all purposes under the applicable instrument defining the rights of a holder of the securities. Except as provided below or in the applicable prospectus supplement, owners of beneficial interest in a global security will not be entitled to have any of the individual securities of the series represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of any such securities in definitive form and will not be considered the owners or holders thereof under the applicable instrument defining the rights of the holders of the securities.

Payments of amounts payable with respect to individual securities represented by a global security registered in the name of a depository or its nominee will be made to the depository or its nominee, as the case may be, as the registered owner of the global security representing such securities. None of us, our officers and board members or any trustee, paying agent or security registrar for an individual series of securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security for such securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

We expect that the depository for a series of securities offered by means of this prospectus or its nominee, upon receipt of any payment of principal, premium, interest, dividend or other amount in respect of a permanent global security representing any of such securities, will immediately credit its participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security for such securities as shown on the records of such depository or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Such payments will be the responsibility of such participants.

If a depository for a series of securities is at any time unwilling, unable or ineligible to continue as depository and a successor depository is not appointed by us within 90 days, we will issue individual securities of such series in exchange for the global security representing such series of securities. In addition, we may, at any time and in our sole discretion, subject to any limitations described in the applicable prospectus supplement relating to such securities, determine not to have any securities of such series represented by one or more global securities and, in such event, will issue individual securities of such series in exchange for the global security or securities representing such series of securities.

PLAN OF DISTRIBUTION

Unless otherwise set forth in a prospectus supplement accompanying this prospectus, we may sell the securities offered pursuant to this prospectus to or through one or more underwriters or dealers, or we may sell the securities to investors directly or through agents. Any such underwriter, dealer or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement. We may sell securities directly to investors on our own behalf in those jurisdictions where we are authorized to do so.

Underwriters may offer and sell the securities at a fixed price or prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. We also may, from time to time, authorize dealers or agents to offer and sell the securities upon such terms and conditions as may be set forth in the applicable prospectus supplement. In connection with the sale of any of the securities, underwriters may receive compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents.

Our securities, including common stock, may also be sold in one or more of the following transactions: (i) block transactions (which may involve crosses) in which a broker-dealer may sell all or a portion of such shares as agent, but may position and resell all or a portion of the block as principal to facilitate the transaction; (ii) purchases by any such broker-dealer as principal, and resale by such broker-dealer for its own account pursuant to a prospectus supplement; (iii) a special offering, an exchange distribution or a secondary distribution in accordance with applicable New York Stock Exchange or other stock exchange, quotation system or over-the-counter market rules; (iv) ordinary brokerage transactions and transactions in which any such broker-dealer solicits purchasers; (v) sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise, for such shares; and (vi) sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

Any underwriting compensation paid by us to underwriters or agents in connection with the offering of the securities, and any discounts or concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions.

Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act of 1933, as amended. Unless otherwise set forth in an accompanying prospectus supplement, the obligations of any underwriters to purchase any of the securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of such securities, if any are purchased.

Underwriters, dealers and agents may engage in transactions with, or perform services for, us and our affiliates in the ordinary course of business.

If indicated in the prospectus supplement, we may authorize underwriters or other agents to solicit offers by institutions to purchase securities from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which we may make these delayed delivery contracts include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. The obligations of any purchaser under any such delayed delivery contract will be subject to the condition that the purchase of the securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject. The underwriters and other agents will not have any responsibility with regard to the validity or performance of these delayed delivery contracts.

In connection with the offering of the securities hereby, certain underwriters, and selling group members and their respective affiliates may engage in transactions that stabilize, maintain or otherwise affect the market price of the applicable securities. Such transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M promulgated by the SEC pursuant to which such persons may bid for or purchase securities for the purpose of stabilizing their market price. The underwriters in an offering of securities may also create a “short position” for their account by selling more securities in connection with the offering than they are committed to purchase from us. In such case, the underwriters could cover all or a portion of such short position by either purchasing securities in the open market following completion of the offering of such securities or by exercising any over-allotment option granted to them by us. In addition, the managing underwriter may impose “penalty bids” under contractual arrangements with other underwriters, which means that they can reclaim from an underwriter (or any selling group member participating in the offering) for the account of the other underwriters, the selling concession with respect to securities that are distributed in the offering but subsequently purchased for the account of the underwriters in the open market. Any of the transactions described in this paragraph or comparable transactions that are described in any accompanying prospectus supplement may result in the maintenance of the price of the securities at a level above that which might otherwise prevail in the open market. None of such transactions described in this paragraph or in an accompanying prospectus supplement are required to be taken by any underwriters and, if they are undertaken, may be discontinued at any time.

We may sell the securities in exchange in whole or part for consideration other than cash. This consideration may consist of services or products, whether tangible or intangible, and including services or products we may use in our business; outstanding debt or equity securities of our company or one or more of its subsidiaries; debt or equity securities or assets of other companies, including in connection with investments, joint ventures or other strategic transactions, or acquisitions; release of claims or settlement of disputes; and satisfaction of obligations, including obligations to make payments to distributors or other suppliers and payment of interest on outstanding obligations. We may sell the securities as part of a transaction in which outstanding debt or equity securities of our company or one or more of our subsidiaries are surrendered, converted, exercised, canceled or transferred.

Our shares of common stock are listed on the New York Stock Exchange under the symbol “CLNY.” Our Series A Preferred Stock is listed on the New York Stock Exchange under the symbol “CLNYPrA.” Any securities that we issue, other than our common stock and our Series A Preferred Stock, will be new issues of securities with no established trading market and may or may not be listed on a national securities exchange, quotation system or over-the-counter market. Any underwriters or agents to or through which securities are sold by us may make a market in such securities, but such underwriters or agents will not be obligated to do so and any of them may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of or trading market for any securities sold by us.

In compliance with the guidelines of the Financial Industry Regulatory Authority, or FINRA, the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement or pricing supplement, as the case may be; however, it is anticipated that the maximum commission or discount to be received in any particular offering of securities will be less than this amount.

LEGAL MATTERS

The validity of the securities offered by means of this prospectus and certain federal income tax matters have been passed upon for us by Hogan Lovells US LLP.

EXPERTS

The consolidated financial statements of Colony Financial, Inc. (the Company) at December 31, 2012 and 2011, and for each of the three years in the period ended December 31, 2012, the financial statements of ColFin WLH Funding, LLC for the year ended December 31, 2010, and the financial statements of ColFin NW Funding, LLC for the year ended December 21, 2010, all appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, as amended, and the effectiveness of the Company’s internal control over financial reporting as of December 31, 2012, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

$150,000,000

3.875% Convertible Senior Notes due 2021

PROSPECTUS    SUPPLEMENT

BofA Merrill Lynch

Barclays

Credit Suisse

Deutsche Bank Securities

June 11, 2014